UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☑	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12
ACCRETIVE HEALTH, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other than the Registrant)
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NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on December 8, 2016

The 2016 Annual Meeting of Stockholders of Accretive Health, Inc. will be held on December 8, 2016 at 9:00 a.m., local time, at the Gleacher Center, 450 North Cityfront Plaza Drive, Chicago, Illinois 60611, to consider and act upon the following matters:
1.Elect three Class III directors, each for a term ending at the 2017 Annual Meeting of Stockholders, and until his or her successor has been duly elected and qualified;
2. Approve a stock option exchange program under our Amended and Restated 2010 Stock Incentive Plan;
3. Approve our Second Amended and Restated 2010 Stock Incentive Plan to increase the number of shares authorized for issuance under our Amended and Restated 2010 Stock Incentive Plan by 17 million shares;
4. Authorize our board of directors to amend our Restated Certificate of Incorporation to effect a reverse stock split of the outstanding shares of our common stock by a ratio in the range of 2-to-1 to 10-to-1 and a proportionate decrease in the number of authorized shares of our common stock, with our board of directors having sole discretion as to whether or not the reverse stock split is to be effected and determining the exact ratio to be set within the above range;

5.	Ratify the selection by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and

6.	Transact such other business as may properly come before the meeting or any adjournment thereof.
Stockholders of record at the close of business on October 28, 2016 are entitled to receive this notice of our Annual Meeting and to vote at the Annual Meeting and at any adjournments of the meeting.

By Order of the Board of Directors,

Joseph Flanagan
Director, President, Chief Executive Officer
and Chief Operating Officer
Chicago, Illinois
November 3, 2016

YOUR VOTE IS IMPORTANT
IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE SUBMIT YOUR PROXY (1) OVER THE INTERNET, (2) BY TELEPHONE OR (3) BY MAIL. FOR SPECIFIC INSTRUCTIONS, PLEASE REFER TO THE QUESTIONS AND ANSWERS BEGINNING ON PAGE 2 OF THE PROXY STATEMENT AND THE INSTRUCTIONS ON THE PROXY CARD RELATING TO THE ANNUAL MEETING.
“STREET NAME” HOLDERS WHO PLAN TO ATTEND THE MEETING WILL NEED TO BRING A COPY OF A BROKERAGE STATEMENT REFLECTING THEIR STOCK OWNERSHIP IN ACCRETIVE HEALTH, INC. AS OF THE RECORD DATE.

TABLE OF CONTENTS

Page
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	2
What is the purpose of the Annual Meeting?	2
Who can vote?	2
What shares will be entitled to vote at the Annual Meeting?	2
How many votes do I have?	2
Is my vote important?	2
How do I vote?	2
Can I change my vote after I have voted my shares?	3
Can I vote if my shares are held in “street name”?	3
What constitutes a quorum?	3
What vote is required for each item and how will the votes be counted?	3
Who will count the votes?	4
How does the board of directors recommend that I vote on the proposals?	4
Will any other business be conducted at the Annual Meeting or will other matters be voted on?	5
Where can I find the voting results?	5
Can I recommend a candidate for Accretive Health’s board of directors?	5
How and when may I submit a stockholder proposal for the 2016 Annual Meeting of Stockholders?	5
How can I communicate with Accretive Health’s board of directors?	6
Who bears the costs of soliciting these proxies?	6
How can I obtain a copy of Accretive Health’s Annual Report on Form 10-K?	6
Whom should I contact if I have any questions?	6
Householding of Annual Meeting materials	7
PROPOSAL 1 - ELECTION OF DIRECTORS	8
PROPOSAL 2 - APPROVAL OF STOCK OPTION EXCHANGE PROGRAM UNDER OUR AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN	9
PROPOSAL 3 - APPROVAL OF SECOND AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN	15
PROPOSAL 4 - AUTHORIZE BOARD OF DIRECTORS TO AMEND CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE OUTSTANDING SHARES OF OUR COMMON STOCK.	29
PROPOSAL 5 - RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	36
INFORMATION ABOUT OUR DIRECTORS, OFFICERS AND 5% STOCKHOLDERS	38
Security Ownership of Certain Beneficial Owners and Management	38
Our Board of Directors	40
Our Executive Officers	42
CORPORATE GOVERNANCE	44
Corporate Governance Guidelines	44
Board Leadership Structure	44
Board Determination of Independence	45
Director Nomination Process	46
Board Meetings and Attendance	46
Director Attendance at Annual Meeting of Stockholders	46
Risk Management	46

ACCRETIVE HEALTH, INC.
401 North Michigan Avenue
Suite 2700
Chicago, Illinois 60611
PROXY STATEMENT
For our 2016 Annual Meeting of Stockholders to be held on December 8, 2016

Accretive Health, Inc. (often referred to as the “Company,” “company,” “Accretive Health,” “we” or “us” in this document) is sending you this proxy statement in connection with the solicitation of proxies by our board of directors for use at our 2016 Annual Meeting of Stockholders (the “Annual Meeting”), which will be held on December 8, 2016 at 9:00 a.m. at the Gleacher Center, 450 North Cityfront Plaza Drive, Chicago, Illinois 60611. You may obtain directions to the location of the Annual Meeting by contacting our Office of Investor Relations by telephone at 877-252-2170 or by e-mail at investorrelations@accretivehealth.com. If the Annual Meeting is adjourned for any reason, then the proxies may be used at any adjournments of the Annual Meeting.

On or about November 3 , 2016, we are mailing these proxy materials together with an annual report (the “2015 Annual Report”), consisting of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and other information required by the rules of the Securities and Exchange Commission.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of
Stockholders to be Held on December 8, 2016
This proxy statement and our 2015 Annual Report are available for viewing, printing and downloading at http://proxyonline.accretivehealth.com
You may request a copy of the materials relating to our Annual Meeting, including this proxy statement and form of proxy for our Annual Meeting and our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, at www.accretivehealth.com, or by contacting our Office of Investor Relations by telephone at 877-252-2170 or by e-mail at investorrelations@accretivehealth.com
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 as filed with the Securities and Exchange Commission, other than exhibits, will be furnished without charge to any stockholder upon written or oral request to:
Accretive Health, Inc.
Attention: Office of Investor Relations
401 North Michigan Avenue
Suite 2700
Chicago, Illinois 60611
Telephone: 877-252-2170

 INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will consider and vote on the following matters:

1. Elect three Class III directors, each for a term ending at the 2017 Annual Meeting of Stockholders, and until his or her successor has been duly elected and qualified;

2. Approve a stock option exchange program under our Amended and Restated 2010 Stock Incentive Plan;

3.
Approve our Second Amended and Restated 2010 Stock Incentive Plan to increase the number of shares authorized for issuance under our Amended and Restated 2010 Stock Incentive Plan by 17 million shares;

4. Authorize our board of directors to amend our Restated Certificate of Incorporation to effect a reverse stock split of the outstanding shares of our common stock by a ratio in the range of 2-to-1 to 10-to-1 and a proportionate decrease in the number of authorized shares of our common stock, with our board of directors having sole discretion as to whether or not the reverse stock split is to be effected and determining the exact ratio to be set within the above range;

5.	Ratify the selection by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and

6. Transact such other business as may properly come before the meeting or any adjournment thereof.

Who can vote?
All stockholders of record at the close of business on October 28, 2016, which we refer to as the record date, are entitled to vote at the Annual Meeting.

What shares will be entitled to vote at the Annual Meeting?

Our voting securities consist of common stock, of which 106,775,458 shares (excluding any treasury shares) were outstanding on the record date, and 8.00% Series A Convertible Preferred Stock (the “Series A Preferred Stock”), of which 210,160 shares were outstanding on the record date. Holders of our common stock and Series A Preferred Stock may vote on each proposal that comes before the Annual Meeting. Holders of our common stock and Series A Preferred Stock will each vote as a separate class on Proposal 4 and will vote together as a single class on Proposals 1, 2, 3 and 5.

How many votes do I have?

Each share of our common stock you owned on the record date entitles you to one vote on each matter that is voted on. On an as-converted basis, each share of our Series A Preferred Stock you owned on the record date entitles you to 400 votes per share on each matter that is voted on.

Is my vote important?
Your vote is important regardless of how many shares you own. Please take the time to read the instructions below and vote. Choose the method of voting that is easiest and most convenient for you and please cast your vote as soon as possible.

How do I vote?

Included with the proxy materials you received is a proxy card or a voting instruction card from your bank, broker or other nominee for the Annual Meeting. The proxy card or voting instruction card contains instructions on how to vote either at our Annual Meeting, over the Internet, by telephone or by mail. If you return the proxy card, but do not give any instructions on a particular matter described in this proxy statement, the shares you own will be voted in accordance with the recommendations of our board of directors. Our board of directors recommends that you vote FOR Proposals 1, 2, 3, 4 and 5.

If you are a stockholder as of the record date and attend the meeting, you may personally deliver your completed proxy card or vote in person at the meeting.
Can I change my vote or revoke my proxy after I have voted my shares?

Yes. You may revoke your proxy or change your vote at any time before it is exercised at the Annual Meeting by delivering to our corporate secretary a written notice of revocation or a duly executed proxy bearing a later date, by voting over the Internet or by telephone, or by voting in person at the meeting. You may not change your vote over the Internet or by telephone after 11:59 p.m. Eastern Time on December 7, 2016. Only your latest dated, valid proxy card received by mail not later than December 7, 2016 will be counted.

Can I vote if my shares are held in “street name”?

If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form.

If your shares are held in street name, you must bring an account statement or letter from your brokerage firm or bank showing that you are the beneficial owner of the shares as of the record date in order to be admitted to the meeting on December 8, 2016. To be able to vote your shares held in street name at the meeting, you will need to obtain a proxy card from the holder of record.

What constitutes a quorum?

In order for business to be conducted at the meeting, a quorum must be present. For all the matters that are voted upon at the Annual Meeting, a quorum consists of the holders of a majority of the common stock and the Series A Preferred Stock, issued outstanding and entitled to vote at the meeting, present in person or represented by proxy, voting together as a single class on an as-converted basis. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

Shares of our common stock and Series A Preferred Stock represented in person or by proxy (including broker non-votes and shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists.

If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

What vote is required for each item and how will the votes be counted?

Each share of common stock is entitled to one vote, whether voted by a proxy or by a ballot voted in person at the meeting. On an as-converted basis, each share of Series A Preferred Stock is entitled to 400 votes, whether voted by a proxy or by a ballot voted in person at the meeting. Shares will not be voted in favor of a matter, and will not be counted as voting on a particular matter, if either (1) the holder of the shares abstains from voting on the matter or (2) the shares are broker non-votes, as described below.

Approval Requirements. If a quorum is present, the vote required to approve each of the proposals is as follows. All votes will be counted by the inspector of election appointed for the meeting.

•
With respect to Proposal 1, the nominees for our Class III directors receiving a plurality of the votes cast by holders of our common stock and Series A Preferred Stock, voting together as a single class on an as-converted basis, at the meeting in person or by proxy, shall be elected to our board of directors as our Class III directors. With respect to Proposal 1, you may vote “for” or “withhold” any or all director nominees.

•
With respect to Proposals 2, 3 and 5, a majority in voting power of the votes cast by the holders of all shares of common stock and Series A Preferred Stock, voting together as a single class on an as-converted basis, present or represented at the meeting and voting affirmatively or negatively on such matter is required for approval. For Proposals 2, 3 and 5, abstentions are not counted for purposes of determining the minimum number of affirmative votes required for approval and, accordingly, have no effect on the outcome of voting on such proposals.

•
With respect to Proposal 4, the affirmative vote of the holders of at least a majority of our outstanding shares of common stock and the affirmative vote of the holders of at least a majority of our outstanding shares of Series A Preferred Stock, on an as-converted basis, are each required for approval of the amendment of our Restated Certificate of Incorporation to effect a reverse stock split of the outstanding shares of our common stock. For Proposal 4, abstentions have the effect of a vote against the proposal.

Broker Non-Votes. If your broker holds your shares in its name and does not receive voting instructions from you, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. In the case of non-discretionary items, the shares will be treated as “broker non-votes.” Broker non-votes are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter. Proposals 4 and 5 are discretionary item under these rules, and accordingly, your bank or brokerage firm will be able to vote your shares if you do not give instructions on how to do so. The election of directors, the approval of a stock option exchange program under our Amended and Restated 2010 Stock Incentive Plan and the approval of the Second Amended and Restated 2010 Stock Incentive Plan as discussed in Proposals 1, 2 and, 3, respectively, are “non-discretionary” items. Thus, if you hold your shares in street name and you do not instruct your bank, broker, or other nominee how to vote in Proposal 1, 2 and 3, your shares may constitute broker non-votes with respect to such proposals and no votes will be cast on your behalf with respect to such proposals.

Broker non-votes will not affect the required vote with respect to Proposals 1, 2 or 3 (and will not affect the attainment of a quorum since the broker has discretion to vote on Proposals 4 and 5 and these votes will be counted toward establishing a quorum).

Who will count the votes?
Broadridge Financial Solutions will count, tabulate and certify the votes. A representative of Broadridge Financial Solutions will serve as the inspector of elections at the meeting.

How does the board of directors recommend that I vote on the proposals?
Our board of directors recommends that you vote:

FOR the election of the Class III director nominees listed herein;

FOR the approval of the stock option exchange program under our Amended and Restated 2010 Stock Incentive Plan;

FOR the approval of the Second Amended and Restated 2010 Stock Incentive Plan;

FOR the approval of an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of the outstanding shares of our common stock and a proportionate decrease in the number of authorized shares of our common stock; and

FOR the ratification of the selection of our independent registered public accounting firm.

Will any other business be conducted at the Annual Meeting or will other matters be voted on?

We are not aware of any other business to be conducted or matters to be voted upon at the meeting. Under our bylaws, the deadline for stockholders to notify us of any proposals or nominations for director to be presented for action at the Annual Meeting was September 26, 2016. If any other matter properly comes before the meeting, the persons named in the proxy card that accompanies this proxy statement will exercise their judgment in deciding how to vote, or otherwise act, at the meeting with respect to that matter or proposal.

Where can I find the voting results?

We will report the voting results from the Annual Meeting in a Current Report on Form 8-K, which we expect to file with the Securities and Exchange Commission (“SEC”) within four business days after the Annual Meeting.

Can I recommend a candidate for Accretive Health’s board of directors?

Yes. Stockholders may recommend director candidates for consideration by the nominating and corporate governance committee of our board of directors by submitting the stockholder’s name, address and number of shares of our stock held, as well as any other information required by our bylaws and the candidate’s name, age, address and resume to our corporate secretary at the address below. If a stockholder would like a candidate to be considered, then the stockholder must follow the procedures for stockholder proposals outlined immediately below under “How and when may I submit a stockholder proposal for the 2017 Annual Meeting of Stockholders?” You can find more detailed information on our process for selecting board members and our criteria for board nominees in the section of this proxy statement entitled “Board Committees - Nominating and Corporate Governance Committee” and in the Corporate Governance Guidelines posted in the “Corporate Governance” section of the “Investor Relations” page of our website, www.accretivehealth.com.

How and when may I submit a stockholder proposal for the 2017 Annual Meeting of Stockholders?

If you are interested in submitting a proposal for inclusion in the proxy statement for our 2017 Annual Meeting of Stockholders, you must follow the procedures outlined in Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”). A proposal that a stockholder would like included in our proxy statement for the 2017 Annual Meeting of Stockholders must satisfy all applicable requirements of Rule 14a-8 and must be received at the address below no later than July 6, 2017 . This deadline may change if our 2017 Annual Meeting of Stockholders is held before November 8, 2017.

If you wish to present a proposal or a proposed director candidate at the 2017 Annual Meeting of Stockholders, but do not wish to have the proposal or director candidate considered for inclusion in the proxy statement and proxy card, you must satisfy all applicable requirements set forth in our bylaws and give written notice to us at the address noted below not earlier than August 10, 2017 and not later than September 9, 2017. This deadline may change if our 2017 Annual Meeting of Stockholders is held before November 8, 2017.

Any proposals, notices or information about proposed director candidates should be sent to:
Accretive Health, Inc.
401 North Michigan Avenue
Suite 2700
Chicago, Illinois 60611
Attention: Corporate Secretary

How can I communicate with Accretive Health’s board of directors?

Our board of directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The chairman of the nominating and corporate governance committee, with the assistance of our senior management, is primarily responsible for monitoring and responding to communications from stockholders and other interested parties and for providing copies or summaries of communications to the other directors, as he considers appropriate.

All communications are forwarded to the chairman of the nominating and corporate governance committee and to the chairman of another committee of the board of directors, if the communication was addressed to the attention of another committee of the board of directors. The chairman of the nominating and corporate governance committee, and, in the case of communications to be addressed by another committee of the board of directors, in consultation with the chairman of that committee, shall decide in each case whether any particular communication should be forwarded to some or all other members of the board of directors.

Our stockholders may send communications to our board of directors by forwarding them addressed to our corporate secretary, our board of directors or, in the case of matters concerning accounting, internal accounting controls and auditing, our audit committee, at the above address.

Who bears the costs of soliciting these proxies?

We will bear the costs of soliciting proxies. We have engaged Alliance Advisors LLC to assist us with the solicitation of proxies and expect to pay Alliance Advisors approximately $15,000 for their services. In addition to solicitations by mail and the solicitation services provided by Alliance Advisors, our directors, officers and employees may, without additional pay, solicit proxies by telephone, facsimile, e-mail and personal interviews. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to the persons for whom they hold shares and request instructions for voting the proxies. We will reimburse the brokerage houses and other persons for their reasonable expenses in connection with this distribution.

How can I obtain a copy of Accretive Health’s Annual Report on Form 10-K?
Our Annual Report on Form 10-K is available in the “SEC Filings” section of the “Investor Relations” page of our website at www.accretivehealth.com.
Alternatively, if you would like us to send you a copy of our Annual Report on Form 10-K (without exhibits), without charge, please contact:
Accretive Health, Inc.
401 North Michigan Avenue
Suite 2700
Chicago, Illinois 60611
Attention: Investor Relations
Telephone: 877-252-2170
investorrelations@accretivehealth.com

If you would like us to send you a copy of the exhibits listed on the exhibit index of our Annual Report on Form 10-K, we will do so upon your payment of our reasonable expenses in furnishing a requested exhibit.

Whom should I contact if I have any questions?
If you have any questions about the Annual Meeting or your ownership of our common stock, please contact our Investor Relations department at the address, telephone number or e-mail address listed above.

Householding of Annual Meeting materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write our Investor Relations department at the address, telephone number or e-mail address listed above. If you want to receive separate copies of our proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our board of directors is currently authorized to have nine members and is divided into three classes of directors. The three classes of our directors currently consist of three Class I directors, three Class II directors and three Class III directors.

At our 2015 Annual Meeting of Stockholders held on August 14, 2015, our stockholders voted to approve an amendment to our restated certificate of incorporation that provides for the phased-in declassification of our board of directors and the annual election of all directors, and our board of directors approved conforming changes to our amended and restated bylaws. Specifically, our restated certificate of incorporation, as amended, provides that (1) the Class III directors standing for election at our 2016 annual meeting will stand for election for a one-year term, (2) the Class I directors and Class III directors standing for election at our 2017 annual meeting will stand for election for a one-year term, and (3) beginning with our 2018 annual meeting, and at each annual meeting thereafter, our entire board will stand for election for a one-year term and there would no longer be any designation by classes. Our restated certificate of incorporation and our amended and restated by-laws also provide that the number of directors is to be established by the board of directors and that so long as the board of directors is divided into classes, each class must consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire board of directors.

In connection with the closing of our strategic transaction (the “Transaction”) with Ascension Health Alliance d/b/a Ascension (“Ascension”), on February 16, 2016 (the “Closing”), the following members of our board of directors resigned, effective as of the Closing: Edgar M. Bronfman, Jr., Michael B. Hammond, Dr. Arthur Klein, Lawrence B. Leisure, Denis J. Nayden and Robert V. Stanek. In connection with and effective upon the Closing, pursuant to the terms of an investor rights agreement between the Company and TCP-ASC ACHI Series LLLP (the “Investor”), a Delaware series limited liability limited partnership jointly owned by Ascension and investment funds affiliated with TowerBrook Capital Partners L.P. (“TowerBrook”), and upon the recommendation of the nominating and corporate governance committee of our board of directors, our board of directors approved a decrease in the number of directors comprising our board of directors to nine and to fill the resulting vacancies, appointed Joseph R. Impicciche as a Class III Director, John B. Henneman, III as a Class I Director and Neal Moszkowski, Ian Sacks and Anthony J. Speranzo as Class II Directors, each to serve until the 2016, 2017 or 2018 Annual Meeting, respectively, and thereafter until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

Our Class III directors are up for election at this Annual Meeting, and our stockholders will have an opportunity to vote for three nominees for director: Charles J. Ditkoff, Joseph R. Impicciche and Alex J. Mandl.

You can find more information about the director nominees in the section of this proxy statement entitled “Information About Our Directors, Officers and 5% Stockholders - Our Board of Directors.”

If elected, Messrs. Ditkoff, Impicciche and Mandl will hold office as Class III directors until the 2017 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. All nominees have consented to being named in this proxy statement and indicated their willingness to serve if elected. However, if any of them should be unable to serve, proxies may be voted for substitute nominees nominated by our board of directors, or our board of directors may reduce the number of directors.

Our board of directors recommends a vote FOR the nominees for Class III directors.

PROPOSAL 2 - APPROVAL OF STOCK OPTION EXCHANGE PROGRAM UNDER OUR AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN

Our board of directors is requesting that our stockholders approve a stock option exchange program (the “Option Exchange”). In brief, under the Option Exchange, our employees and directors would be given the opportunity to exchange stock options with an exercise price above the closing price of our common stock on the closing date of the Option Exchange for a lesser number of new stock options that have approximately the same fair value as the options surrendered. Our board of directors believes that the Option Exchange is in the best interest of stockholders and the Company, as new stock options received under the program will provide added incentive to motivate and retain talented employees and directors. In addition, it will provide the opportunity to reduce our “issued overhang” of outstanding stock options and allow the Company to make better use of the compensation costs that we have already incurred from our outstanding stock option awards.

Background

Long-term incentive compensation has been a critical part of our total compensation program for executives and other key employees. These long-term incentives make up a meaningful part of the target total compensation of each participant. Through equity-based grants of stock options and restricted stock, our goal was to create an alignment among management, directors and our stockholders focused on the creation of value for our stockholders. Historically, we have also used stock option grants as a tool for attracting and retaining certain qualified independent directors to serve on our board of directors. (See “Director Compensation” elsewhere in this proxy statement for a summary of our director compensation policy.) A key part of these grants is the use of vesting that requires continued service in order to enjoy the full economic benefits of ownership which encourages retention of participants. Furthermore, these grants serve as a powerful tool in the retention of executives and other key employees and directors based on stock price appreciation. However, when the stock price remains flat or declines, these grants decline in value, reducing or eliminating the retention power.

As of October 21 , 2016, more than 92% of the stock options that are outstanding and held by employees and directors were “underwater”, meaning the stock option exercise price exceeded the market price of our common stock, rendering the options with little value to participants. This is a critical issue from the viewpoint of participant motivation, retention and, from the Company’s viewpoint, issued overhang related to the underwater options that have exercise prices that are far above the current trading price of our common stock.

In light of the substantial number of underwater options and the need to retain the newly reorganized management team and other key employees and directors, our board of directors is proposing that the Option Exchange be approved by our stockholders. Under this program, each option holder will have the opportunity to surrender underwater options that have been outstanding for more than six months from the start of the Option Exchange. The options surrendered will be valued using a Black-Scholes model, and the surrendered options will be replaced with a fewer number of options having an aggregate value approximately equal to the options surrendered and an exercise price equal to the fair market value on the date of grant. The new options will have a 10-year term from the date of grant and will vest ratably over two years on the first and second anniversaries of grant. Thus, even if the surrendered options are fully vested, the new options that will be issued will be subject to a new vesting period.

In addition to this proposal regarding approval of the Option Exchange, we are separately asking our stockholders to approve our Second Amended and Restated 2010 Stock Incentive Plan to increase the number of shares authorized for issuance under our Amended and Restated 2010 Stock Incentive Plan by 17 million shares as described elsewhere in this proxy under “Proposal 3 - Approval of Second Amended and Restated 2010 Stock Incentive Plan.” The outcome of the stockholder vote on “Proposal 3 - Approval of Second Amended and Restated 2010 Stock Incentive Plan” will have no impact on the Option Exchange and is not contingent upon approval of the Option Exchange.

Rationale for Option Exchange

The price of our common stock has been significantly impacted by our overall financial performance, our financial restatement and the delisting of our common stock from the New York Stock Exchange (“NYSE”) in 2014. As of October 21, 2016, our common stock closed at a market price per share of $2.37, resulting in more than 92% of our outstanding stock option grants being underwater. We consider our employees and directors a very important part of our efforts to enhance our competitive position and to prepare for future success. Many of our employees and directors have skills and experience that they have developed over a long period of time and would be difficult and costly to replace. In addition, in considering participation in the Option Exchange, we have decided to include senior management and directors. We believe that this is appropriate due to the new roles with expanded responsibilities that certain of these executives have recently assumed in the Company, and that having all members of management with the same economic motivation will create cohesion and a shared focus. We are including directors that hold options in the Option Exchange because in exchange for their board service they have received options as our common stock price was in decline, and these options remain underwater due to their limited time on our board of directors. We view our directors’ service as helping to create the foundation for future growth.

Exercise prices for stock options outstanding as of October 21, 2016, ranged from $1.93 to $27.08, and the closing market price of our common stock was $2.37 on that date. As a result, the current situation provides a considerable challenge to maintaining employee satisfaction and motivation, as well as creates impediments to the retention of highly valued employees until a recovery of our stock price commences. The Option Exchange would help to address both of these concerns and reinvigorate a culture based, in part, on employee stock ownership.

In addition, successful execution of the Option Exchange would significantly reduce our “issued overhang” (equity awards outstanding but not exercised, divided by total common shares outstanding). Underwater stock option awards have little or no retention value but remain in issued overhang until they are exercised, expire, or are cancelled. Our issued overhang on October 21, 2016 was approximately 19% (20,563,972 equity awards outstanding, divided by 106,775,792 total common shares outstanding). Under the Option Exchange, we expect that a reduction in our issued overhang will occur, because participating employees and directors will receive fewer new stock options than the number of stock options being surrendered, and surrendered stock options will be cancelled. The exchange ratios of old stock options for new stock options will be based on the fair value determined under applicable accounting rules shortly before we commence with the Option Exchange. The Option Exchange is intended to be a value-for-value exchange; in order to obtain a new at-the-money stock option, an employee or director will be required to surrender a higher number of underwater stock options that have value approximately equivalent to the new stock option. The total issued overhang reduction is difficult to estimate and will only be known when the actual exchange is complete. For example, if the fair values of stock options to be surrendered and received in the actual exchange, as determined using the Black-Scholes option pricing model, are similar to the fair values estimated as of fiscal year-end 2015, the Option Exchange could reduce the issued overhang by up to approximately 4,015,364 shares if all eligible stock options are surrendered for new stock options. Any reduction in issued overhang will be offset by any new awards granted under our Amended and Restated 2010 Stock Incentive plan, which currently has approximately 0.9 million shares available for future grants. The amount available for future grants will increase by 17 million shares if our stockholders approve “Proposal 3 - Approval of Second Amended and Restated 2010 Stock Incentive Plan” described elsewhere in this proxy statement.

Lastly, the Option Exchange will allow us to make use of expense previously recognized with the original equity awards in our efforts to enhance employee satisfaction, motivation and retention, rather than incur new, additional expenses to achieve the same goal. Generally, when stock options are granted to employees and directors, we bear an expense that reduces our net income. This expense (known as share-based compensation) is calculated at the time a stock option is granted based on the determined value of each stock option when granted. We use a mathematical formula known as the Black-Scholes option pricing model to determine the value of each stock option. As of October 21, 2016, there was approximately $8.1 million in unrecognized compensation costs related to outstanding stock options to be expensed in 2016 and beyond; however, at current stock prices, these outstanding stock option awards are of limited benefit in motivating and retaining our employees and directors. Through the Option Exchange, we believe that we can increase the significance of these stock option awards for our employees and directors and provide a more meaningful incentive. We have designed the Option Exchange so that it is not intended to create additional share-based compensation expense; as noted above, this is known as a value-for-value exchange. Please see “Accounting Impact” below for a discussion of the possible accounting consequences of the Option Exchange.

The following table sets forth the number of options held by executive officers and directors that, based on a closing price per share of our common stock of $2.37 on October 21, 2016, we expect would be eligible to participate in the Option Exchange:

Name	Eligible Stock Options
Joseph G. Flanagan	800,000
Christopher S. Ricaurte	231,875
Steven J. Shulman	103,174
Alex J. Mandl	180,718
Charles J. Ditkoff	193,237
John B. Henneman III	417,159

Structure of the Option Exchange

There is no written plan document for the Option Exchange, but a summary of the terms adopted by our board of directors is set forth herein. As a result, we are asking our stockholders to approve the Option Exchange with the following features:

Eligible Stock Options. The Option Exchange will be offered only with respect to stock options with an exercise price above the closing price of our stock on the closing date of the Option Exchange, and will exclude any stock options granted within the six months preceding the beginning of the exchange offer period. This approach seeks to avoid significantly shortening the vesting period on recently issued stock options, which would partially negate their retention value.

Offer an Approximate Value-for-Value Exchange. The value of an employee’s or director’s new stock option grant received as part of the Option Exchange is not expected to exceed in any material way the value of such employee’s or director’s surrendered stock options. The exercise price of the new stock options will be set on the grant date using the closing price of our stock on the closing date of the Option Exchange. The exchange ratios of shares associated with surrendered eligible stock options into new stock options will be established shortly before the start of the Option Exchange. An exchange ratio will be established for each individual outstanding option award by the Company using a Black-Scholes pricing model. (See the example in “Stock Option Exchange Ratios” below.)

Establishment of a New Vesting Period with a Term of Ten Years. New stock option awards will receive a renewed vesting period that will vest in 50% annual increments over a two-year period from grant date and will have a 10-year term. This vesting period supports the long-term nature of stock as an incentive vehicle and also provides for additional years of retention over the tendered stock options, many of which are already vested.

Completion of the Option Exchange Following Stockholder Approval. We expect that the Option Exchange will begin during the proxy solicitation period and, subject to receipt of stockholder approval, will be completed no earlier than five business days following the approval of the Option Exchange at the Annual Meeting. The actual commencement and, subject to stockholder approval, closing dates, and whether we commence this program, will be determined by our board of directors. Our board of directors reserves the right to amend, postpone, or under certain circumstances cancel the Option Exchange once it has commenced.

Impact of Option Exchange

We currently estimate that, based on our closing stock price of $2.37 on October 21, 2016, the Option Exchange could cover approximately 5,446,197 outstanding stock options. The new stock options would be granted with an exercise price equal to the market value of an Accretive Health share on the grant date, and would be subject to a two-year vesting schedule and 10-year contractual life. We considered other alternatives, such as applying a shorter or, in some cases, no vesting period, but these approaches would structure the new stock option grants as short-term equity incentive vehicles. Such an approach would be inconsistent with the intent of equity as a long-term incentive vehicle. Our objective for the Option Exchange is to preserve the integrity of the new stock option grants for long-term retention and motivation. The 10-year term will be reflected in the exchange ratios that we calculate on a value-for-value basis. We believe that this is appropriate because using a 10-year term and a two-year vesting schedule better aligns our employees and directors with our other stockholders for long-term stock price growth and provides better retention.

All stock options surrendered as part of the Option Exchange will be cancelled upon completion of the exchange offer and, in accordance with the terms of our Amended and Restated 2010 Stock Incentive Plan, will be available for future issuances.

Option Exchange Process

Additional information about how we expect to conduct the Option Exchange, if approved by stockholders, is set forth below. While the terms of the Option Exchange are expected to conform to the material terms described above in this proposal, we may find it necessary or appropriate to change the terms of the Option Exchange from those described below to take into account our administrative needs, applicable laws, accounting rules, or company policy decisions. For example, we may alter the method of determining exchange ratios if we decide that there is a more efficient and appropriate way to achieve our goal of granting replacement stock options that have a fair value approximately equal to the fair value of the eligible stock options they replace, subject to any fluctuations in our stock price or other factors that may occur between the time we establish the exchange ratios and the time that new stock options are actually granted as part of the Option Exchange.

Additionally, we may decide not to implement the Option Exchange even if stockholder approval of the Option Exchange is obtained, or we may amend or terminate the Option Exchange once it is in progress. The final terms of the Option Exchange will be described in the exchange offer documents that will be filed with the SEC.

Overview of the Option Exchange Process

Upon initiation of the Option Exchange, eligible employees and directors holding eligible stock option awards will receive a written offer setting forth the precise terms of the Option Exchange and those who desire to exchange some or all of their options under the Option Exchange will need to voluntarily elect to participate. All of our employees and directors who are employed or serving as a director on the commencement date of the exchange offer period, are still employed or serving as a director at the grant date, and hold eligible stock option awards may participate in the Option Exchange. Eligible employees and directors will be given at least 20 business days to elect to surrender eligible stock options in exchange for a lesser amount of new stock options. Upon completion of the Option Exchange, surrendered stock options will be cancelled and new stock options will be granted promptly. Our Amended and Restated 2010 Stock Incentive Plan will govern any terms or conditions of new options not specifically addressed within the Option Exchange proposal.

Election to Participate

Eligible employees and directors will receive a tender offer document and will be able to voluntarily elect to participate in the Option Exchange. If you are both a stockholder and an employee or director holding stock options that are potentially subject to the Option Exchange, note that voting to approve the Option Exchange does not constitute an election to participate in the Option Exchange. The written exchange offer documents described above will be provided if and when the Option Exchange is initiated; you can elect to participate after that time only.

Eligible Stock Options to Be Cancelled via the Option Exchange

If, for example, the Option Exchange grant date occurs on December 15, 2016, stock options granted from December 15, 2006 to May 15, 2016 and that meet the exercise price criteria noted earlier would be eligible to be surrendered for the Option Exchange. As of October 21, 2016, there were 14,684,592 stock options outstanding (which includes 5,446,107 options estimated to be eligible for the Option Exchange held by approximately 152 employees and directors). Eligible stock options would be expected to have exercise prices ranging from $2.50 to $27.08 per share, a weighted average exercise price of $10.26 per share, and a weighted average remaining term of six years per share.

Stock Option Exchange Ratios

The exchange ratios of shares associated with surrendered eligible stock options into new stock options will be established shortly before the start of the Option Exchange. An exchange ratio will be established for each individual outstanding option award by the Company based on the fair value of the eligible awards (calculated using the Black-Scholes option pricing model). The calculation of fair value using the Black-Scholes option pricing model takes into account many variables, such as the volatility of our stock and the expected term of a stock option. Setting the exchange ratios in this manner is intended to result in the issuance of new stock options that have a fair value approximately equal to the fair value of the surrendered eligible stock options that they replace. This is designed to eliminate additional compensation expense from such new stock options, other than compensation expense that might result from changes in our stock price or other variables after the exchange ratios have been established but before the time that new stock options are granted in the Option Exchange.

Although exchange ratios cannot be determined now, we are providing an example by making certain assumptions regarding the start date of the offer, the fair value of the eligible stock options, and the fair market value of our common stock. To calculate the exchange ratios in the example, we have used the applicable inputs available as of October 21, 2016 for the Black-Scholes option pricing model. Note that only stock options with an exercise price above the closing price of our stock on the closing date of the Option Exchange and meeting all the other eligibility requirements referenced earlier will be eligible to participate in the Option Exchange.

In the table below, the exchange ratio represents the number of existing stock options that an employee would be required to surrender in exchange for one new stock option. For example, if an employee surrendered 1,000 stock options granted in 2013 that have an exercise price of $10.00 per share, that employee (for purposes of this example only) would receive approximately 215 new stock options, using the exchange ratio of 4.65:1 as stipulated.

Examples of Stock Option Exchange Ratios

Grant Year	Exercise Price of Example Grants	Estimated Exchange Ratio	Example Number of Shares Underlying Eligible Options	Estimated Shares to be Received
2011	$27.08	100:1	1,000	10
2013	$10.00	4.65:1	1,000	215
2015	$5.45	1.70:1	1,000	587

Accounting Impact

Accretive Health follows the provisions of ASC Topic 718 - Stock Compensation, which requires employee and director equity awards to be accounted for under the fair value method.

This Option Exchange is intended to be “cost neutral” from an accounting standpoint. Thus, we will establish exchange ratios with the intent not to generate incremental share-based compensation expense for the Company. To be cost neutral, the value of the stock options surrendered as calculated immediately prior to their surrender must be at least equal to the value of the new stock options received by employees and directors in the Option Exchange. We use the Black-Scholes option pricing model to estimate the fair value of all stock options granted to employees and directors, and expect to use that same model in valuing the stock options that are part of the Option Exchange. Note that the Option Exchange ratios will be established just prior to commencement of the exchange offer. Therefore, some risk of incremental compensation does exist if there are fluctuations in the Company’s common stock price or other key inputs to the Black-Scholes option pricing model between the date the Option Exchange ratios are established and the effective date of the Option Exchange.

Any unrecognized compensation expense from the surrendered stock options will be recognized prior to the end of the service period of the new stock options received in the Option Exchange. Incremental compensation cost, if any, associated with the new stock options under the Option Exchange will be recognized over the service period of the new awards. Compensation cost for stock options forfeited due to employees or directors not meeting the applicable service requirements will not be recognized.

U.S. Tax Consequences

The exchange of stock options pursuant to the Option Exchange should be treated as the cancellation of existing stock options and the grant of new stock options having an exercise price equal to the fair market value of Accretive Health common stock on grant date. The Company and participating employees and directors should not recognize any income for U.S. federal income tax purposes upon either the cancellation of existing stock options or the grant of the new stock options. All new stock options granted under the Option Exchange will be non-qualified stock options for U.S. federal income tax purposes. Tax effects may vary in other countries; a more detailed summary of tax considerations will be provided to all participants in the Option Exchange documents.

Conclusion

We strongly believe that our equity program and emphasis on key employee and director stock ownership have been integral to our success. We believe that our equity program has enhanced our ability to attract, motivate, and retain the employee and director talent critical to attaining long-term improved company performance and stockholder returns. Therefore, we consider approval of the Option Exchange to be important to our future success, as it will enable the Company to strengthen the motivational and retention value of our stock option awards to our key employees and directors.

Recommendation of the Board

Our board of directors recommends a vote FOR the stock option exchange program.

PROPOSAL 3 - APPROVAL OF SECOND AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN

Introduction

Overview of Amendment

Our Amended and Restated 2010 Stock Incentive Plan (the “A&R 2010 Plan”), became effective upon our initial public offering in May 2010. 29,374,756 shares of common stock (subject to adjustment in the event of changes in our capitalization or reorganization events) are authorized for issuance under the A&R 2010 Plan pursuant to stock options, awards of restricted stock, restricted stock units, stock appreciation rights and other stock-based awards (collectively, “Awards”). As of October 21, 2016, approximately 967,704 shares remain available for future grants under the A&R 2010 Plan.

Subject to approval by our stockholders at the Annual Meeting, our board of directors has approved an amendment and restatement of the A&R 2010 Plan (the “Second A&R 2010 Plan”), which authorizes the issuance of an additional 17 million shares pursuant to Awards.

Increase in Authorized Shares under the Second A&R 2010 Plan

In determining the number of additional shares to be authorized for issuance under the Second A&R 2010 Plan, our board of directors considered, among other things, our hiring plans and expected number of employees and directors, our historic share usage under the A&R 2010 Plan, our current issued overhang in shares issuable with respect to outstanding awards, the existing terms of such outstanding awards and assumptions regarding stock option exercise activity and forfeiture rates, the likelihood of stockholder approval and implementation by the Company of the Option Exchange and our expectations regarding the number of outstanding stock options that may be surrendered as part of the Option Exchange (which, based on our closing stock price of $2.37 on October 21, 2016, we expect could cover approximately 5,446,197 stock options and could increase the number of shares available for future grants under the A&R 2010 Plan by 3,882,793 shares). In making its determination, our board of directors also considered the advice of Steven Hall & Partners, the compensation committee’s compensation consultant, to our compensation committee. In light of the number of shares available for the grant of future Awards under the A&R 2010 Plan and the approval by our board of directors to implement the revised Long-Term Incentive (“LTI”) program described in greater detail below, our board of directors believes that increasing the shares authorized for issuance by 17 million shares is an appropriate increase to the number of shares available for grant under the Second A&R 2010 Plan.

There is no written plan document for our LTI program, but a summary of the terms adopted by our board of directors is set forth herein.

In light of our desire for a strong focus on performance-based long term incentives to help motivate our management team to achieve our business plan, we have revised our LTI program with the goal of greater focus on long-term business performance that we believe will be key to the creation of value for our stockholders. Depending on the level of management, the LTI program will now utilize three equity-based incentive vehicles: stock options, restricted stock units and performance-based restricted stock units (“PBRSUs”).

Our historical policy has been to make LTI grants in April of each year. In 2016, due to the reorganization of the management team, the focus on establishing a strategic business plan and the decision to review our prior LTI program to align it with that business plan, the grants of equity awards were delayed. In developing the new LTI program described herein, our board of directors decided to recognize the delay in the 2016 LTI grant, increase the retention power on executives and other key employees and focus them on achieving our business goals through the granting of both the 2016 LTI awards (the “2016 LTI Awards”) and the 2017 LTI awards (the “2017 LTI Awards”) in October of 2016. In considering the delay in making the grant of the 2016 LTI Awards, our board of directors set the vesting period for such awards as if they had been made in April of 2016 (i.e., the first 25% of the 2016 LTI Awards (other than PBRSUs) will vest in April 2017). We believe that these vesting terms will benefit retention and morale, as the results honor our historical policy of making grants in April and create an immediate, meaningful incentive opportunity that will enhance both the motivation and retention of executives and key employees.

Stock options will provide participants with the opportunity to share in the increase in stock price above the share price of our common stock on the date of grant. Each option will have a 10-year term and will vest according to the vesting schedule set forth below. Each restricted stock unit will provide participants with the right to receive, upon vesting, a share of our common stock for each restricted stock unit granted. These restricted stock units will vest according to the vesting schedule set forth below.

2016 LTI Awards - Vesting Schedule for Time-Vesting Stock Options and Time-Vesting Restricted Stock Units
Vesting Date	% of Award Vested
April 2017	25%
April 2018	50%
April 2019	75%
April 2020	100%

2017 LTI Awards - Vesting Schedule for Time-Vesting Stock Options and Time-Vesting Restricted Stock Units
Vesting Date	% of Award Vested
April 2018	25%
April 2019	50%
April 2020	75%
April 2021	100%

PBRSUs will entitle participants to receive shares of our common stock based on the performance of the Company over a multi-year performance period. At the end of the performance period, the Company’s actual performance will be assessed against the performance goals set at the time of grant and based on that actual performance, participants are expected to have the opportunity to earn a number of shares of our common stock within a range of 50% to 150% of a target number of shares, although the maximum percentage may be greater for certain employees, and which will generally be calculated such that the number of shares earned will correspond to the Company’s actual performance against the performance goals. The award agreements are expected to provide that if the Company’s actual performance against the performance goals falls below the 50% threshold set forth in a participant’s grant agreement, no shares of common stock will be earned, and the award agreements are expected to provide that if the Company’s actual performance exceeds the performance goals, an amount of shares exceeding the target number of shares will be awarded up to a maximum of 150% of the target amount of shares, although the maximum percentage may be greater for certain employees. The determination of the number of shares earned will be interpolated for performance between the 50% minimum threshold and target performance and for performance between target performance and the maximum set forth in the agreements. At this time, the performance criteria and goals and maximum target number of shares have not been established by our board of directors or a committee thereof. Unless otherwise noted herein, the number of PBRSUs referred to herein assumes that the Company has achieved a 150% maximum performance target, although the maximum percentage may be greater for certain employees.

Each of the restricted stock units that were granted as part of the 2016 LTI Awards and each of the stock options and restricted stock units that were granted as part of the 2017 LTI Awards, representing an aggregate of 3,543,687 stock options and 1,361,794 restricted stock units, were issued contingent upon stockholder approval of the Second A&R 2010 Plan. If our stockholders do not approve the Second A&R 2010 Plan, the restricted stock units that were granted as part of the 2016 LTI Awards and the stock options and restricted stock units that were granted as part of the 2017 LTI Awards will be cancelled. We intend to issue the PBRSUs that are included in the 2016 LTI Awards and 2017 LTI Awards, representing an expected aggregate of 5,366,670 PBRSUs, prior to the Annual Meeting, although the actual number of PBRSUs has not been set and may be greater if certain employees are given the opportunity to achieve greater than a 150% maximum performance target. These PBRSUs will also be issued contingent upon stockholder approval of the Second A&R 2010 Plan, and if our stockholders do not approve the Second A&R 2010 Plan, any such PBRSUs that we have issued will be cancelled.

Participants in the LTI program are employees with a title of vice president or above and certain director-level employees. Under our LTI program, the total value of a participant’s LTI award is established as a percentage of such participant’s base salary, depending on position with the Company as follows:

Position	Value of Aggregate LTI Award as a % of Base Salary
Chief Executive Officer	300%
Chief Financial Officer	100%
Senior Vice Presidents	30%
Vice Presidents	30%
Director-Level Employees	20%

The composition of the initial grant under this program for 2016 and 2017 as a percentage of the total LTI award will be based on position in the Company as follows:

Senior Vice Presidents and above:

•	50% Stock Options

•	50% PBRSUs

Vice Presidents:

•	37.5% Stock Options

•	37.5% PBRSUs

•	25% Restricted Stock Units

Director-level Employees:

•	33.3% Stock Options

•	33.3% PBRSUs

•	33.4% Restricted Stock Units

The following table summarizes the 2016 LTI Awards and 2017 LTI Awards that have been or will be granted to our executive officers:

	2016 LTI Awards		2017 LTI Awards
Employee	Number of Time-Vesting Stock Options Granted	Number of PBRSUs Intended to be Granted	Number of Time-Vesting Stock Options Granted	Number of PBRSUs Intended to be Granted (1)
Joseph Flanagan	817,390	553,203	817,390	553,203
Christopher Ricaurte	204,348	138,302	204,348	138,302
Total	1,021,738	691,505	1,021,738	691,505

(1)	For illustrative purposes, assumes a 150% maximum performance target. Such amount may be different if our board of directors or a committee thereof sets a greater target.

In addition to the LTI program grants described herein, our board of directors also granted or will grant an additional, one-time equity grant to our new chief financial officer, Mr. Ricaurte, in order to recognize his promotion, encourage his retention and provide a stronger alignment with shareholder interests, and additional, one-time equity grants to certain highly valued non-executive employees (collectively, the “Top Up Grants” or the "Staking Grants") as set forth below:

Employee	Aggregate Number of Time-Vesting Stock Units Options as Staking Grants	Aggregate Number of Time-Vesting Restricted Stock Units Granted as Staking Grants	Number of PBRSUs Intended to be Granted as Staking Grants (1)
Christopher Ricaurte	204,348	—	138,302
Other Employees	903,157	—	611,255
Total	1,107,505	—	749,556

(1)	For illustrative purposes, assumes a 150% maximum performance target. Such amount may be different if our board of directors or a committee thereof sets a greater target.

All of the Staking Grants were issued (and in the case of the PBRSUs, will be issued) contingent upon stockholder approval of the Second A&R 2010 Plan. If our stockholders do not approve the Second A&R 2010 Plan, the Staking Grants will be cancelled. The Staking Grants have the same vesting terms as the 2017 LTI Awards.

The terms of our revised LTI program described herein apply only to the 2016 LTI Awards and the 2017 LTI Awards. All of the terms of our LTI program, including, without limitation, eligible participants, award levels, the composition of awards and the vesting terms for awards, for 2018 and subsequent years are all subject to revision by our board of directors in their sole discretion. In addition, our board of directors reserves the right to discontinue the LTI program, in whole or in part, replace the LTI program and/or supplement it with additional incentive equity programs.

In addition to the LTI awards described herein, on November 2, 2016, our board of directors, in recognition of the valuable contributions Mr. Shulman continues to make to our Company as chairman of our board of directors, such as providing strategic direction and leadership to our board of directors, and in order to further align his interests with that of our stockholders, granted Mr. Shulman 1,634,780 stock options, contingent upon stockholder approval of the Second A&R 2010 Plan. One-half of Mr. Shulman’s stock options have the same vesting terms as the 2016 LTI Awards and one-half of Mr. Shulman’s stock options have the same vesting terms as the 2017 LTI Awards. Our board of directors also intends to issue Mr. Shulman approximately 1,106,406 PBRSUs (which PBRSU amount assumes a 150% maximum performance target and which maximum target amount may be greater if our board of directors or a committee thereof sets a greater target). Our board of directors also intends that any such grant of PBRSUs to Mr. Shulman would be contingent upon stockholder approval of the Second A&R 2010 Plan. If our stockholders do not approve the Second A&R 2010 Plan, Mr. Shulman’s stock options and PBRSUs will be cancelled.

The implementation of our revised LTI program as described herein, together with the issuance of the Staking Grants described above, would require the issuance of 8,194,879 stock options, 1,361,794 restricted stock units and at least 6,116,226 PBRSU in the aggregate under the A&R 2010 Plan. In order to implement the revised LTI program, an increase in the number of awards available under the A&R 2010 Plan is required. If the Second A&R 2010 Plan is approved by our stockholders, it will become immediately effective as of December 8, 2016. Assuming stockholder approval and implementation of the Option Exchange, which we anticipate could increase the number of shares available for issuance by 3,882,793 shares, the additional 17,000,000 shares of common stock will provide the Company with approximately 7,061,554 shares with which to grant Awards under the Second A&R 2010 Plan following the Annual Meeting and after taking into account the Awards issued and expected to be issued in connection with the LTI program and to Mr. Shulman. In addition, shares subject to awards outstanding as of December 8, 2016 that expire or are terminated, surrendered, canceled or forfeited may, in accordance with the terms of the Second A&R 2010 Plan, also be available for the future grant of Awards. We expect that if the Second A&R 2010 Plan is approved by our stockholders, the total number of shares available for issuance under the Second

A&R 2010 Plan will be sufficient to allow us to make equity awards in the amounts we believe are necessary to attract and retain exceptional talent and key personnel through 2017.

If the reverse stock split described in “Proposal 4 - Authorize Board of Directors to Amend Certificate of Incorporation to Effect a Reverse Stock Split of the Outstanding Shares of our Common Stock” is approved by our stockholders and effectuated by our board of directors, our board of directors will adjust the number of shares reserved for issuance under our A&R 2010 Stock Incentive Plan based on the reverse stock split ratio chosen by our board of directors. As of October 21, 2016, there were 29,374,756 shares of common stock authorized for issuance under the A&R 2010 Plan, of which 967,704 remained available for future awards, and, assuming such reverse stock split is approved and implemented, such reserve will be reduced based on the reverse stock split ratio selected by our board of directors. If our stockholders approve the Second A&R 2010 Plan, there would be 46,374,756 shares of common stock authorized for issuance under the Second A&R 2010 Plan, of which 17,967,704 would be available for future awards, and, assuming such reverse stock split is approved and implemented, such reserve would be reduced based on the reverse stock split ratio selected by our board of directors.

Our request to increase the number of shares authorized for issuance by 17 million shares is primarily being made to cover the grants of the 2016 LTI Awards and the 2017 LTI Awards, and assuming our stockholders approve the Second A&R 2010 Plan, we anticipate that the continuation of our LTI program in 2018 and beyond would likely require us to request that our stockholders approve another increase in the number of shares authorized for issuance under the Second A&R 2010 Plan at our 2018 Annual Meeting.

Our board of directors believes that approval of the Second A&R 2010 Plan is in the best interests of the Company and our stockholders. In reaching this conclusion, the board of directors considered the following factors:

•the impact of the decline in stock price and the limited value related to current equity plan holdings by executives and other key employees results in limited retention power;

•the reorganization of the management team and the desire to create a strong alignment among employees, officers and stockholders based on the achievement of strategic goals and the creation of value for our stockholders; and

•competitive compensation opportunities for current and prospective employees and officers with a special focus on long-term incentives that require continued employment.

In consideration of these factors, the board of directors has approved the revised LTI program described herein which is intended to reward both stock price growth as well as financial performance.

Our board of directors recommends a vote FOR the approval of our Second Amended and Restated 2010 Stock Incentive Plan.

A brief summary of the Second A&R 2010 Plan is outlined below. The following summary is not a complete description of all of the provisions of the Second A&R 2010 Plan and is qualified in its entirety by reference to the Second A&R 2010 Plan, a copy of which is attached to this proxy statement as Appendix A. You can request a copy of the Second A&R 2010 Plan by writing to Accretive Health, Inc., Attn: Investor Relations, 401 North Michigan Avenue, Suite 2700, Chicago, Illinois 60611. A copy of the Second A&R 2010 Plan, which is attached as Appendix A of this proxy statement filed with the SEC, may also be accessed from the SEC’s home page (www.sec.gov).

Description of the Second A&R 2010 Plan

Stock Available for Awards

Authorized Number of Shares. Up to 46,374,756 shares of common stock, subject to adjustment for changes in our capitalization or reorganization events, will be authorized for issuance pursuant to Awards granted under the Second A&R 2010 Plan. This number includes the number of shares of common stock subject to outstanding awards granted under our Amended and Restated Stock Option Plan, which awards may expire, terminate or otherwise be surrendered, cancelled, forfeited or repurchased by us at their original issue price pursuant to a contractual repurchase right (subject, in the case of incentive stock options, to any limitations under the Internal Revenue Code of 1986, as amended (the “Code”)).

Potential Dilution. We believe that the potential dilution that may result from the Second A&R 2010 Plan is reasonable for a company of our size and in our industry. In addition, we believe that the benefits to our stockholders resulting from equity award grants to our employees, including interest alignment and mitigation of incentives to take inappropriate business risks, outweigh the potential dilutive effect of grants under the Second A&R 2010 Plan. Our board of directors believes that paying a significant portion of annual variable compensation in the form of equity awards that vest over multiple years is an effective method of aligning the interests of employees with those of our stockholders, encouraging ownership in the Company and retaining, attracting and rewarding talented employees.

Share Counting. The Second A&R 2010 Plan provides that all shares of our common stock covered by stock appreciation rights shall be counted against the number of shares available for the grant of Awards under the Second A&R 2010 Plan and against the sublimits contained in the Second A&R 2010 Plan; provided, however, that (i) stock appreciation rights that may be settled only in cash shall not be so counted and (ii) if we grant a stock appreciation right in tandem with an option for the same number of shares of common stock and provide that only one such Award may be exercised, which we refer to as a tandem stock appreciation right, only the shares covered by the option and not the shares covered by the tandem stock appreciation right shall be so counted, and the expiration of one in connection with the others’ exercise will not restore shares to the Second A&R 2010 Plan. The Second A&R 2010 Plan also provides that shares of our common stock delivered to the us by a participant to (i) purchase shares of common stock upon exercise of an Award or (ii) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) may no longer be added back to the number of shares available for the future grant of Awards. The Second A&R 2010 Plan also provides that shares of our common stock that we repurchase on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.

Reacquired Shares. If any Award (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of common stock subject to such Award being repurchased by us at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any common stock not being issued (including as a result of a stock appreciation right that was settleable either in cash or in stock actually being settled in cash), the unused common stock covered by such Award shall again be available for the grant of Awards; provided, however, that (1) in the case of incentive stock options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of a stock appreciation right, the number of shares counted against the shares available under the Second A&R 2010 Plan and against certain sublimits contained therein shall be the full number of shares subject to the stock appreciation right multiplied by the percentage of the stock appreciation right actually exercised, regardless of the number of shares actually used to settle such stock appreciation right upon exercise and (3) the shares covered by a tandem stock appreciation right shall not again become available for grant upon the expiration or termination of such tandem stock appreciation right.

Substitute Awards. In connection with a merger or consolidation of an entity with us or the acquisition by us of property or stock of an entity, our board of directors may grant Awards in substitution for any options or other stock or stock-based Awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as our board of directors deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Second A&R 2010 Plan. Substitute Awards shall not count against the overall share limit of the Second A&R 2010 Plan or any sublimits contained in the Second A&R 2010 Plan, except as may be required by reason of Section 422 and related provisions of the Code.

Section 162(m) Per-Participant Limit. The maximum number of shares of common stock with respect to which Awards may be granted to any one participant under the Second A&R 2010 Plan shall be 3,000,000 per calendar year. For purposes of the foregoing limit, the combination of an option in tandem with a stock appreciation right shall be treated as a single Award.

Types of Awards

The Second A&R 2010 Plan provides for the grant of “incentive stock options” intended to qualify under Section 422 of the Code, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based Awards.

Stock Options. Stock options entitle recipients to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price that is no less than 100% of the fair market value of a share of common stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to any participant holding more than 10% of the voting power of our company). If our board of directors approves a grant effective as of a future date, the exercise price will be no less than 100% (or 110%, as applicable) of the fair market value of a share of common stock on such future date. Only employees may be granted incentive stock options. Options granted pursuant to the Second A&R 2010 Plan may not be granted with a term in excess of 10 years (or, in excess of five years in the case of incentive stock options granted to any participant holding more than 10% of the voting power of our company). The Second A&R 2010 Plan permits the following forms of payment of the exercise price of options: (i) payment by cash or check, (ii) subject to certain conditions, payment in connection with a “cashless exercise” through a broker, (iii) subject to certain conditions, surrender to us of shares of common stock, (iv) with respect to a nonstatutory stock option, payment in shares of common stock in the form of a “net exercise”, (v) payment by any other lawful consideration as our board of directors may determine, or (vi) any combination of these forms of payment. As described above, we have issued 8,194,879 stock options in the aggregate to employees as part of our LTI program for 2016 and 2017 (including as Staking Grants), and 4,651,192 of such stock options are contingent upon approval of our Second A&R 2010 Plan by our stockholders.

Stock Appreciation Rights. Stock appreciation rights entitle recipients to receive the appreciation in the value of our common stock over the value of the common stock on the date of grant of the stock appreciation right, which we refer to as the measurement price. Stock appreciation rights may be settled by the delivery of shares of our common stock or in cash. Stock appreciation rights may be issued in tandem with options or as stand-alone rights. The measurement price will be no less than 100% of the fair market value of a share of common stock on the date of grant. If our board of directors approves a grant effective as of a future date, the measurement price will be no less than 100% of the fair market value of a share of common stock on such future date. The maximum term of any stock appreciation right granted pursuant to the Second A&R 2010 Plan will be no more than 10 years from the date of grant.

Restricted Stock and Restricted Stock Unit Awards. Awards of restricted stock entitle recipients to acquire shares of common stock, subject to our right to repurchase, or require the forfeiture of such shares if issued at no cost, all or part of such shares from the recipient in the event that the conditions specified in the applicable Award agreement are not satisfied prior to the end of the applicable restriction period established for such Award. Unless otherwise provided in the applicable Award agreement, any dividend declared and paid by us with respect to a share of restricted stock shall be paid to the recipient (without interest) only if and when such shares of restricted stock become free from any applicable restrictions on transferability and forfeitability. Alternatively, instead of issuing common stock that is subject to repurchase, our board of directors may grant Awards known as restricted stock units that entitle recipients to receive unrestricted shares of common stock or cash at such time as the conditions specified in the applicable Award agreement are satisfied. Our board of directors may, in its discretion, provide that settlement of restricted stock units shall be deferred, on a mandatory basis or at the election of the recipient in a manner that complies with Section 409A of the Code. A recipient has no voting rights with respect to any restricted stock units. A grant of restricted stock units may provide the recipient with a right to receive dividend equivalents, which shall be subject to the same restrictions on transfer and forfeitability as the underlying restricted stock units. . As described above, we have issued 1,361,794 restricted stock units in the aggregate to employees as part of our LTI program for 2016 and 2017 (including as Staking Grants), all of which are contingent upon approval of our Second A&R 2010 Plan by our stockholders.

Other Stock-Based Awards. Under the Second A&R 2010 Plan, our board of directors has the right to grant other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of our common stock or other property, having such terms and conditions as our board of directors may determine. We refer to these types of Awards as other stock-based Awards. Other stock-based Awards may be available as a form of payment in the settlement of other Awards granted under the Second A&R 2010 Plan or as payment in lieu of compensation to which a recipient is otherwise entitled. Other stock-based Awards may be paid in shares of our common stock or cash, as our board of directors determines. Dividend equivalents with respect to other stock-based Awards will be subject to the same restrictions on transfer and forfeitability as the underlying other stock-based Award.

Performance Awards. The compensation committee or a subcommittee thereof, made up solely of two or more outside directors (as that term is defined under Section 162(m) of the Code), may determine, at the time of grant, that a restricted stock Award, restricted stock unit Award or other stock-based Award granted to a covered employee, as such term is defined under Section 162(m) of the Code, will vest solely upon the achievement of specified performance criteria so that any such Award may qualify as performance-based compensation under Section 162(m) of the Code. The performance criteria for each such Award will be based on the relative or absolute attainment of specified levels of one or any combination of the following, which may be determined pursuant to generally accepted accounting principles (or GAAP) or on a non-GAAP basis, as determined by the compensation committee: gross cash generated from customer contracting activities; net cash generated from customer contracting activities; net cash generated from customer contracting activities per share; site operating margin; net income per share; net income; earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, and stock-based compensation expense; operating profit before or after discontinued operations and/or taxes; sales; sales growth; earnings growth; cash flow or cash position; gross margins; stock price; market share; return on sales, assets, equity or investment; improvement of financial ratings; achievement of balance sheet or income statement objectives or total stockholder return; gross profit; revenue growth; cost savings; working capital; customer satisfaction; service quality; completion of strategic acquisitions/dispositions and/or execution of customer contracts; and receipt of regulatory approvals. Such criteria may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The compensation committee may specify that such performance measures will be adjusted to exclude any one or more of: extraordinary items, gains or losses on the dispositions of discontinued operations, the cumulative effects of changes in accounting principles, the write-down of any asset, the fluctuation in foreign currency exchange rates and charges for restructuring and rationalization programs. Such performance measures may vary by participant and may be different for different Awards, may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the compensation committee, and must be set by the compensation committee within the time period prescribed by, and otherwise comply with the requirements of, Section 162(m) of the Code. Awards that are not intended to qualify as performance-based compensation may be based on these or such other performance measures as the board of directors may determine. With respect to any performance Award that is intended to qualify as performance-based compensation under Section 162(m) of the Code, the compensation committee may adjust downwards, but not upwards, the cash or number of shares payable pursuant to such Award, and the compensation committee may not waive the achievement of the applicable performance measures except in the case of death or disability of the participant or a change in control of our company. As described above, we plan to issue 6,116,226 performance-based restricted stock units in the aggregate to employees as part of our LTI program for 2016 and 2017 (including as Staking Grants), all of which would be contingent upon approval of our Second A&R 2010 Plan by our stockholders.

Certain Award Terms

Limitations on Repricing of Options or Stock Appreciation Rights; No Reload Options or Reload Stock Appreciation Rights. Unless approved by our stockholders or otherwise permitted under the terms of the Second A&R 2010 Plan as a result of changes in our capitalization or reorganization events: (1) no outstanding option or stock appreciation right may be amended to provide an exercise price or measurement price per share that is lower than the then-current exercise price or measurement price per share of the option or stock appreciation right, (2) we may not cancel any outstanding option or stock appreciation right and grant in substitution therefor new Awards under the Second A&R 2010 Plan, other than as specifically described under the heading “Substitute Awards” above, covering the same or a different number of shares of common stock and having an exercise price or measurement price per share lower than the then-current exercise price or measurement price per share of the cancelled option or stock appreciation right, (3) we may not cancel in exchange for a cash payment any outstanding option or stock appreciation right with an exercise price or measurement price per share above the then-current fair market value of a share of our common stock, and (4) we may not take any other action under the Second A&R 2010 Plan that constitutes a “repricing” under the rules of the NYSE. No option or stock appreciation right granted under the Second A&R 2010 Plan shall contain any provision entitling the recipient to the automatic grant of additional options or stock appreciation rights in connection with any exercise of the original option or stock appreciation right.

Minimum Vesting; Limitations on Acceleration. No Award granted after August 14, 2015 under the Second A&R 2010 Plan may vest earlier than the first anniversary of its date of grant unless such Award is granted in lieu of salary, bonus or other compensation otherwise earned by or payable to the recipient. This vesting limitation does not apply to (i) Awards granted on or prior to August 14, 2015, (ii) Awards granted to non-employee directors and (iii) in addition to Awards granted to non-employee directors, Awards granted after August 14, 2015 representing an aggregate of up to 5% of the maximum number of authorized shares available for issuance under the Second A&R 2010 Plan. In addition, the Second A&R 2010 Plan prohibits our board of directors from amending any Award granted after August 14, 2015 to make such Award immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be, except (i) to the extent required under any contractual obligation or other policy of the Company in effect on August 14, 2015, (ii) upon the death or disability of the recipient, (iii) upon the merger, consolidation, reorganization, recapitalization or change in control of the Company or as a result of any circumstance described below under the heading “Adjustments for Changes in Common Stock and Certain Other Events”, or (iv) in any other circumstance with respect to Awards representing an aggregate of up to 5% of the maximum number of authorized shares available for issuance under the Second A&R 2010 Plan.

Eligibility to Receive Awards; Plan Benefits

Our employees, officers, directors, consultants and advisors are eligible to be granted Awards under the Second A&R 2010 Plan. As of October 21, 2016, approximately 3,568 persons are eligible to receive Awards under the Second A&R 2010 Plan, including our two executive officers and eight non-employee directors. The amount and timing of all Awards under the Second A&R 2010 Plan will be determined in the sole discretion of our board of directors or a committee thereof and therefore cannot be determined in advance.

However, as discussed above, we have granted a number of Awards under our LTI program that are contingent upon stockholder approval of the Second A&R 2010 Plan. If such proposal is not approved, our board of directors will consider what course of action to follow with respect to future incentive compensation.

The following table sets forth information about awards granted or to be granted under the Second A&R 2010 Plan that are subject to stockholder approval, to: (i) our named executive officers; (ii) all current executive officers, as a group; (iii) all current directors who are not executive officers, as a group; and (iv) all employees who are not executive officers, as a group. The size of past awards is not necessarily indicative of the size of future awards.

Name and Position(s)	Dollar Value as of October 3, 2016 ($)(1)	Number of Shares of Time- Vesting Stock Options	Number of Shares of Time- Vesting Restricted Stock Units	Target Number of Shares of Performance- Vesting Restricted Stock Units (2)
Joseph Flanagan	$2,677,500	817,390	—	737,604
Christopher Ricaurte	1,115,625	408,696	—	276,603
All current executive officers, as a group	3,793,125	1,226,086	—	1,014,207
All current directors who are not executive officers, as a group	3,552,958	1,634,780	—	737,604
All employees, including all current officers who are not executive officers, as a group	12,615,204	3,425,106	1,361,794	3,063,277

(1)
Represents the aggregate value of (i) the Black-Scholes value of the time-vesting stock options on the date of grant (October 3, 2016, except for the stock options granted to Mr. Shulman, which were granted on November 2, 2016) and (ii) time-vesting restricted stock units and performance-vesting restricted stock units at target multiplied by the closing price of the Company’s common stock of $2.42 on October 3, 2016 (except for the performance-vesting restricted stock units which the Company expects to issue to Mr. Shulman, which are valued for the purposes of this table using the closing price of the Company's common stock of $2.39 on November 2, 2016). The aggregate grant date fair value of the awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification No. 718 cannot be determined until such time as stockholder approval of the Second A&R 2010 Plan. For additional information about these awards, see “-Increase in Authorized Shares under the Second A&R 2010 Plan.”

(2)	For illustrative purposes, assumes a 100% maximum performance target. Such amount may be different if our board of directors or a committee thereof sets a greater target.

Administration

The Second A&R 2010 Plan is administered by our board of directors. Our board of directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Second A&R 2010 Plan and to interpret the provisions of the Second A&R 2010 Plan. Pursuant to the terms of the Second A&R 2010 Plan and to the extent permitted by applicable law, our board of directors may delegate authority under the Second A&R 2010 Plan to one or more committees or subcommittees of our board of directors. Our board of directors has authorized our compensation committee to administer certain aspects of the Second A&R 2010 Plan, including the granting of options to executive officers and officers, as those terms are defined in the Exchange Act.

To the extent permitted by applicable law, our board of directors also may delegate authority under the Second A&R 2010 Plan to our officers, each of whom has the power to make awards of stock options and certain other types of Awards to all of our employees, except to executive officers and officers, as those terms are defined in the Exchange Act. Our board of directors has authorized our chief executive officer to grant stock options under our Second A&R 2010 Plan. The chief executive officer is not authorized to grant options to himself, to any other director or executive officer, to any other officer or other person whose compensation is determined by the compensation committee or to any person who our board of directors or the compensation committee may from time to time designate in writing. Our board of directors has fixed the terms of the Awards to be granted by the chief executive officer, including the formula for establishing the exercise price of such Awards and the maximum number of shares subject to Awards that the chief executive officer may make in any one year. Discretionary Awards to non-employee directors may be granted and administered only by a committee, all of the members of which are “independent directors.”

Subject to any applicable limitations contained in the Second A&R 2010 Plan, our board of directors, our compensation committee, or any other committee to whom our board of directors delegates authority, as the case may be, selects the recipients of Awards and determines the number of shares of common stock covered by options and the dates upon which such options become exercisable, the exercise price of options (which may not be less than 100%, or, in certain circumstances, 110%, of the fair market value of the common stock), the duration of options (which may not exceed 10 years, or, in certain circumstances, 5 years) and the number of shares of common stock subject to any stock appreciation right, restricted stock, restricted stock units or other stock-based Awards and the terms and conditions of such Awards, including conditions for exercise, repurchase, issue price and repurchase price.

Adjustments for Changes in Common Stock and Certain Other Events

In the event of a stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off and other similar changes in capitalization or event, or any dividend or distribution to holders of our common stock other than an ordinary cash dividend, our board of directors is required to make equitable adjustments to (i) the number and class of securities available under the Second A&R 2010 Plan, (ii) the share counting rules and sublimit set forth in the Second A&R 2010 Plan, (iii) the number and class of securities and exercise price per share of each outstanding stock option, (iv) the share- and per-share provisions and the measurement price of each outstanding stock appreciation right, (v) the number of shares subject to and the repurchase price per share subject to each Award of restricted stock or restricted stock units and (vi) the share- and per-share-related provisions and the purchase price, if any, of each outstanding other stock-based Award. The Second A&R 2010 Plan also contains provisions addressing the consequences of a reorganization event. A “reorganization event” is defined under the terms of the Second A&R 2010 Plan to mean (a) any merger or consolidation of us with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled, (b) any transfer or disposition of all of our common stock for cash, securities or other property pursuant to a share exchange or other transaction or (c) our liquidation or dissolution. If reorganization event occurs, our board of directors may take any of the following actions with respect to any or all (or any portion of) our outstanding Awards other than Awards of restricted stock and except to the extent specifically provided in an Award agreement or other agreement between us and the participant: (i) provide that Awards shall be assumed or substituted by the acquiring or succeeding corporation or an affiliate thereof, (ii) upon written notice to the participant, provide that Awards shall be terminated immediately prior to the consummation of such reorganization event unless exercised by the participant within a specified period, (iii) provide that Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such reorganization event, (iv) in the event of a reorganization event under the terms of which holders of our common stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, which we refer to as the acquisition price, make or provide for a cash payment to the participants with respect to each Award held by a participant in exchange for the termination of such Awards equal to (A) the number of shares of common stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (B) the excess, if any, of (I) the acquisition price over (II) the exercise or purchase price of such Award and any applicable tax withholdings, (v) provide that in connection with our liquidation or dissolution, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. Our board of directors is not obligated to treat all Awards, all Awards held by a participant, or all Awards of the same type, identically.

If a reorganization event occurs that is not a liquidation or dissolution, our repurchase and other rights under outstanding restricted stock Awards will inure to the benefit of our successor and will, unless our board of directors determines otherwise, apply to the cash, securities or other property which our common stock is converted into or exchanged for pursuant to such reorganization event in the same manner and to the same extent as such repurchase and other rights applied to our common stock under such Awards. However, our board may provide for the termination or deemed satisfaction of such repurchase or other rights under the agreement evidencing the restricted stock Award or any other agreement between the participant and us, either initially or by amendment. Upon a reorganization event involving the liquidation or dissolution of us, except to the extent specifically provided to the contrary in the instrument evidencing any restricted stock Award or any other agreement between a participant and us, all restrictions and conditions on all restricted stock then outstanding shall automatically be deemed terminated or satisfied.

Amendment or Termination

Except as otherwise provided under the Second A&R 2010 Plan with respect to repricing outstanding stock options or stock appreciation rights, performance Awards, the minimum vesting rules and exclusions thereto, the prohibitions on acceleration of vesting and exclusions thereto, or actions requiring stockholder approval, our board of directors may amend, modify or terminate any outstanding Award, including substituting another Award therefor of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option to a nonstatutory stock option, provided that we must obtain the participant’s consent unless our board of directors determines that such action, taking into account any related action, does not materially and adversely affect the participant’s rights under the plan or the change is otherwise permitted under the terms of the Second A&R 2010 Plan in connection with a change in capitalization or reorganization event.

In addition, our board of directors may amend, suspend or terminate the Second A&R 2010 Plan or any portion thereof at any time, provided that (i) to the extent required by Section 162(m) of the Code, no Award granted to a participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable, unless and until such amendment shall have been approved by our stockholders if required by Section 162(m) and (ii) no amendment that requires stockholder approval under the rules of the NYSE will be effective unless and until our stockholders approve such amendment. If the NYSE amends its corporate governance rules so that such rules no longer require stockholder approval of “material revisions” to equity compensation plans, then, from and after the effective date of such amendment to the NYSE rules, no amendment to the Second A&R 2010 Plan that (a) subject to certain exceptions, materially increases the number of shares authorized under the Second A&R 2010 Plan, (b) expands the types of Awards that may be granted under the Second A&R 2010 Plan, or (c) materially expands the class of participants eligible to participate in the Second A&R 2010 Plan shall be effective unless and until the Company’s stockholders approve such amendment. If at any time the approval of our stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to incentive stock options, our board of directors may not effect such modification or amendment without stockholder approval.

Unless otherwise specified in the amendment, any amendment to the Second A&R 2010 Plan adopted in accordance with the procedures described above shall apply to, and be binding on the holders of, all Awards outstanding under the Second A&R 2010 Plan at the time the amendment is adopted, provided that the board of directors determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of participants under the Second A&R 2010 Plan.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the Second A&R 2010 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonstatutory deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not recognize income upon the grant of an incentive stock option. Also, except as described below, a participant will not recognize income upon exercise of an incentive stock option if the participant has been employed by us or our corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.
A participant will recognize income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The character of that income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and the portion of the profit up to, but not exceeding, the spread value of the stock option on the exercise date will be compensation income, and any additional profit (representing increase in the value of the stock from the exercise date to the sale date) will be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options

A participant will not recognize income upon the grant of a nonstatutory stock option. A participant will recognize compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will recognize capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise it will be short-term.

Stock Appreciation Rights

A participant will not recognize income upon the grant of a stock appreciation right. A participant will recognize compensation income upon the exercise of a stock appreciation right equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will recognize capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the stock appreciation right was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

A participant will not recognize income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely election under Section 83(b) is made, then a participant will recognize compensation income equal to the value of the stock on the grant date less the purchase price, if any. When the stock is sold, the participant will recognize capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then the participant will recognize compensation income on the vesting date equal to the value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will recognize capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year following the vesting date and otherwise will be short-term.

Restricted Stock Units

A participant will not recognize income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit Award. The participant will recognize compensation income when stock is delivered with respect to the restricted stock unit on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will recognize capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise it will be short-term.

Other Stock-Based Awards

The tax consequences associated with any other stock-based Awards granted under the Second A&R 2010 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award, whether the participant makes a Section 83(b) election with respect to the award (where permitted), and the participant’s holding period and tax basis for the Award or underlying common stock.

Tax Consequences to Us

There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Equity Compensation Plan Information

The following table summarizes information about the securities authorized for issuance under our equity compensation plans as of December 31, 2015:

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted- Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities reflected in Column (a))
Equity compensation plans approved by stockholders (1)(2)	8,156465	$10.94	5,148,848
Equity compensation plans not approved by stockholders (3)(4)	7,103,801	$9.42	0
Total	15,260,266	$10.23	5,148,848

(1)	Includes all outstanding stock options awarded under our Amended and Restated Stock Option Plan and A&R 2010 Plan.

(2)	Excludes 7,855,952 shares of restricted stock that were unvested and not forfeited as of December 31, 2015.

(3)	Represents stock option inducement grants made pursuant to the NYSE inducement grant rules.

(4)	Excludes 1,399,980 shares of restricted stock that were unvested and not forfeited as of December 31, 2015.

PROPOSAL 4 - AUTHORIZE BOARD OF DIRECTORS TO AMEND CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE OUTSTANDING SHARES OF OUR COMMON STOCK.

General

Our board of directors has recommended that our stockholders authorize our board of directors to amend our current Restated Certificate of Incorporation (the “Current Certificate”) to effect a reverse stock split (the “Reverse Stock Split”) of the outstanding shares of our common stock at a ratio of not less than 2-to-1 and not more than 10-to-1, with our board of directors having sole discretion as to whether the Reverse Stock Split is to be effected and determining the exact ratio of any reverse split (the “Ratio”) to be set within the above range. If this proposal is approved by our stockholders, our board of directors would have the discretion and authority to file a certificate of amendment (the “Reverse Stock Split Amendment”) to the Current Certificate with the Secretary of State of the State of Delaware effecting the Reverse Stock Split or to abandon the Reverse Stock Split altogether.

 The Reverse Stock Split Amendment will effect the Reverse Stock Split by reducing the number of outstanding shares of common stock based on the Ratio selected by our board of directors, but will not increase the par value of common stock, and will proportionately reduce the number, based on the final Ratio as determined by our board of directors of (i) issued and outstanding treasury shares of our common stock and (ii) authorized shares of our common stock. If implemented, the number of shares of our common stock owned by each of our stockholders will be reduced by the same proportion as the reduction in the total number of shares of our common stock outstanding, so that the percentage of our outstanding common stock owned by each of our stockholders will remain approximately the same, except to the extent that the Reverse Stock Split could result in any of our stockholders receiving cash in lieu of a fractional share. The proposed Reverse Stock Split Amendment under this Proposal No. 4 is set forth in Appendix B to this Proxy Statement.

There are 370,000 shares of Series A Preferred Stock authorized, of which 210,160 shares of Series A Preferred Stock are issued and outstanding. The Reverse Stock Split will have the effect of commensurately adjusting the Conversion Rate (as defined in the Certificate of Designations of the 8.00% Series A Convertible Preferred Stock (the “Series A CoD”)) of the Series A Preferred Stock as set forth in the Series A CoD. The Reverse Stock Split will not affect the number of shares of preferred stock we are authorized to issue.

Background and Purpose of the Proposed Reverse Stock Split

Our common stock was traded on the NYSE until March 2014, when our common stock was delisted. Since March 2014, our common stock has traded through the facilities of the OTC Markets Group, Inc. (the “OTC Market”). The Company is currently in the process of applying to list its common stock for trading on either the NASDAQ Stock Market (“NASDAQ”) or the NYSE. Our board of directors believes that listing on either NASDAQ or the NYSE is an important element of our status as a publicly-traded company. One of the conditions to listing our common stock on either NASDAQ or the NYSE is a minimum trading price of $4.00 per share. As of the close of business on October 21, 2016, our common stock traded at a price of $2.37 per share. Our board of directors has determined that in order to meet either NASDAQ’s or the NYSE’s $4.00 minimum trading price requirement, it would be in the best interests of the Company and its stockholders to effect a reverse stock split of our common stock.

Our board of directors believes that our delisting from the NYSE has negatively affected the value and liquidity of our common stock because the OTC Market is generally considered to be a less efficient market. An investor likely would find it less convenient to trade, or to obtain accurate quotations in seeking to trade, our common stock on the OTC Market. Many investors have likely not bought or sold our common stock due to low liquidity on the OTC Market, policies preventing them from trading in securities not listed on a national exchange or other reasons. If our common stock is listed on either NASDAQ or the NYSE, our board of directors believes that the trading market for our common stock could become significantly more liquid, which could increase the trading price of our common stock and decrease the transaction costs of trading in shares of our common stock.

 Our board of directors also believes that the increased market price of our common stock expected as a result of implementing a reverse stock split could improve the marketability and liquidity of our common stock and could encourage interest and trading in our common stock. A reverse stock split could allow a broader range of institutions to invest in our stock (namely, funds that are prohibited from buying stocks whose price is below a certain threshold), potentially increasing the liquidity of our common stock. A reverse stock split could help increase analyst and broker interest in our stock as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, a low average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher.

 The primary purpose of the Reverse Stock Split is to decrease the total number of shares of our common stock outstanding and increase the market price of our common stock. Our board of directors intends to effect the Reverse Stock Split only if it believes that a decrease in the number of shares outstanding is in the best interests of the Company and our stockholders and is likely to improve the trading price of our common stock and improve the likelihood that we will be permitted to list our common stock on either NASDAQ or the NYSE. If stockholders approve the Reverse Stock Split, no further action on the part of the stockholders will be required to either effect or abandon the Reverse Stock Split.

If the Reverse Stock Split is approved by our stockholders, our board of directors will have the discretion to implement the Reverse Stock Split or to not effect the Reverse Stock Split. If stockholders approve the Reverse Stock Split at the Annual Meeting, our board of directors currently intends to effect the Reverse Stock Split within180 days following the Annual Meeting unless it determines that doing so would not have the desired effect of facilitating the listing our common stock on either NASDAQ or the NYSE. If the trading price of our common stock increases without the Reverse Stock Split, the Reverse Stock Split may not be necessary. Following the Reverse Stock Split, if implemented, there can be no assurance that the market price of our common stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split. There also can be no assurance that our common stock will not be listed on either NASDAQ or the NYSE for other reasons.

We believe that enabling our board of directors to set the ratio within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our stockholders. In determining a ratio, if any, our board of directors may consider, among other things, factors such as:

•	the listing requirements of either NASDAQ or the NYSE;

•	the historical trading price and trading volume of our common stock;

•	the number of shares of our common stock outstanding;

•	the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split;

•	the trading market for our common stock;

•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and

•	prevailing general market and economic conditions.

The market price of our common stock is dependent upon our financial performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. In addition, the liquidity of our common stock is dependent upon a variety of factors, and the reduced number of shares that will be outstanding after the Reverse Stock Split could reduce the trading volume and otherwise adversely affect the liquidity of our common stock.

 We have not proposed the Reverse Stock Split in response to any effort of which we are aware to accumulate our shares of common stock or obtain control of the Company, nor is it a plan by management to recommend a series of similar actions to our board of directors or our stockholders. Notwithstanding the decrease in the number of outstanding shares of common stock following the Reverse Stock Split, our board of directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

 We do not believe that our executive officers or directors have interests in this proposal that are different from or greater than those of any other of our stockholders.

Effects of the Reverse Stock Split

If the Reverse Stock Split is approved and implemented, the principal effect will be to proportionately decrease the number of outstanding shares of our common stock based on the Reverse Stock Split ratio selected by our board of directors. Pursuant to the Reverse Stock Split, each holder of our common stock outstanding immediately prior to the effectiveness of the Reverse Stock Split (“Old Common Stock”) will become the holder of fewer shares of our common stock (“New Common Stock”) after consummation of the Reverse Stock Split.

 Although the Reverse Stock Split will not, by itself, impact our assets or prospects, the Reverse Stock Split could result in a decrease in the aggregate market value of our common stock. The Board believes that this risk is outweighed by the benefits of listing our common stock on either NASDAQ or the NYSE.

If effected, the Reverse Stock Split will result in some stockholders owning “odd-lots” of less than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

The Reverse Stock Split will affect all stockholders equally and will not affect any stockholder’s proportionate equity interest in the Company, except to the extent that the Reverse Stock Split could result in any of our stockholders receiving cash in lieu of a fractional share. These cash payments will reduce the number of post-Reverse Stock Split stockholders to the extent there are presently stockholders who would otherwise receive less than one share of our common stock after the Reverse Stock Split. None of the rights currently accruing to holders of our common stock will be affected by the Reverse Stock Split. Following the Reverse Stock Split, each share of New Common Stock will entitle the holder thereof to one vote per share and will otherwise be identical to Old Common Stock. The Reverse Stock Split also will proportionately reduce the number of authorized shares of our common stock based on the final Ratio, as determined by our board of directors. The shares of New Common Stock will be fully paid and non-assessable.

 The par value per share of the common stock will remain unchanged at $0.01 per share after the Reverse Stock Split. As a result, on the effective date of the Reverse Stock Split, if any, the stated capital on our balance sheet attributable to the common stock will be reduced proportionately based on the Reverse Stock Split ratio selected by our board of directors, from its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. After the Reverse Stock Split, net income or loss per share and other per share amounts will be increased because there will be fewer shares of our common stock outstanding. In future financial statements, net income or loss per share and other per share amounts for periods ending before the Reverse Stock Split would be recast to give retroactive effect to the Reverse Stock Split. As described below under “Effects of the Reverse Stock Split on Outstanding Options and Warrants to Purchase Common Stock,” the per share exercise price of outstanding option awards and warrants would increase proportionately, and the number of shares of our common stock issuable upon the exercise of outstanding options and warrants would decrease proportionately, in each case based on the Reverse Stock Split ratio selected by our board of directors. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

 We are currently authorized to issue a maximum of 500,000,000 shares of our common stock. As of October 21, 2016, there were 116,817,253 shares of our common stock issued and outstanding (excluding 9,610,606 shares of common stock held in treasury). If and when our board of directors elects to effect the Reverse Stock Split, we will also reduce the number of authorized shares of our common stock under our Current Certificate in proportion to the Ratio. Our board of directors would effect this reduction of authorized shares by filing the Reverse Stock Split Amendment. The below table illustrates the number of shares of common stock that would be outstanding and the number of shares of common stock that we would have the ability to issue (in each case, based on the number of shares of our common stock issued and outstanding as of October 21, 2016) based on the Ratios as set forth in Appendix B to this Proxy Statement:

Reverse Stock Split Ratio	Number of Outstanding Shares of Common Stock (excluding Shares Held in Treasury)	Number of Authorized Shares of Common Stock Available for Issuance After Proposed Reduction
2:1	58,408,627	191,591,374
3:1	38,939,084	127,727,582
4:1	29,204,313	95,795,687
5:1	23,363,451	76,636,549
6:1	19,469,542	63,863,791
7:1	16,688,179	54,740,392
8:1	14,602,157	47,897,843
9:1	12,979,695	42,575,861
10:1	11,681,725	38,318,275

The below table illustrates the total number of authorized shares of common stock under our Current Certificate after the proportional reduction of such shares based on the Ratios as set forth in Appendix B to this Proxy Statement:

Reverse Stock Split Ratio	Number of Authorized Shares of Common Stock after Proportional Reduction
2:1	250,000,000
3:1	166,666,667
4:1	125,000,000
5:1	100,000,000
6:1	83,333,334
7:1	71,428,572
8:1	62,500,000
9:1	55,555,556
10:1	50,000,000

If the Board elects to abandon or otherwise to not effect the Reverse Stock Split for whatever reason, we will also abandon the reduction in the number of authorized shares of common stock.

With respect to the number of shares reserved for issuance under our A&R 2010 Stock Incentive Plan, our board of directors will adjust such reserve in accordance with the terms of the A&R 2010 Stock Incentive Plan. As of October 21, 2016, there were 29,374,756 shares of common stock authorized for issuance under the A&R 2010 Plan, of which 967,704 remained available for future awards, and following the Reverse Stock Split, if any, such reserve will be reduced based on the Reverse Stock Split Ratio selected by our board of directors. If our stockholders approve the Second A&R 2010 Plan, there would be 46,374,756 shares of common stock authorized for issuance under the Second A&R 2010 Plan, of which 17,967,704 would be available for future awards, and following the Reverse Stock Split, such reserve would be reduced based on the Reverse Stock Split Ratio selected by our board of directors.

Effects of the Reverse Stock Split on Outstanding Options and Warrants to Purchase Common Stock

If the Reverse Stock Split is effected, all outstanding options and warrants entitling their holders to purchase shares of our common stock will be proportionately reduced by our board of directors in the same ratio as the reduction in the number of shares of outstanding common stock and, correspondingly, the per share exercise price of such options or warrants will be increased in direct proportion to the Reverse Stock Split Ratio selected by our board of directors, such that the aggregate dollar amount payable for the purchase of the shares subject to the options and warrants will remain unchanged (provided that in the case of the warrant to purchase shares of our common stock held by the Investor, any fractional shares resulting from the exercise of such warrant will, at our option, either (i) be rounded up to the nearest whole number or (ii) paid out in cash according to the terms of the warrant).

Shares of Common Stock Issued and Outstanding

With the exception of the number of shares issued and outstanding, the rights and preferences of the shares of our common stock prior and subsequent to the Reverse Stock Split will remain the same. After the effectiveness of the Reverse Stock Split, we do not anticipate that our financial condition, the percentage ownership of management, the number of our stockholders, or any aspect of our business would materially change as a result of the Reverse Stock Split.

 Our common stock is currently registered under Section 12(b) of the Exchange Act, and as a result, we are subject to the periodic reporting and other requirements of the Exchange Act. If effected, the Reverse Stock Split will not affect the registration of our common stock under the Exchange Act or our periodic or other reporting requirements thereunder.

Effectiveness of the Reverse Stock Split

The Reverse Stock Split, if approved by our stockholders, will become effective upon the filing with the Secretary of State of the State of Delaware of a certificate of amendment to our restated certificate of incorporation in the form approved by our board of directors. The exact timing of the filing of the Reverse Stock Split Amendment will be determined by our board of directors based upon its evaluation of when such action will be most advantageous to the Company and our stockholders. Our board of directors reserves the right, notwithstanding stockholder approval and without further action by our stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing such Reverse Stock Split Amendment, our board of directors, in its sole discretion, determines that it is no longer in the best interests of the Company and our stockholders. Our board of directors currently intends to effect the Reverse Stock Split unless it determines that doing so would not have the desired effect of listing our common stock on either NASDAQ or the NYSE.

Effect on Registered and Beneficial Stockholders

Upon the Reverse Stock Split, the Company intends to treat stockholders holding shares of our common stock in “street name” (that is, held through a bank, broker or other nominee) in the same manner as stockholders of record whose shares of common stock are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of our common stock in “street name;” however, these banks, brokers or other nominees may apply their own specific procedures for processing the Reverse Stock Split. If you hold your shares of our common stock with a bank, broker or other nominee, and have any questions in this regard, we encourage you to contact your nominee.

Effect on “Book-Entry” Stockholders of Record

Our stockholders of record may hold some or all of their shares electronically in book-entry form. These stockholders will not have stock certificates evidencing their ownership of our common stock. They are, however, provided with a statement reflecting the number of shares of common stock registered in their accounts.

 If you hold registered shares of Old Common Stock in a book-entry form, you do not need to take any action to receive your shares of New Common Stock in registered book-entry form, if applicable. A transaction statement will automatically be sent to your address of record as soon as practicable after the effective time of the Reverse Stock Split indicating the number of shares of New Common Stock you hold.

Effect on Registered Certificated Shares

Some stockholders of record hold their shares of our common stock in certificate form or a combination of certificate and book-entry form. If any of your shares of our common stock are held in certificate form, you will receive a transmittal letter from the Company’s transfer agent as soon as practicable after the effective time of the Reverse Stock Split, if any. The transmittal letter will be accompanied by instructions specifying how to exchange your certificate representing the Old Common Stock for a statement of holding or a certificate of New Common Stock.

 STOCKHOLDERS SHOULD NOT DESTROY ANY SHARE CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

Fractional shares will not be issued in connection with the Reverse Stock Split. Instead, we will pay to each registered stockholder, in cash, the value of any fractional share interest in our New Common Stock arising from the Reverse Stock Split. Any cash payment will equal the fraction of a share of New Common Stock to which the stockholder would otherwise be entitled, multiplied by the closing price of our New Common Stock as reported by the OTC Market on the effective date of the Reverse Stock Split. This cash payment may be subject to applicable U.S. federal, state and local income tax. No transaction costs will be assessed on our stockholders for the cash payment.

Our stockholders will not be entitled to receive interest for the period of time between the effective date of the Reverse Stock Split and the date payment is made for their fractional share interest in our New Common Stock. You should also be aware that, under the escheat laws of certain jurisdictions, sums due for fractional interests that are not timely claimed after the funds are made available may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may be required to obtain the funds directly from the state to which they were paid.

Shares of our Old Common Stock held in registered form (that is, stock held by you in your own name in the our stock register records maintained by our transfer agent) and Old Common Stock held in “street name” (that is, stock held by you through a bank, broker or other nominee) for the same investor will be considered held in separate accounts and will not be aggregated when effecting the Reverse Stock Split.

No Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal or dissenter’s rights with respect to the Reverse Stock Split, and we will not independently provide our stockholders with any such rights.

Certain Federal Income Tax Consequences

The following is a discussion of certain material U.S. federal income tax consequences of the Reverse Stock Split to U.S. holders (as defined below). This discussion is included for general information purposes only and does not purport to address all aspects of U.S. federal income tax law that may be relevant to U.S. holders in light of their particular circumstances. This discussion is based on the Code and current Treasury regulations, administrative rulings and court decisions, all of which are subject to change, possibly on a retroactive basis, and any such change could affect the continuing validity of this discussion.

STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, OR FOREIGN TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT.

 This discussion does not address tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, U.S. holders whose functional currency is not the U.S. dollar, partnerships (or other flow-through entities for U.S. federal income purposes and their partners or members), persons who acquired their shares in connection with employment or other performance of services, broker-dealers, foreign entities, nonresident alien individuals and tax-exempt entities. This summary also assumes that the Old Common Stock shares were, and the New Common stock shares will be, held as a “capital asset,” as defined in Section 1221 of the Code.

As used herein, the term “U.S. holder” means a holder that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States or any political subdivision thereof;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust (A) if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more “U.S. persons” (as defined in the Code) have the authority to control all substantial decisions of the trust or (B) that has a valid election in effect to be treated as a U.S. person.

Other than with respect to cash received in lieu of fractional shares, discussed below, a stockholder generally will not recognize a gain or loss by reason of such stockholder’s receipt of shares of New Common Stock pursuant to the Reverse Stock Split solely in exchange for shares of Old Common Stock held by such stockholder immediately prior to the Reverse Stock Split. A stockholder’s aggregate tax basis in the shares of New Common Stock received pursuant to the Reverse Stock Split (including any fractional shares) will equal the stockholder’s aggregate basis in the Old Common Stock exchanged therefore and will be allocated among the shares of New Common Stock received in the Reverse Stock Split on a pro-rata basis, reduced by the portion of the tax basis that is allocable to a fractional share for which cash is received. Stockholders who have used the specific identification method to identify their basis in the shares of Old Common Stock held immediately prior to the Reverse Stock Split should consult their own tax advisers to determine their basis in the shares of New Common Stock received in exchange therefor in the Reverse Stock Split. A stockholder’s holding period in the shares of New Common Stock received pursuant to the Reverse Stock Split will include the stockholder’s holding period in the shares of Old Common Stock surrendered in exchange therefor.

In general, the receipt of cash by a U.S. holder in lieu of a fractional share will result in a taxable gain or loss to such U.S. holder for U.S. federal income tax purposes. The amount of the taxable gain or loss to the U.S. holder will be determined based upon the difference between the amount of cash received by such U.S. holder and the portion of the basis of the shares of Old Common Stock allocable to such fractional interest. The gain or loss recognized will constitute capital gain or loss and will constitute long term capital gain or loss if the U.S. holder’s holding period is greater than one year as of the effective date of the Reverse Stock Split.

No gain or loss will be recognized by us as a result of the Reverse Stock Split.

Vote Required

The affirmative vote of a majority of the outstanding shares of each of the common stock and Series A Preferred Stock on the record date is required to approve the Reverse Stock Split.

Our board of directors recommends a vote FOR the approval of the amendment to our Restated Certificate of Incorporation to effect a reverse stock split of outstanding shares of our common stock and a proportionate decrease in the number of authorized shares of our common stock.

PROPOSAL 5 — RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016. Although stockholder approval of the audit committee’s selection of Ernst & Young is not required by law, we believe that it is important to give stockholders an opportunity to ratify this selection. If our stockholders do not ratify this selection, then our audit committee will reconsider the selection. We expect that a representative of Ernst & Young LLP, which is serving as our independent registered public accounting firm for the year ended December 31, 2016 and served as our independent registered public accounting firm for the years ended December 31, 2015 and 2014, will be present at the Annual Meeting to respond to appropriate questions and make a statement if he or she wishes.
The following table sets forth the fees we paid to Ernst & Young LLP during 2015 and 2014 (in thousands):

Fee Category	2015	2014
	(in thousands)
Audit and Restatement Fees	$1,894	$2,500
Audit-Related Fees	80	25
Tax Fees	6	-
All Other Fees	2	2
Total Fees	$1,982	$2,527

Audit Fees. Audit fees consist of fees for the audit of our annual consolidated financial statements, the review of the interim consolidated financial statements, subsidiary audits and other professional services provided in connection with our filings with the SEC for each respective year. The amounts presented for audit fees for 2015 consisted of fees associated with the audit of our 2015 consolidated financial statements and strategic review process. The amounts presented for audit fees for 2014 represent estimated final fees in connection with the ongoing audit of our 2014 consolidated financial statements, as well as the ongoing review of our unaudited condensed consolidated financial statements for the quarterly periods in 2014.

Audit-Related Fees. Audit-related fees for 2015 and 2014 consisted of fees for audits of employee benefit plans and other assurance related services.

Tax Fees. Tax fees for 2015 consisted of fees for tax advice related to the Company’s strategic review process.

All Other Fees. All other fees for 2015 and 2014 consisted of a subscription for access to an accounting research tool.

The audit committee of our board of directors believes that the non-audit services described above did not compromise Ernst & Young LLP’s independence. The audit committee’s charter, which you can find in the “Corporate Governance” section of the “Investor Relations” page of our website, www.accretivehealth.com, requires that all proposals to engage Ernst & Young LLP for services, and all proposed fees for these services, be submitted to the audit committee for approval before Ernst & Young LLP may provide the services. None of the above fees were approved using the “de minimis exception” under SEC rules.

Pre-Approval of Audit and Non-Audit Services

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our registered public accounting firm. This policy generally provides that we will not engage our registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee.

From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount. Our audit committee pre-approved all of the services described under the headings “Audit Fees,” “Audit- Related Fees,” “Tax Fees” and “All Other Fees” above.

Our board of directors recommends a vote FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

INFORMATION ABOUT OUR DIRECTORS, OFFICERS AND 5% STOCKHOLDERS

Security Ownership of Certain Beneficial Owners and Management
The following table contains information as of October 21, 2016 about the beneficial ownership of shares of our common stock by:

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock;

•	each of our directors and nominees for director;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.
For purposes of the table below, and in accordance with SEC rules, we deem shares of common stock subject to options that are currently exercisable or exercisable within 60 days of October 21, 2016 to be outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. As of October 21, 2016, there were 106,775,792 shares of our common stock outstanding. Except as otherwise noted, the persons or entities in this table have sole voting and investment power with respect to all of the shares of common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise set forth below, the street address of the beneficial owner is c/o Accretive Health, Inc., 401 North Michigan Avenue, Suite 2700, Chicago, Illinois 60611.

	Common Stock Beneficially Owned		Series A Preferred Stock Beneficially Owned
Name	Shares	%	Shares	%
5% Stockholders
TCP-ASC ACHI Series LLLP (1)	144,456,299	57.5%	210,160	100.0%
Mary A. Tolan (2)	10,184.964	8.4%	—	*
FMR, LLC (3)	12,480,495	11.7%	—	*
Amici Capital (4)	5,630,650	5.3%	—	*
J. Michael Cline (5)	6,056,317	5.7%	—	*
Jasper Ridge Partners, L.P. (6)	8,434,609	7.9%
Directors and Named Executive Officers
Emad Rizk	295,416	0.3%	—	*
Peter Csapo	714,300	0.7%	—	*
Joseph G. Flanagan (7)	2,540,283	2.4%	—	*
Christopher S. Ricaurte (8)	311,902	*	—	*
Steven J. Shulman (9)	2,527,382	2.4%	—	*
Alex J. Mandl (10)	366,496	*	—	*
Charles J. Ditkoff (11)	48,309	*	—	*
John B. Henneman III (12)	92,433	*	—	*
Joseph R. Impicciche	—	*	—	*
Neal Moszkowski (1)	144,456,299	57.5%	210,160	100.0%
Ian Sacks	—	*	—	*
Anthony J. Speranzo	—	*	—	*
All current executive officers and directors as a group (10 persons)	150,343,104	59.8%	210,160	100.0%

*    Less than 1%

(1)
Includes 84,456,299 shares of common stock issuable upon conversion of 210,160 shares of Series A Preferred Stock and 60,000,000 shares of common stock issuable upon exercise of a warrant, such Series A Preferred Stock and warrant issued to the Investor upon Closing of the Transaction (which occurred on February 16, 2016). The Investor, TCP-ASC GP, LLC (the “Partnership GP”), TI IV ACHI Holdings GP, LLC (the “Aggregator GP”), TI IV ACHI Holdings, LP (the “Aggregator”), TowerBrook Investors Ltd. (“TBI”), Neal Moszkowski, Ramez Sousou and Ascension Health may all be deemed to have shared voting and investment power with respect to all or a portion of the shares of common stock issuable upon conversion of the Series A Preferred Stock or upon exercise of its warrant and the Series A Preferred Stock beneficially owned by the Investor. Each of the Aggregator, the Aggregator GP, TBI, Ascension Health, and Messrs. Moszkowski and Sousou disclaims beneficial interest of the shares reported herein except to the extent of their pecuniary interest therein. The business address of each director and executive officer of the Investor, the Partnership GP, the Aggregator, and TBI is c/o TowerBrook Capital Partners L.P., Park Avenue Tower, 65 East 55th Street, 27th Floor, New York, New York 10022. The business address of each executive officer of Ascension Health Alliance is 101 S. Hanley Road, Suite 450, Saint Louis, Missouri 63105. We obtained information regarding beneficial ownership of these shares solely from Amendment No. 2 to Schedule 13D that was filed with the SEC on September 13, 2016. The Investor, the Partnership GP, the Aggregator GP, the Aggregator, TBI, Neal Moszkowski, Ramez Sousou and Ascension Health may all be deemed to have shared voting and investment power with respect to all or a portion of the shares of common stock issuable upon conversion of the Series A Preferred Stock or upon exercise of its warrant and the Series A Preferred Stock beneficially owned by the Investor. Each of the Aggregator, the Aggregator GP, TBI, Ascension Health, and Messrs. Moszkowski and Sousou disclaims beneficial interest of the shares reported herein except to the extent of their pecuniary interest therein. The business address of each director and executive officer of the Investor, the Partnership GP, the Aggregator, and TBI is c/o TowerBrook Capital Partners L.P., Park Avenue Tower, 65 East 55th Street, 27th Floor, New York, New York 10022. The business address of each executive officer of Ascension Health Alliance is 101 S. Hanley Road, Suite 450, Saint Louis, Missouri 63105. We obtained information regarding beneficial ownership of these shares solely from Amendment No. 2 to Schedule 13D that was filed with the SEC on September 13, 2016.

(2)
Consists of: (i) 6,421,764 shares of common stock held directly by Mary A. Tolan, (ii) 2,587,200 shares of common stock held by Tolan Family Trust U/A/D 6/29/03, the beneficiaries of which are Mary A. Tolan’s children, and (iii) 1,176,000 shares subject to options exercisable within sixty days of October 21, 2016 . The principal address of the stockholder is c/o CP Founders, 980 North Michigan Avenue, Suite 1998, Chicago, IL 60611. We obtained information regarding beneficial ownership of these shares solely from the Amendment No. 3 to Schedule 13G that was filed with the SEC on February 16, 2016 and other publicly available information.

(3)
Consists of 12,480,495 shares of common stock as reported as beneficially owned by FMR LLC, of which FMR LLC reports sole voting power over 165,600 shares and sole dispositive power over 12,480,495 shares. Fidelity OTC Portfolio reports sole voting power over 6,962,302 shares. Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the family of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other FMR LLC Series B stockholders have entered into a stockholders’ voting agreement under which all Series B voting shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson, III or Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act of 1940 (the “Fidelity Funds”), which powers reside with the Fidelity Funds’ board of trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ boards of trustees. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210. We obtained information regarding beneficial ownership of these shares solely from Amendment No. 5 to Schedule 13G that was filed with the SEC on February 12, 2016.

(4)
The business address of the stockholder is Amici Capital, LLC, 666 Fifth Avenue, Suite 3402, New York, New York 10103. We obtained information regarding beneficial ownership of these shares solely from the Amendment No. 1 to Schedule 13G that was filed with the SEC on February 16, 2016.

(5)
Includes (i) 60,078 of common stock held directly by J. Michael Cline (ii) 5,987,516 shares of common stock held directly by JMC Holdings, LP, and (iii) 8,723 shares of common stock held directly by the Cline Foundation, a charitable trust of which Mr. Cline is the trustee, and as to which Mr. Cline has no pecuniary interest. The principal business address of the stockholder is c/o Accretive, LLC, 51 Madison Avenue, 31st Floor, New York, New York 10010.

(6)
Includes the shares beneficially owned by Jasper Ridge Partners, L.P. (formerly known as Oak Hill Investment Management, L.P.), or Jasper Ridge, that are managed by Jasper Ridge on behalf of various advisory clients pursuant to Investment Advisory Agreements. Pursuant to such agreements, Jasper Ridge has sole voting and investment power over the shares. Mark Wolfson is a managing partner of Jasper Ridge and may be deemed to share voting and investment power with respect to all shares held by Jasper Ridge. Mark Wolfson disclaims beneficial ownership of the securities listed above except to the extent of any pecuniary interest therein. Does not include 332,835 shares owned by JRP GP Holding, L.P. (formerly known as OHIM GP Holdings, L.P.), or JP Holdings, an entity affiliated with Jasper Ridge. The address of Jasper Ridge is 201 Main Street, Suite 1000, Fort Worth, Texas 76102.

(7)
Includes (i) 1,232,754 shares subject to options exercisable within 60 days of October 21, 2016, and (ii) 1,324,196 shares of restricted stock, of which 305,556 shares were vested as of October 21, 2016.

(8)	Includes (i) 157,969 shares subject to options exercisable within 60 days of October 21, 2016, and (ii) 171,604 shares of restricted stock, none of which were vested as of October 21, 2016.

(9)
Includes (i) 77,382 shares subject to options exercisable within 60 days of October 21, 2016, and (ii) 2,450,000 shares of restricted stock, of which 1,166,664 shares were vested as of October 21, 2016.

(10)	Includes 166,496 shares subject to options exercisable within 60 days of October 21, 2016.

(11)	Includes 48,309 shares subject to options exercisable within 60 days of October 21, 2016.

(12)	Includes 42,433 shares subject to options exercisable within 60 days of October 21, 2016.

Our Board of Directors

Set forth below is information about each of our directors, including the nominees for election of our class III directors, as of November 3, 2016 . The information below includes each director’s age, length of service as a director of our company, his or her principal occupation and business experience for at least the past five years and the names of other publicly held companies of which he or she serves as a director. There are no family relationships among any of our directors, nominees for director or executive officers.

Class III Directors and Nominees

Charles J. Ditkoff. Age 54. Mr. Ditkoff has been a member of our board of directors since May 2015. Mr. Ditkoff has been counsel at the law firm of McDermott Will & Emery since July 2012 and has served as chairman of the Healthcare Advisory Board of The Vistria Group, a private equity firm focusing on healthcare, education and financial services, since January 2014, a member of the advisory board of Opera Solutions, a data analytics company, since September 2013, a senior advisor to FTI Consulting, Inc., a global business advisory firm, since September 2016, a senior advisor to Alvarez & Marsal, a global turnaround management and professional services firm, from July 2012 to August 2016, and a senior advisor to the Marwood Group, a healthcare focused advisory and consulting firm, since July 2012. Mr. Ditkoff served as vice chairman of healthcare corporate and investment banking from May 2010 to July 2012, group head of global healthcare group from 2005 to 2009 and managing director, head of healthcare services from 1999 to 2004 at Bank of America Merrill Lynch. Previously, he was principal/vice president of the corporate finance group at Morgan Stanley. Mr. Ditkoff is currently a member of the board of directors of Cumberland Consulting Group. We believe Mr. Ditkoff’s experience leading the healthcare division of a large investment bank, as well as his experience as an advisor or director to several healthcare and financial organizations, qualify him to serve on our board of directors.

Joseph R. Impicciche. Age 58. Mr. Impicciche has been a member of our board of directors since February 2016. Mr. Impicciche has been the Executive Vice President and General Counsel of Ascension Health Alliance d/b/a Ascension, the parent corporation of Ascension Health, since the corporation’s formation in September 2011. From July 2004 to September 2011, Mr. Impicciche served as the Senior Vice President and General Counsel of Ascension Health. Prior to joining Ascension Health, Mr. Impicciche was a shareholder and director at Hall Render Killian Heath & Lyman, P.C., where his practice focused on mergers and acquisitions, public finance, business and tax law for nonprofit organizations. While with the law firm, Mr. Impicciche also served as General Counsel for St. Vincent Health in Indianapolis, Indiana from 1998 to 2004. Mr. Impicciche is a member of the Indiana State and Missouri State Bar Associations and has served on the boards of numerous organizations, including currently, the Board of Trustees of the St. Joseph Institute for the Deaf in St. Louis and the Board of Trustees of Marian University in Indianapolis. Mr. Impicciche received a B.A. in political science from Wabash College, Crawfordsville, Indiana, a J.D. from Indiana University School of Law, Indianapolis, Indiana, and a Masters in health care administration from Indiana University. We believe Mr. Impicciche’s deep legal experience and knowledge about the healthcare industry and nonprofit organizations, as well as his experience serving on the boards of numerous organizations in the healthcare industry, qualify him to serve on our board of directors.

Alex J. Mandl. Age 72. Mr. Mandl has been a member of our board of directors since November 2013.Mr. Mandl is currently the non-executive chairman of Gemalto N.V., a digital security company resulting from the merger of Axalto Holding N.V. and Gemplus International S.A. From June 2006 until December 2007, Mr. Mandl served as executive chairman of Gemalto. From 2002 to June 2006, Mr. Mandl was president, chief executive officer and a member of the board of directors of Gemplus. He has served as principal of ASM Investments, a company focusing on early stage funding in the technology sector, since 2001. From 1996 to 2001, Mr. Mandl was chairman and CEO of Teligent, Inc., a telecommunications company. Mr. Mandl was AT&T’s president and chief operating officer from 1994 to 1996, and its executive vice president and chief financial officer from 1991 to 1993. From 1988 to 1991, Mr. Mandl was chairman and chief executive officer of Sea-Land Services Inc. Mr. Mandl served as a director of Dell Inc. from 1997 to October 2013. Mr. Mandl served from 2007 to 2010 as a director of Hewitt Associates, Inc. and from March 2008 to October 2010 as a director of Visteon Corporation. Mr. Mandl was a member of the board of directors of Horizon Lines, Inc. from January 2007 and became the chairman in February 2011, retiring in April 2012. Mr. Mandl is currently a member of the board of directors of Gemalto N.V., Arise Virtual Solutions Inc., Levant Power Corp. and Genpact Limited. We believe that Mr. Mandl’s experience as chief executive officer of several large organizations, as well as his experience as a director of private and publicly-held corporations, qualify him to serve on our board of directors.

Class I Directors

Joseph Flanagan. Age 45. Mr. Flanagan has served as our President, Chief Executive Officer and Chief Operating Officer since May 2016, after having serviced as our President and Chief Operating Officer since April 2016. Mr. Flanagan joined Accretive Health as Chief Operating Officer in April 2013 after serving as Senior Vice President of worldwide operations and supply chain at Applied Materials, Inc. from February 2010 to April 2013, and previously as President of Nortel Business Services for Nortel Networks. Previously, Mr. Flanagan served most of his career working for General Electric (GE), holding leadership positions in many divisions. We believe Mr. Flanagan’s leadership experience, skill and depth of understanding of our business and market gained from serving as our Chief Operating Officer and Chief Executive Officer, and his experience serving as senior vice president and president of business units at large, publicly held corporations with global operations, qualify him to serve on our board of directors.

John B. Henneman III. Age 54. Mr. Henneman has been a member of our board of directors since February 2016. Mr. Henneman has more than 20 years of combined financial and operational management experience in the life sciences industry. Since October 2014, Mr. Henneman has been the Executive Vice President and Chief Financial Officer of NewLink Genetics Corporation, a biotechnology company focused on cancer immunotherapy, where he is responsible for finance, quality, law and administration. Prior to joining NewLink Genetics, Mr. Henneman served Integra LifeSciences Holdings Corp., a publicly-held medical device company, from 1998 to 2014. Before becoming Integra’s Chief Financial Officer in 2007, Mr. Henneman served Integra in several capacities, including as General Counsel and Chief Administrative Officer, responsible at various times for Integra’s regulatory affairs, quality systems, clinical affairs, human resources, information systems and legal affairs functions and the management of Integra’s surgical instruments business. Mr. Henneman led Integra’s business development function during his entire tenure with Integra, and was responsible for the more than 40 acquisitions and alliances that Integra completed during that time. Mr. Henneman also serves on the boards of directors of SeaSpine Holdings Corporation, a publicly-held medical technology company focused on surgical solutions for the treatment of spinal disorders, and Alafair Biosciences, Inc., a privately-held medical device company. Mr. Henneman received an A.B. degree in Politics from Princeton University and a J.D. from the University of Michigan Law School, and is licensed to practice law in Illinois. We believe Mr. Henneman’s senior management experience at NewLink and Integra and his service on the board of SeaSpine, as well as his extensive experience in the areas of finance, financial accounting, business transactions, and mergers and acquisitions, qualify him to serve on our board of directors.

Steven J. Shulman. Age 65. Mr. Shulman has been a member of our board of directors since April 2013, and was appointed chairman of our board of directors effective April 2, 2014. Since 2008, Mr. Shulman has served as managing partner of Shulman Family Ventures, a private equity firm. Mr. Shulman has served as an operating partner at Water Street Health Partners, a healthcare-focused private equity firm, from 2008 until March 2015. From 2008 until December 2013, Mr. Shulman served as operating partner at Tower Three Partners LLC, a private equity firm. From December 2002 to February 2008, Mr. Shulman served as chairman and chief executive officer of Magellan Health Services, a specialty healthcare management organization. From 2000 to 2002, he served as chairman and chief executive officer of Internet Healthcare Group (IHCG), an early-stage healthcare services and technology venture fund that he founded. From 1997 to 1999, Mr. Shulman served as chairman, president and chief executive officer of Prudential Healthcare, Inc. Mr. Shulman serves on the boards of several privately-held companies. He also serves on the Dean’s Council at the State University of New York at Stony Brook. We believe that Mr. Shulman’s experience in private equity investment, his experience as an operating partner for a healthcare private equity firm and his experience as chief executive of several large organizations in the healthcare industry, as well as his experience as a director of several privately held companies, qualify him to serve on our board of directors.

Class II Directors

Neal Moszkowski. Age 50. Mr. Mozkowski has been a member of our board of directors since February 2016. Mr. Moszkowski is a co-founder of TowerBrook and has served as the firm’s co-chief executive officer since its inception in March 2005. Previously, Mr. Moszkowski was co-head of Soros Private Equity Partners, a division of Soros Fund Management LLC. Prior to Soros, Mr. Moszkowski was a member of the Principal Investment Area of Goldman Sachs in London and New York. Mr. Moszkowski earned his B.A. from Amherst College and received his M.B.A. from the Stanford Graduate School of Business. He serves as a director of True Religion Apparel, Inc., a TowerBrook portfolio company. Mr. Moszkowski’s past directorships include service on the boards of WellCare Health Plans and Sound Inpatient Holdings, former TowerBrook portfolio companies, as well as the board of Integra LifeSciences Corporation. We believe Mr. Moszkowski’s senior executive leadership skills and experience, finance and investment background and experience serving on numerous corporate boards, including for public and private companies operating in the health care industry, qualify him to serve on our board of directors.

Ian Sacks. Age 45. Mr. Sacks has been a member of our board of directors since February 2016. Mr. Sacks has been with TowerBrook since its inception in 2005. Previously, Mr. Sacks was with Soros Private Equity Partners. Mr. Sacks was Chairman and Chief Executive Officer of HelpCare. Prior to that, he was a Partner at MESA Partners. Prior to MESA, he was a consultant with APM. Mr. Sacks earned a B.S. from Tufts University. Mr. Sacks serves as a director of Sound Inpatient Physicians, TriMedx and Vistage Worldwide, each of which is a TowerBrook portfolio company, as well as HealthEquity, Inc. Previously, Mr. Sacks served as a director of The Broadlane Group, a then TowerBrook portfolio company. We believe Mr. Sacks’ deep knowledge of the healthcare services and technology sectors, investment experience, as well as his experience serving on the boards of public and private companies operating in the healthcare industry, qualify him to serve on our board of directors.

Anthony J. Speranzo. Age 68. Mr. Speranzo has been a member of our board of directors since February 2016. Mr. Speranzo has been the Executive Vice President and Chief Financial Officer of Ascension Health Alliance d/b/a Ascension, the parent corporation of Ascension Health, since the corporation’s formation in September 2011. From 2002 to September 2011, Mr. Speranzo served as the Senior Vice President and Chief Financial Officer of Ascension Health. Prior to joining Ascension Health, Mr. Speranzo served as Managing Director at U.S. Bancorp Piper Jaffray (USBPJ) in Newport Beach, California. Mr. Speranzo has also served on several hospital and corporate boards. Mr. Speranzo received a B.A. in economics from the University of Massachusetts in Amherst, Massachusetts and an M.B.A. from Suffolk University in Boston, Massachusetts. We believe Mr. Speranzo’s proven leadership, extensive healthcare experience, experience serving on hospital and corporate boards and expertise in finance qualify him to serve on our board of directors.

Our Executive Officers

Our executive officers and their respective ages and positions are described below. Our officers serve until they resign or the board terminates their position. There are no family relationships among any of our directors, nominees for director and executive officers.

Joseph Flanagan. Age 45. President, Chief Executive Officer and Chief Operating Officer. For more information, see “Our Board of Directors” above.

Christopher Ricaurte. Age 57. Mr. Ricaurte has served as our chief financial officer since April 2016. Prior to that, Mr. Ricaurte served as Senior Vice President, Revenue Cycle Operations for Accretive Health since 2013 and has been responsible for all of the company’s centers of excellence in the U.S. and India. Before joining Accretive Health, Mr. Ricaurte served as CFO, Silicon Systems Group at Applied Materials, Inc. from January 2013 to August 2013, and prior to that Mr. Ricaurte served as CFO, World Wide Operations at Applied Materials Inc. from October 2011 to January 2013. Prior to this he was President of Nortel Business Services, where he had also previously held the position of CFO, Global Operations. Before this, Mr. Ricaurte was CFO of CHEP Europe in London. He also worked for GE for more than 20 years, where he held positions of increasing responsibility, including CFO for GE Consumer & Industrial in Europe, Middle East and Africa (EMEA), and CFO of GE’s Industrial Solutions division.

CORPORATE GOVERNANCE

Our board of directors believes that good corporate governance is important to ensure that our company is managed for the long-term benefit of our stockholders. This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of the corporate governance guidelines, committee charters and code of business conduct and ethics described below are available in the “Corporate Governance” section of the “Investor Relations” page of our website, www.accretivehealth.com. Alternatively, you can request a copy of any of these documents by writing to Accretive Health, Inc., 401 North Michigan Avenue, Suite 2700, Chicago, Illinois 60611, Attention: Investor Relations.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist the board in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. A copy of these guidelines is posted on the “Investor Relations” section of our website. These guidelines, which provide a framework for the conduct of the board’s business, provide that:

•	the board’s principal responsibility is to oversee the management of Accretive Health;

•	directors have an obligation to become and remain informed about our company and business;

•	directors are responsible for determining that effective systems are in place for periodic and timely reporting to the board on important matters concerning our company;

•	directors are responsible for attending board meetings and meetings of committees on which they serve;

•	a majority of the members of the board of directors shall be independent directors;

•
each director must limit the number of other public company boards on which he or she serves so that he or she is able to devote adequate time to his or her duties to Accretive Health, including preparing for and attending meetings;

•	the non-management directors meet in executive session at least semi-annually;

•	directors have full and free access to officers and employees of our company, and the right to hire and consult with independent advisors at our expense;

•	new directors are expected to participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	at least annually, the board of directors and its committees will conduct self-evaluations to determine whether they are functioning effectively.

Board Leadership Structure

Our board of directors has determined that the roles of chairman of the board and chief executive officer should be separated at the current time. Accordingly, our board has appointed Steven Shulman, an independent director within the meaning of NYSE and NASDAQ rules (see “Board Determination of Independence” below), as the chairman of the board of directors. Mr. Shulman’s duties as chairman of the board include the following:

•	chairing meetings of the non-management or independent directors in executive session;

•	meeting with any director who is not adequately performing his or her duties as a member of our board or any committee;

•	facilitating communications between other members of our board and the chief executive officer;

•	preparing or approving the agenda for each board meeting;

•	determining the frequency and length of board meetings and recommending when special meetings of our board should be held; and

•	reviewing and, if appropriate, recommending action to be taken with respect to written communications from stockholders submitted to our board (see “Communicating with the Directors” below).

Our board decided to separate the roles of chairman and chief executive officer because it believes that leadership structure offers the following benefits:

•	increasing the independent oversight of Accretive Health and enhancing our board’s objective evaluation of our chief executive officer;

•	freeing the chief executive officer to focus on company operations instead of board administration;

•	providing the chief executive officer with an experienced sounding board;

•	providing greater opportunities for communication between stockholders and our board;

•	enhancing the independent and objective assessment of risk by our board; and

•	providing an independent spokesman for our company.

Board Determination of Independence

Our securities are traded through the OTC Market, which does not have requirements that a majority of the board of directors be independent, so we have elected to apply the requirements for independence under the listing standards of the NYSE, where our common stock was traded until March 2014. Pursuant to the corporate governance listing standards of the NYSE, a director currently or recently employed by us or not satisfying other bright-line independence standards under NYSE rules cannot be deemed to be an “independent director.” In addition, in accordance with the NYSE corporate governance listing standards, each other director will qualify as “independent” only if our board of directors affirmatively determines that he or she has no material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us. Ownership of a significant amount of our stock, by itself, does not constitute a material relationship.

As of December 31, 2015, our board of directors consisted of Edgar M. Bronfman, Jr., Charles J. Ditkoff, Michael Hammond, Arthur Klein, Lawrence B. Leisure, Alex J. Mandl, Denis J. Nayden, Emad Rizk, Steven J. Shulman and Robert V. Stanek. Our board of directors had affirmatively determined that each of Messrs. Bronfman, Ditkoff, Hammond, Klein, Leisure, Mandl, Nayden, Shulman and Stanek is “independent” in accordance with Section 303A.02 of the NYSE Listed Company Manual. In connection with the Transaction, our board of directors was reconstituted to consist of the following members: Charles J. Ditkoff, John B. Henneman III, Joseph R. Impicciche, Alex J. Mandl, Neal Moszkowski, Emad Rizk, Ian Sacks, Steven J. Shulman and Anthony J. Speranzo. In May 2016, Dr. Rizk stepped down from his positions of Chief Executive Officer and director and Mr. Joseph Flanagan was appointed President, Chief Executive Officer and director. Our board of directors has affirmatively determined that each of Messrs. Ditkoff, Henneman, Mandl, Moszkowski, Sacks and Shulman is “independent” within the meaning of NYSE and NASDAQ rules. In determining that Mr. Ditkoff is independent, our board of directors considered payments that we made to Alvarez & Marsal, where Mr. Ditkoff served as a Senior Advisor and as an employee, for facilities and transformation services. The payments that we made to Alvarez & Marsal in any of the last three fiscal years did not exceed the greater of (i) $200,000 or (ii) 2% of Alvarez & Marsal’s consolidated gross revenues for the year in which such payments were received. In determining that Mr. Ditkoff is independent, our board of directors also considered payments that we made to McDermott, Will & Emery, where Mr. Ditkoff is of counsel, for audit services. The payments that we made to McDermott, Will & Emery in any of the last three fiscal years did not exceed the greater of (i) $200,000 or (ii) 2% of McDermott, Will & Emery’s consolidated gross revenues for the year in which such payments were received. Additionally, Mr. Ditkoff’s salary is not affected in any way by our relationship with McDermott, Will & Emery.

Director Nomination Process

The process followed by the nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the nominating and corporate governance committee and our board.

In considering whether to recommend any particular candidate for inclusion in our board’s slate of recommended director nominees, the nominating and corporate governance committee applies the criteria set forth in our Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. In addition to these criteria, the nominating and corporate governance committee also considers diversity in its evaluation of candidates for board membership. Our board believes that diversity with respect to viewpoint, skills and experience should be an important factor in board composition. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our board to fulfill its responsibilities.

Additionally, in connection with the Transaction we entered into an Investor Rights Agreement with the Investor,, that among other things, provides the Investor with certain rights regarding the nomination of directors while it maintains certain ownership thresholds. See “Related Person Transactions-Strategic Transaction-Investor Rights Agreement.”

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to: Nominating and Corporate Governance Committee, c/o Accretive Health, Inc., 401 North Michigan Avenue, Suite 2700, Chicago, Illinois 60611, Attention: Corporate Secretary. Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If our board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting.

Board Meetings and Attendance

The board met 11 times during the fiscal year ended December 31, 2015, either in person or by teleconference. During 2015, each incumbent director attended at least 75% of the aggregate of the number of board meetings and the number of meetings held by all committees on which he or she then served.

Director Attendance at Annual Meeting of Stockholders

Our Corporate Governance Guidelines provide that directors are encouraged to attend meetings of stockholders at which non-routine matters will be considered. Nine of the then-current directors attended our last annual meeting of stockholders in 2015.

Risk Management

Our audit committee is responsible for overseeing our risk management function. While the audit committee has primary responsibility for overseeing risk management, our entire board of directors is actively involved in overseeing our risk management. For example, our board engages in periodic discussions with such company officers as the board deems necessary, including the chief executive officer, chief financial officer and other executive officers. We believe that the leadership structure of our board supports effective risk management oversight.

Board Committees

Our board of directors has established an audit committee, a compensation committee, a nominating and corporate governance committee and a compliance and ethics committee. Each committee operates under a charter that has been approved by our board of directors. Copies of each committee’s charter are posted on the “Investor Relations” section of our website, www.accretivehealth.com.

Audit Committee

During the period beginning January 1, 2015 and ending February 16, 2016, each of Stanley Logan, Alex Mandl, Michael Hammond, Steven Kaplan, Denis Nayden and Mark Wolfson served as members of our audit committee, and our board of directors determined that each of the foregoing members was independent as defined under the rules of the NYSE. In connection with the Transaction and effective February 16, 2016, our audit committee was reconstituted to include the following members: Messrs. Ditkoff, Henneman and Mandl. Our board of directors has determined that each of the members of our audit committee is independent as defined under the rules of the NYSE and NASDAQ and satisfies the requirements for financial literacy under the current requirements of NYSE and NASDAQ rules and regulations. Our board of directors has further determined that each of Mr. Mandl and Mr. Henneman is an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K.

Our audit committee assists our board of directors in its oversight of our accounting and financial reporting process and the audits of our financial statements. The audit committee met 12 times during 2015.

Our audit committee’s responsibilities include:

•	appointing, evaluating, retaining, terminating the engagement of, setting the compensation of and assessing the independence of our independent registered public accounting firm;

•
overseeing the work of our independent registered public accounting firm, including the receipt and consideration of reports from the firm and reviewing with the firm audit problems, internal control issues and other accounting and financial reporting matters;

•	coordinating the board’s oversight of our internal control over financial reporting, disclosure controls and procedures, code of business conduct and ethics, and internal audit function;

•	establishing procedures for the receipt, retention and treatment of accounting related complaints and concerns;

•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	periodically meeting separately with our independent registered public accounting firm, management and internal auditors;

•
discussing generally the type and presentation of information to be disclosed in our earnings press releases, as well as financial information and earnings guidance provided to analysts, rating agencies and others;

•	reviewing our policies and procedures for approving and ratifying related person transactions, including our related person transaction policy;

•	establishing policies regarding the hiring of employees or former employees of our independent registered public accounting firm;

•	discussing our policies with respect to risk assessment and risk management;

•	preparing the audit committee report required by SEC rules;

•	in coordination with the compensation committee, evaluating our senior financial management; and

•	at least annually, evaluating its own performance.

All audit services to be provided to us and all non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Compensation Committee

During the period beginning January 1, 2015 and ending February 16, 2016, each of Steven N. Kaplan, Edgar Bronfman, Jr., Denis J. Nayden and Steven J. Shulman served as members of our compensation committee. In connection with the Transaction and effective February 16, 2016, our compensation committee was reconstituted to include the following members: Ian Sacks, Steven J. Shulman and Anthony J. Speranzo. Our board of directors determined that each of the foregoing members was independent as defined under the rules of the NYSE and NASDAQ, other than Mr. Speranzo.

Our compensation committee assists our board of directors in the discharge of its responsibilities relating to the compensation of our executive officers and directors. Certain actions of the compensation committee, such as granting equity compensation awards and performance awards, may be taken by a sub-committee of the compensation committee. The compensation committee met six times during 2015.

The compensation committee’s responsibilities include:

•
approving corporate goals and objectives relevant to the compensation of our chief executive officer, evaluating our chief executive officer’s performance in light of those goals and objectives and, either as a committee or together with the other independent directors (as directed from time to time by the board of directors), determining and approving our chief executive officer’s compensation;

•
reviewing in consultation with our chief executive officer, and approving or making recommendations to the board of directors with respect to, compensation of our executive officers (other than our chief executive officer);

•
overseeing the evaluation of our senior executives, in consultation with our chief executive officer in the case of all senior executives other than the chief executive officer and in conjunction with the audit committee in the case of our senior financial management;

•	reviewing and making recommendations to the board of directors with respect to incentive-compensation and equity-based plans that are subject to board approval;

•
administering our equity incentive plans, including the authority to delegate to one or more of our executive officers the power to grant options or other stock awards to employees who are not directors or executive officers of our company, but only if consistent with the requirements of the applicable plan and law;

•	reviewing and making recommendations to the board of directors with respect to director compensation;

•	reviewing and discussing with management the compensation discussion and analysis required by SEC rules;

•	preparing the compensation committee report required by SEC rules; and

•	at least annually, evaluating its own performance.

The processes and procedures followed by our compensation committee in considering and determining executive and director compensation are described below under the headings “Director Compensation” and “Executive Compensation Discussion and Analysis.”

Nominating and Corporate Governance Committee

During the period beginning January 1, 2015 and ending February 16, 2016, each of Edgar Bronfman, Jr., Steven N. Kaplan and Steven J. Shulman served as members of our nominating and corporate governance committee. In connection with the Transaction and effective February 16, 2016, our nominating and corporate governance committee was reconstituted to include the following members: Ian Sacks, Steven J. Shulman and Anthony J. Speranzo. Our board of directors determined that each of the foregoing members was independent as defined under the rules of the NYSE and NASDAQ, other than Mr. Speranzo. The nominating and corporate governance committee met one time during 2015.

The nominating and corporate governance committee’s responsibilities include:

•	recommending to the board of directors the persons to be nominated for election as directors or to fill vacancies on the board of directors, and to be appointed to each of the board’s committees;

•
applying the criteria for selecting directors approved by the board, and annually reviewing with the board the requisite skills and criteria for new board members as well as the composition of the board of directors as a whole;

•	developing and recommending to the board corporate governance guidelines applicable to our company;

•	overseeing an annual evaluation of the board of directors;

•	at the request of the board of directors, reviewing and making recommendations to the board relating to management succession planning; and

•	at least annually, evaluating its own performance.

The processes and procedures followed by the nominating and corporate governance committee in identifying and evaluating director candidates are described above under the heading “Director Nomination Process.”

Communicating with the Directors

The board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The chairman of the nominating and governance committee, with the assistance of our corporate secretary, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our corporate secretary considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the board of directors should address such communications to Board of Directors, c/o Accretive Health, Inc., 401 North Michigan Avenue, Suite 2700, Chicago, Illinois 60611, Attention: Corporate Secretary.

Code of Business Conduct and Ethics

Our board of directors has adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code of business conduct and ethics is posted on the Investor Relations section of our website. In addition, we intend to post on our website all disclosures that are required by law or NYSE listing standards concerning any amendments to, or waivers of, our code.

Report of the Audit Committee of the Board of Directors
The audit committee has reviewed our audited financial statements for the fiscal year ended December 31, 2015 and has discussed these financial statements with our management and our independent registered public accounting firm.

The audit committee has also received from, and discussed with, our registered public accounting firm various communications that our independent registered public accounting firm is required to provide to the audit committee, including the matters to be discussed as required by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (the “PCAOB”).

Our independent registered public accounting firm also provided the audit committee with the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent auditor’s communication with the audit committee concerning independence. The audit committee has discussed with the independent registered public accounting firm their independence from our company.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the audit committee recommended to our board of directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2015.

By the Audit Committee of the Board of Directors of Accretive Health, Inc.

Alex J. Mandl (chair)
Charles J. Ditkoff
John B. Henneman, III

DIRECTOR COMPENSATION

We pay each non-employee director, other than Messrs. Impicciche, Moszkowski, Sacks, Shulman and Speranzo, a $60,000 annual retainer. The chairs of the board of directors and the audit committee receive an additional annual retainer of $20,000, and the chairs of the compensation committee and the nominating and corporate governance committee receive an additional annual retainer of $10,000. There are no additional fees for attending board or board committee meetings. Cash fees are paid quarterly in arrears to the non-employee directors who were serving as directors at the end of a quarter. Messrs. Impicciche, Moszkowski, Sacks and Speranzo have declined to receive director fees.

In lieu of cash fees, non-employee directors may elect to receive fully-vested options to purchase shares of our common stock. Elections must be received by the Company by the 75th day of a quarter and apply to all subsequent quarterly cash fees until a new election is received. Such options are granted on the first trading day of each quarter with respect to the fees payable for the preceding quarter, and the exercise price equals the fair market value of the common stock on the date of grant. The number of shares subject to such options is calculated by dividing the dollar amount of the cash fees for the quarter by the Black-Scholes option value we used for purposes of determining the share-based compensation expense that we recognized for financial statement reporting purposes in that quarter.

Unless a different arrangement is specifically agreed to, any non-employee director who joins our board in the future will be granted a stock option on the date of such director’s first board meeting. The option will have a total Black-Scholes value of $520,000 (based on the target value of $130,000 per year), and the exercise price will equal the fair market value of the common stock on the date of grant. Each such option will vest in four equal annual installments, based on continued service as a director. Messrs. Impicciche, Moszkowski, Sacks and Speranzo have declined their option awards.

In lieu of an annual retainer, Mr. Shulman is entitled to the compensation and benefits for his services as chairman of our board of directors set forth in the Chairman Services Agreement between us and Mr. Shulman as described under “ Agreement with Mr. Steven Shulman ” in the “Agreements with Directors” section below. As discussed above in “Proposal Three - Approval of Second Amended and Restated 2010 Stock Incentive Plan,” in recognition of the valuable contributions Mr. Shulman continues to make to our Company as chairman of our board of directors, such as providing strategic direction and leadership to our board of directors, and in order to further align his interests with that of our stockholders, our board of directors granted Mr. Shulman 1,634,780 stock options, contingent upon stockholder approval of the Second A&R 2010 Plan. One-half of Mr. Shulman’s stock options have the same vesting terms as the 2016 LTI Awards and one-half of Mr. Shulman’s stock options have the same vesting terms as the 2017 LTI Awards. Our board of directors also intends to issue Mr. Shulman approximately 1,106,406 PBRSUs (which PBRSU amount assumes a 150% maximum performance target and which maximum target amount may be greater if our board of directors or a committee thereof sets a greater target). Our board of directors also intends that any such grant of PBRSUs to Mr. Shulman would be contingent upon stockholder approval of the Second A&R 2010 Plan. If our stockholders do not approve the Second A&R 2010 Plan, Mr. Shulman’s stock options and PBRSUs will be cancelled.

We reimburse each non-employee director for ordinary and reasonable expenses incurred in attending board and board committee meetings.

2015 Director Compensation. The following table sets forth, for each of our non-employee directors in 2015, information concerning compensation earned or paid for services in all capacities during the fiscal year ended December 31, 2015.

Name		Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)		Option Awards ($)(1)		Total ($)
Edgar Bronfman, Jr.	(8)	—		—		$70,000		$70,000
J. Michael Cline	(3)	$15,000		—		—		$15,000
Charles J. Ditkoff		$45,000		—		$520,000	(4)	$565,000
Michael B. Hammond	(8)	$45,000		—		$520,000	(4)	$565,000
Steven N. Kaplan	(5)	$35,000		—		—		$35,000
Arthur A. Klein	(8)	$45,000		—		$520,000	(4)	$565,000
Lawrence B. Leisure	(8)	$45,000		—		$520,000	(4)	$565,000
Stanley L. Logan	(5)	$40,000		—		—		$40,000
Alex J. Mandl		—		—		$70,000		$70,000
Denis J. Nayden	(8)	$60,000		—		—		$60,000
Amir Dan Rubin	(7)	—		—		$535,000	(7)	$535,000
Stephen F. Schuckenbrock	(6)	—		—		$15,000		$15,000
Steven J. Shulman		$500,000	(2)	$4,825,000	(2)	—		$5,325,000
Arthur H. Spiegel	(3)	$15,000		—		—		$15,000
Robert V. Stanek	(8)	$60,000		—		—		$60,000
Mary A. Tolan	(3)	$15,000		—		—		$15,000
Mark A. Wolfson	(5)	—		—		$30,000		$30,000

(1)
Valuation of these stock and option awards is based on the dollar amount of share-based compensation expense that we recognized for financial statement reporting purposes in 2015 computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”), excluding the impact of estimated forfeitures related to service-based vesting conditions. These amounts do not represent the actual amounts paid to or realized by the director during 2015. The assumptions used by us with respect to the valuation of option awards are the same as those set forth in Note 5, Share-Based Compensation, to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015 as filed with the SEC on March 10, 2016.

(2)
This amount represents fees paid to Mr. Shulman as chairman of our board of directors pursuant to the Chairman Services Agreement between us and Mr. Shulman. Mr. Shulman was appointed chairman of the board of directors effective April 2, 2014. See "Agreement with Mr. Steven Shulman" in the section "Agreements with Directors" for more information.

(3)	Resigned from our board of directors, effective May 15, 2015.

(4)
The option was issued to the reporting person pursuant to the Accretive Health director compensation plan and vests in four equal annual installments beginning on May 21, 2016 based on continued service as a director. Messrs. Hammond, Klein and Leisure resigned from our board of directors effective February 16, 2016 and as a result, forfeited all unvested option awards.

(5)	Did not stand for re-election at the Annual Meeting held on August 14, 2015.

(6)	Resigned from our board of directors, effective May 18, 2015.

(7)	This amount includes $520,000 in option awards issued pursuant to the Accretive Health director compensation plan and vests in four equal annual installments beginning on May 21, 2016 based on continued service as a director. Mr. Rubin resigned from our board of directors effective September 24, 2015 and as a result, forfeited all unvested option awards.

(8)	Resigned from our board of directors effective February 16, 2016.

As of December 31, 2015, our non-employee directors held the following options to acquire shares of our common stock and shares of restricted common stock:

Name	Aggregate Option Awards (Exercisable/ Unexercisable)Outstanding as of December 31, 2015	Option Awards (Exercisable) Exercisable at December 31, 2015	Aggregate Restricted Stock Awards (Unvested) as of December 31, 2015
Edgar Bronfman, Jr.	135,382	135,382	—
Charles J. Ditkoff	193,237	—	—
Michael B. Hammond	193,237	—	—
Arthur A. Klein	193,237	—	—
Lawrence B. Leisure	193,237	—	—
Alex J. Mandl	152,154	27,368	—
Denis J. Nayden	108,335	108,335	—
Steven J. Shulman	103,174	51,587	1,666,667
Robert V. Stanek	109,473	27,368	—

Agreements with Directors

Agreement with Mr. Steven Shulman

As part of our strategy to navigate significant business challenges in March 2014, including the initiation of NYSE delisting proceedings and the continuing effects of both the negative publicity in connection with the lawsuit filed against us in January 2012 by the Minnesota Attorney General and our financial restatement, our board of directors appointed Steven Shulman as the chairman of our board of directors on April 2, 2014 and negotiated a compensation package for Mr. Shulman’s services as our chairman. Since being appointed as our chairman, Mr. Shulman has played a pivotal role in assisting us in navigating this challenging business environment, including by leading and successfully concluding our Chief Executive Officer succession planning and implementation, as well as assisting us to strengthen our relationships with certain of our key customers and helping to provide strategic direction for our company.

Our Chairman Services Agreement with Mr. Shulman, which reflects terms that were agreed upon in principle during late March and April 2014, but which was not executed until November 2014, provides for the following benefits to Mr. Shulman:

•	Annual cash fee of $500,000;

•
A one-time payment of $291,667 in respect of services provided by Mr. Shulman between April 2, 2014 (the date of Mr. Shulman’s appointment as chairman of our board of directors) and the date of execution of the Chairman Services Agreement;

•
A restricted stock award of 2,250,000 shares of our common stock, of which 1,750,000 generally will vest in equal annual installments on each of the first three anniversaries of the date Mr. Shulman was appointed as our chairman, subject to Mr. Shulman’s continued service as chairman. These shares will also vest upon a termination of Mr. Shulman’s Chairman Services Agreement by us without cause, as defined in the Chairman Services Agreement.The remaining 500,000 shares will vest on the third anniversary of the date Mr. Shulman was appointed as our chairman (or upon a change in control transaction or our termination of the Chairman Services Agreement without cause, as defined in the Chairman Services Agreement), subject to (i) Mr. Shulman’s continued service as chairman and (ii) the average closing price of our common stock as reported on the NYSE (or if not then traded on NYSE, the principal national securities exchange in the United States on which our common stock is then traded), measured over ninety days exceeding 200% of the closing price of a share of our common stock on April 2, 2014 (or, if the average trading price of our common stock measured over a ninety day period exceeds the closing price of our common stock on April 2, 2014 by less than 200%, a pro-rata portion of these 500,000 shares of restricted common stock will vest based on the percentage of the closing price of our common stock on April 2, 2014 represented by such average trading price, using a linear interpolation between 100% and 200%).

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”), provides information about our executive compensation philosophy and the components of our compensation programs, including information about how we align the compensation for our named executive officers (“NEOs”), with our goals and performance. This CD&A is intended to help readers better understand the information found in the tables and narrative that follow.

Compensation Objectives and Philosophy

Our executive compensation program aims to attract and retain highly talented executives by providing competitive pay and benefits and to reward our executives for performance that aligns with our operating and strategic goals, with the ultimate objective of increasing stockholder value. The structure of our executive compensation program enables us to provide a competitive total compensation package that ties a portion of each executive’s overall compensation to key corporate financial goals and significant accomplishments. Both short-term and long-term incentives are intended to align executives with stockholder interests and the successful execution of long-term strategic plans.

We attract and retain executives by providing a market competitive compensation program consisting of base salary, annual bonus and long-term incentives, coupled with benefits to support health, wellness and other life events. The box below highlights the key considerations behind the development, review and approval of our NEOs’ compensation in 2015.

Objectives
Our NEO compensation program is designed to:
- Align the interests of our executives with those of our stockholders
- Pay for performance by rewarding the achievement of our annual and long-term operating and strategic goals
- Recognize individual contributions
- Attract, retain and motivate highly talented individuals who have the breadth and depth of experience to successfully execute our business strategy

This CD&A focuses on the following executive officers who served during 2015:

Dr. Emad Rizk, former President and Chief Executive Officer - Dr. Rizk joined Accretive Health as President and Chief Executive Officer in July 2014.

Peter Csapo, former Chief Financial Officer and Treasurer - Mr. Csapo joined Accretive Health as Chief Financial Officer and Treasurer in August 2014.

Joseph Flanagan, Chief Operating Officer - Mr. Flanagan joined Accretive Health as Chief Operating Officer in April 2013.

On April 21, 2016, we announced a number of management changes including the appointment of Mr. Flanagan as President and Chief Operating Officer and the promotion of Christopher Ricaurte to Chief Financial Officer, as Peter Csapo stepped down as our Chief Financial Officer.

On May 26, 2016, we announced the appointment of Mr. Flanagan as President, Chief Executive Officer and director, as Dr. Rizk stepped down as our Chief Executive Officer and director.

No new or amended compensation arrangements were entered into at the time of such changes. However, our compensation committee considered such changes in connection with its ongoing review of our compensation programs, objectives and philosophy in light of the Transaction discussed below.

2015 Performance

Company Achievements

During 2015, we continued to focus our efforts on several key strategic and operational imperatives aimed at delivering on our critical customer obligations and continued to expand the depth and breadth of our services. While our financial results fell below expectations, our NEOs achieved important goals during this period, including:

•
In response to a letter received in July 2015 from Ascension Health, our largest customer and the nation’s largest Catholic and non-profit health system, we commenced a strategic review process to enhance stockholder value. The strategic review process concluded in December 2015 with the announcement of the Transaction with Ascension, the parent of Ascension Health, and TowerBrook. As part of the Transaction, we renewed, revised and expanded our existing services agreement with Ascension Health by entering into the Amended and Restated Master Professional Services Agreement (the “A&R MPSA”), for a 10-year term effective February 16, 2016 subject to further terms and conditions that are more fully described herein. This long-term strategic partnership provided our business with approximately $200 million in new capital, will expand our relationship with Ascension Health and is anticipated to improve our ability to expand our customer base outside of the Ascension Health hospital base.

•
Deepening our focus on scalable infrastructure and applications, operational excellence, and shared services capacity in preparation of our anticipated addition of more than $8 billion in net patient revenue under management due to the long-term strategic partnership with Ascension Health.

•
Significant sequential improvement in financial results in the fourth quarter and over the prior year, including net cash generated from customer contracting activities of $26.4 million, compared to $7.8 million for 2014.

•	Becoming current with our SEC filings.

•	Continuing to make meaningful progress towards remediating our control environment deficiencies.

•	Completing our mid-term HITRUST assessment and successfully maintaining our HITRUST CSF certification.

Linking Pay with Performance
Executive compensation for 2015 was consistent with our compensation objectives and reflects our operating performance, demonstrating our commitment to pay our executives for the performance they deliver.
In light of the fact that our NEOs received retention equity grants in connection with the Transaction, notwithstanding the achievements described above, our NEOs did not receive an annual cash incentive bonus for 2015 performance, other than Mr. Flanagan, who received a discretionary bonus of $500,000 to reward his leadership of the cross-functional team that retained Ascension Health as a customer and negotiated a meaningful expansion of the A&R MPSA with Ascension. See page 63 for details.

Overview of 2015 Compensation Decisions and Actions

Factors Guiding Our Decisions

The following factors guided the planning and decisions for 2015 executive compensation:

•	Executive compensation program objectives;

•	Operating performance;

•	Recommendations of the Chief Executive Officer for other NEOs;

•	Advice of an independent compensation consultant;

•	Uncertainties related to our strategic review;

•	Our stock price performance; and

•	Competitive market practices.

Key 2015 Executive Compensation Decisions

We have faced significant business challenges since 2012, which have informed our executive compensation decision making. The compensation decisions made during 2015, as outlined below, demonstrate our commitment to providing incentives tied to improved financial and stock performance.

Base Salary

None of our NEOs received a base salary increase in 2015 based on our market analysis of compensation data for similarly situated executives.

Annual Cash Incentive Bonus

2015 Awards: Although our NEOs achieved significant accomplishments critical to the success of our company, in light of the fact that they received retention equity grants in connection with the Transaction, our compensation committee determined that no bonus payouts would be awarded to our NEOs for 2015 performance, except that our compensation committee awarded a discretionary bonus of $500,000 to Mr. Flanagan for 2015 performance to reward his leadership of the cross-functional team that retained Ascension Health as a customer and negotiated a meaningful expansion of the A&R MPSA with Ascension Health.

2014 Awards: In light of the fact that our 2014 annual cash incentive bonus awards, which were paid to certain employees (either entirely or in part) in the form of restricted shares of our common stock that vested monthly over twelve months, significantly declined in value shortly after the grant because of the decline in the price of our common stock, our compensation committee approved a grant of cash bonuses to those employees, including each of the NEOs. See page 64 for details.

Equity Incentive Awards

Equity incentive awards are generally granted to NEOs when they enter into or renew an employment agreement with us. On occasion, our compensation committee also awards discretionary equity grants to retain NEOs, reward exceptional performance and/or recognize expanded responsibility.

In connection with the Transaction, each NEO received a retention equity grant in the form of restricted stock on December 31, 2015, designed to promote retention of the services and skills of the recipient, as well as to maintain the recipient’s focus on ongoing operations during a critical time for our business. In connection with these retention equity grants, Dr. Rizk received 1,500,000 shares, Mr. Csapo received 676,800 shares and Mr. Flanagan received 952,000 shares. Each of these equity grants vests in equal annual installments over three years. See page 66 for details.

Retention Bonus Program and Enhanced Change of Control Severance Program

In July 2015, our board of directors approved a targeted retention program (the “Retention Bonus Program”)

and enhanced change-of-control severance arrangements (the “Enhanced Change of Control Severance Program”) for key employees, including our NEOs and critical members of their management team. The Retention Bonus Program and Enhanced Change of Control Severance Program were adopted to retain these key leaders during our strategic alternatives review process to enhance stockholder value, which was announced on July 16, 2015. These programs were also intended to mitigate any uncertainty regarding future employment resulting from Ascension Health’s unsolicited proposal to acquire us, or other strategic alternatives.

In connection with the Transaction, the retention agreements that were entered into in connection with the Retention Bonus Program and the Enhanced Change of Control Severance Program were ultimately canceled and, for our NEOs, replaced in their entirety by a one-time retention equity grant on December 31, 2015. Other severance and change-of-control arrangements were not impacted and remain in place. See page 75 for details.

Pay-for-Performance Focus
Aligning Pay with Performance
Pay-for-performance is one of the objectives of our executive compensation philosophy. NEOs can earn target compensation only to the extent we achieve our corporate goals. Additionally, their actual annual incentive award takes into account their individual performance in supporting several key business objectives. Our incentive compensation program for NEOs is designed to link total compensation with the achievement of our corporate goals, some of which are short-term, while others may take several years to achieve.

	Annual Cash Incentive Bonus	Stock Options	Restricted Stock Awards
	Short-Term (Cash)	Long-Term (Equity)	Long-Term (Equity)
Objective	Short-term business performance	Stockholder value creation	Stockholder value creation
Time Horizon	1 Year	Generally vest over 4 years Subject to continued employment with the Company, exercisable for up to 10 years	Generally vest over 4 years Subject to continued employment with the Company
Metrics	Specific tactical, strategic and financial business objectives and Individual performance	Stock price	Stock price

Our executive compensation decisions in recent years have been affected by our efforts to build and retain a leadership team that will help ensure we perform at our highest level. This focus, however, has not changed our strong emphasis on pay-for-performance. While we require competitive compensation packages to attract and retain leaders who will help us perform well both internally and externally, we follow a compensation strategy that heavily emphasizes performance.

For our Chief Executive Officer, this means that the greatest portion of his compensation is in the form of incentive compensation, and the majority of this incentive compensation is focused on delivering long-term performance.

During the leadership transitions we have experienced in recent years, we have made decisions to ensure that the majority of long-term incentives are focused on increasing value to our stockholders as well as our company’s future, leveraging our plans to build stockholder value. By making the greatest portion of our Chief Executive Officer’s compensation package in the form of performance-based pay, with value directly tied to the increase in value of our organization and thus our stock price, we aim to ensure that our executive compensation packages are strongly focused on pay-for-performance, not merely attraction and retention.

Consideration of “Say-on-Pay” Vote

Our stockholders approved the non-binding advisory proposal on the compensation of our NEOs with an 84% favorable vote at our annual meeting of stockholders held in August 2015, our most recent annual meeting at which such a vote was taken. Based in part on this approval from stockholders, at that time our compensation committee determined that no changes to our 2016 executive compensation program were warranted.

At our 2011 annual meeting of stockholders, our stockholders voted to adopt the recommendation of our board of directors to conduct future advisory votes on the compensation of our NEOs every three years. Accordingly, the next stockholder advisory vote on the compensation of our NEOs will be held at the 2018 Annual Meeting.

Determining Executive Compensation

In determining compensation changes for NEOs from year to year, our compensation committee generally focuses on total direct executive compensation, which consists of base salary, annual cash incentive bonus and long- term equity incentive awards.

Factors Guiding Decisions
•	Executive compensation program objectives
•	Company financial performance and important achievements
•	Assessment of leaders’ adherence to company values, their leadership traits and achievement of individual objectives
•	Recommendations of the Chief Executive Officer for other NEOs
•	Stockholder input through the “say-on-pay” vote
•	Advice of an independent compensation consultant on market and peer group pay practices

Role of our Compensation Committee

Our compensation committee oversees our executive compensation program and has done so historically. In this role, our compensation committee reviews and approves compensation decisions relating to our NEOs. Certain actions of the compensation committee, such as granting equity compensation awards and performance awards, may be taken by a sub-committee of the compensation committee. Our compensation committee has the authority, without approval of our board of directors, to retain and terminate an independent compensation consultant to assist in the evaluation of executive officer compensation.

During the period beginning January 1, 2015 and ending February 16, 2016, each of Steven N. Kaplan, Edgar Bronfman, Jr., Denis J. Nayden and Steven J. Shulman served as members of our compensation committee. In connection with the Transaction and effective February 16, 2016, our compensation committee was reconstituted to include the following members: Ian Sacks, Steven J. Shulman and Anthony J. Speranzo. Our board of directors determined that each of the foregoing members was independent as defined under the rules of the NYSE and NASDAQ, other than Mr. Speranzo.

Our newly reconstituted compensation committee is undertaking a substantial review of our existing compensation programs, objectives and philosophy and determining whether such programs, objectives and philosophy are appropriate in light of the Transaction. In connection with this review, our compensation committee has engaged Steven Hall & Partners as its new independent compensation consultant. As a result of this review, a sub-committee of the compensation committee has approved a revised LTI program as described below under “2016 and 2017 Equity Incentive Decisions.”

Role of our Chief Executive Officer

Our Chief Executive Officer annually reviews the performance of each of our other executive officers and, based on these reviews, provides recommendations to our compensation committee with respect to salary adjustments, annual cash incentive bonus targets and awards, and equity incentive awards.

Our compensation committee meets with our Chief Executive Officer annually to discuss and review our Chief Executive Officer’s recommendations regarding executive compensation for our executive officers, excluding our Chief Executive Officer. Our compensation committee typically meets in executive session to discuss those recommendations before our compensation committee makes final decisions regarding our executive officers’ compensation and informs our board of directors of such decisions. Our Chief Executive Officer is not present for discussions regarding our Chief Executive Officer’s compensation.

For fiscal year 2015, our Chief Executive Officer was authorized by our compensation committee to grant options to employees who are not directors or executive officers of the company and to determine the number of shares covered by, and the timing of, these option grants. Our board of directors has, and it exercises, either directly or through its delegation of authority to our compensation committee, the ability to materially increase or decrease amounts of compensation payable to our executive officers pursuant to recommendations made by our Chief Executive Officer or otherwise.

Role of the Compensation Consultant

Our compensation committee engages an independent compensation consulting firm from time to time to provide advice regarding our executive compensation program and general information regarding executive compensation practices in our industry. At our compensation committee’s request, the independent compensation consulting firm, Towers Watson (now Willis Towers Watson), advised our compensation committee in 2015 and provided advice on some, but not all, executive compensation actions and decisions related to 2015. Our compensation committee considered Towers Watson’s advice regarding our executive compensation program and then, ultimately, made their own decisions about these matters.

Towers Watson took direction from our compensation committee, as appropriate, and reported directly to our compensation committee. With respect to 2015, Towers Watson did not raise any conflicts of interest to our compensation committee, and the compensation committee determined that no conflicts of interest existed, that would affect its independence pursuant to SEC and NYSE rules or would prevent it from independently representing our compensation committee.

In connection with the substantial review of our existing compensation programs, objectives and philosophy being undertaken by our newly constituted compensation committee, our compensation committee has engaged Steven Hall & Partners as its new independent compensation consultant.

Executive Compensation Survey Data

In 2015, our compensation committee used the Towers Watson 2014 Compensation Data Bank (CDB) General Industry Executive Compensation Survey Report - U.S. to evaluate 2015 executive compensation. The surveys provide general industry data, and the data used was size-adjusted to reflect our revenue.

While our compensation committee considers survey data in determining the competitiveness of our executive compensation, it is only one factor taken into consideration when determining the total compensation for our NEOs. Our compensation committee also considers the other factors listed in “Factors Guiding Decisions” above.

As discussed above, our newly reconstituted compensation committee is undertaking a substantial review of our existing compensation programs, objectives and philosophy and determining whether such programs, objectives and philosophy are appropriate in light of the Transaction. As such, the compensation committee may in the future change its benchmarking practices, including utilizing a formal peer group.

Risk Considerations in our Executive Compensation Program

We provide a mix of executive compensation elements, and design such elements, in order to discourage management from assuming excessive risk. We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on our business. In addition, our compensation committee believes that the mix and design of the components of executive compensation do not encourage management to assume excessive risks.

Elements of the Executive Compensation Program
The following table describes how elements of compensation are intended to satisfy our executive compensation objectives.

Compensation Element	Purpose	Type of Compensation	Link to Program Objectives
Base Salary	Fixed level of cash compensation to attract and retain key talent in a competitive marketplace	Cash	●	Determined based on evaluation of individual’s experience, position, current performance, internal pay equity, peer group compensation data and external market competitive data
Annual Cash Incentive Bonus	Target incentive opportunity (set as a percentage of base salary) that encourages executives to achieve annual company operating plan goals	Cash	●	Provides compensation based on achievement of our operating plan goals, as well as individual performance against specific corporate objectives
			●	No minimum guaranteed payout
Long-Term Equity Incentive Awards	Helps ensure executive compensation is directly linked to the achievement of our long-term objectives	Long-Term Equity	●	Provides our NEOs with a strong link to our long-term performance by enhancing their accountability for long-term decision making
	Creates an ownership culture by aligning the interests of our NEOS with the creation of value for our stockholders Furthers our goal of executive retention		●	Delivered through stock options and/or restricted stock awards
			●	Time-based awards generally vest ratably over a four-year period; performance-based awards vest at the end of an applicable performance period based on the achievement of performance goals
Benefits	Important element of a total rewards program and helps attract and retain executive talent	Benefit	●
Same broad-based benefits that are provided to all employees, including our 401(k) retirement plan, a medical care plan, vacation, short- and long-term disability coverage and standard company holidays

			●	Our NEOs do not receive a matching 401(k) contribution from Accretive Health
Change of Control Benefits	Attracts and retains employees in a competitive market	Combination of Cash, Benefit and Long-Term Equity	●	Combination of “single trigger” and “double trigger” vesting, along with severance

Employment Agreements	Ensures continued dedication of employees in case of personal uncertainties or risk of job loss Provides confidentiality and non-compete protections	N/A	●	Specific for the individual

Analysis of 2015 Compensation Decisions

Base Salary

We use competitive base salaries to attract and retain qualified talent to help us achieve our growth and performance goals. Base salaries take into account each NEO’s experience, knowledge and responsibilities. The independent compensation consultant periodically provides our compensation committee with analyses of competitive salary ranges for the NEO positions, based in part on external compensation survey data.

Base Salary Adjustments

From time to time, at their discretion, our compensation committee evaluates and adjusts NEOs' base salary levels based on factors determined to be relevant, including:

•	Executive officer’s skills and experience

•	Particular importance of the executive officer’s position to us

•	Executive officer’s individual performance

•	Executive officer’s growth in his or her position

•	Market level increases

•	Base salaries for comparable positions within our company

•	Inflation rates

2015 Base Salary Decisions

In February 2015, our compensation committee elected not to increase base salaries for any NEOs based on our market analysis of compensation data for similarly situated executives.

	Base Salary (Annualized)
	2014 Salary	2015 Salary	Percent Change
Emad Rizk	$750,000	$750,000	—%
Peter Csapo	$470,000	$470,000	—%
Joseph Flanagan	$595,000	$595,000	—%

Annual Cash Incentive Bonus

We maintain an annual cash incentive bonus program in which each of our NEOs participates. These annual cash incentive bonuses are intended to compensate our NEOs for achievement of corporate goals, as well as individual performance in the areas of:

•Economic and financial contributions
•Operations
•Customer satisfaction
•Business development
•Organizational and leadership development

Annual Cash Incentive Bonus Design

•	Our annual cash incentive bonus awards have varied significantly from year to year, and we expect that they will continue to vary, depending on actual corporate and individual performance results.

•
At the beginning of each year, our board of directors establishes our corporate financial and operational goals and through our compensation committee, individual incentive bonus targets for our executive officers. The goals established by our board of directors are based on our historical operating results and growth rates, as well as our expected future results, and are designed to require significant effort and operational success on the part of our NEOs and Accretive Health. However, during the course of the year, our board of directors and our compensation committee may (based in part on recommendations of our Chief Executive Officer, with respect to our other NEOs) adjust such goals as they deem appropriate.

•
In addition to corporate goals, each NEO is also responsible for setting individual performance goals at the beginning of each year. The goals are based on the executive’s role and responsibilities and are designed to help drive our success.

•
Each NEO’s initial target annual bonus is established upon commencement of employment as part of the executive’s overall compensation package. The target annual bonus amount is then reviewed and may be adjusted in each subsequent year, if appropriate, based on external market data to ensure that the values reflect external competitiveness and internal equity. Our compensation committee’s independent compensation consultant, using the same approach as described for annual base salary, periodically reviews the competitive range for annual cash incentive pay for our Chief Executive Officer and each other NEO (which is set as a percentage of annual base salary) and provides such data to our compensation committee, which determines annual bonus targets, subject to any limitations contained in any applicable agreement with such NEO.

•
If growth and performance expectations for corporate and individual performance are exceeded, bonuses above target can be awarded. If they are not met, then bonuses below target, or no bonuses at all, may be awarded. Prior years’ performance and corresponding bonus award levels are considered when setting bonus targets. We believe this helps to calibrate incentive compensation with our performance.

•
Our compensation committee approves actual annual cash incentive bonus payouts, which are based on input from our Chief Executive Officer in the case of NEOs other than the Chief Executive Officer. There are no minimum or maximum payout levels, and our compensation committee has broad discretion to make adjustments to the awards.

2015 Annual Cash Incentive Target Bonus Decisions

For 2015, our compensation committee based annual cash incentive bonus decisions for our NEOs on the achievement of the following corporate goals, as well as their personal performance. These goals were designed to help us build critical infrastructure and consistent operational execution capability to support sustainable growth in the future.

	2015 Goal	2015 Achievements
Operations
• Hit operational performance targets
• Standardize Accretive Health Playbook
• Institutionalize Denials Reduction Program by year-end
• Complete Phase 1 of shared services expansion project
• Complete work to support modular services (shared services)

• Met over half of the operational performance targets
• Completed standardization of Accretive Health Playbook
• Almost fully institutionalized Denials Reduction Program before year-end
• Completed Phase 1 of shared services expansion project
• Made significant progress but did not complete the work to support modular services (shared services)

Financial	• Deliver net cash generated from customer contracting activities of $34.1M and gross cash generated from customer contracting activities of $248.7M	• Delivered net cash generated from customer contracting activities of $26.4M and gross cash generated from customer contracting activities of $230.2M
Customer Satisfaction and Growth
• Launch NPS plan and completion on follow up items
• Develop renewal strategy for key customer contract expiring in 2016
• Close targeted net new revenue cycle deals
• Move targeted prospective revenue cycle transactions into contracting stage

• Launched NPS plan and completed follow up items
• Completed development of renewal strategy for key customer contract expiring in 2016
• Missed targeted net new revenue cycle deals
• Met our targeted number of prospective revenue cycle transactions moved into contracting stage

Employees	• Achieve targeted field attrition rate • Achieve targeted shared services attrition rate • Hold Company-wide all hands calls quarterly	• Fell short of the field attrition goal • Exceeded the shared services attrition goal • Completed half of the planned Company-wide all hands calls

In light of the fact that our NEOs received retention equity grants in connection with the Transaction, notwithstanding the achievements described above, our compensation committee elected not to award bonus payouts to any of our NEOs, other than to Mr. Flanagan who received a discretionary bonus award of $500,000 to reward his leadership of the cross-functional team that retained Ascension Health as a customer and negotiated a meaningful expansion of the A&R MPSA with Ascension Health.

The table below shows the annual target for 2015 and actual bonus payments for 2015 for each NEO:

	2015 Annual Cash Incentive Bonus
	Target Award Opportunity	Target as a % of Base Salary	Actual Bonus Awarded
Emad Rizk	$750,000	100%	$—
Peter Csapo	$376,000	80%	$—
Joseph Flanagan	$595,000	100%	$500,000

Payment of 2014 Annual Incentive Awards

In July 2015, our compensation committee approved the grant of cash bonuses to employees, including each of our NEOs, who received all or a portion of their 2014 annual incentive award in the form of restricted shares of our common stock that vested monthly over twelve months. Our compensation committee determined that it was appropriate to grant these bonuses to mitigate the effect of a significant decrease in the price of our common stock that occurred shortly after the grant of the 2014 annual incentive award restricted stock as a result of our disclosure of Ascension Health’s unsolicited proposal to acquire us. These cash bonuses, paid in August 2015, were equal to the product of (i) $2.66 (which amount reflects the difference between our per share closing trading price on the date that we determined the number of restricted shares to be granted less the trading price per share of our common stock as of the close of trading on the second business day following our earnings release for the second quarter of 2015), multiplied by (ii) the number of restricted shares granted to each recipient (which was 78,067, 34,944 and 132,714 for Dr. Rizk, and Messrs. Csapo and Flanagan, respectively).

2016 NEO Compensation Decisions

In October 2016, in connection with Mr. Ricaurte’s promotion to Chief Financial Officer and in recognition of his new responsibilities in this role, our board of directors or a committee thereof approved (i) an increase in Mr. Ricaurte’s annual cash incentive bonus target from 56% of his annual base salary to 65% of his annual base salary, effective upon his appointment as Chief Financial Officer, (ii) an increase in Mr. Ricaurte’s severance in the event of a termination by the Company without “cause” (as defined in the Company’s severance plan) from six months of base salary and benefits continuation to 12 months of base salary and benefits continuation and (iii) amending Mr. Ricaurte’s existing incentive equity agreements with us to provide for “double trigger” benefits in the event that Mr. Ricaurte’s employment with us is terminated within one year following the occurrence of a change in control of our Company.

Equity Incentive Awards

Our equity incentive award program is the primary vehicle for offering long-term incentives to our NEOs. Equity incentive awards to our NEOs may be made in the form of restricted stock and/or stock options. Awards are generally granted to NEOs when they enter into or renew an employment agreement with us. On occasion, our compensation committee also grants discretionary equity awards to NEOs to retain and reward exceptional performance or recognize expanded responsibility.

Although we do not have any equity ownership guidelines or requirements for our NEOs, we believe that equity incentive awards:

•	Provide our NEOs with a strong link to our long-term performance by enhancing their accountability for long- term decision making;

•	Help balance the short-term orientation of our annual cash incentive bonus program;

•	Create an ownership culture by aligning the interests of our NEOs with the creation of value for our stockholders; and

•	Further our goal of executive retention.

In determining the size of equity incentive awards to NEOs, our compensation committee generally considers the executive’s experience, skills, level and scope of responsibilities, competitive practices for similar positions externally, and internal comparisons to other comparable positions in our company.

Focus on Stockholder Value
Long-term incentive grants are intended to align the long-term financial interests of senior management with those of our stockholders.

Stock Options

Stock options are a performance-based compensation component that only provides value when the market price exceeds the exercise price, tying executive compensation to stock price value and stockholder appreciation. Stock option grant date value is estimated using the Black-Scholes method of stock option valuation. Information about Accretive Health’s Black-Scholes valuation is presented as part of the summary compensation tables. Stock options are generally granted with a four-year vesting period, vesting ratably on each of the first four anniversaries of the applicable grant date.

Restricted Stock Awards

Restricted stock awards are time-based or performance-based. Time-based restricted stock awards generally vest ratably over four years. Time-based restricted stock awards are valued on an actual basis and their valuation is presented as part of the summary compensation tables.

Performance-based restricted stock awards vest at the end of the applicable performance period, subject to the achievement of specified stock price goals. Performance-based restricted stock awards are valued on an actual basis (assuming that the applicable performance target has been fully achieved).

2015 Equity Incentive Decisions

In connection with the Transaction (which closed on February 16, 2016), each NEO received a retention equity grant in the form of restricted stock on December 31, 2015, designed to promote retention of the services and skills of the recipient, as well as to maintain the recipient’s focus on ongoing operations during a critical time for our business. These restricted shares vest in equal installments over a three-year period (on February 16 of 2017, 2018 and 2019).

2015 Retention Equity Grant
Number of Restricted Shares
Emad Rizk	1,500,000
Peter Csapo	676,800
Joseph Flanagan	952,000

By accepting these awards, NEOs agreed to forfeit the Retention Bonus Program and Enhanced Change of Control Severance Program, approved by our compensation committee in July and described in detail on page 75. Other severance and change of control arrangements were not impacted and remain in place.

2016 and 2017 Equity Incentive Decisions

In October 2016, our board of directors approved a revised LTI program with the goal of greater focus on long-term business performance that we believe will be key to the creation of value for our stockholders. Depending on the level of management, the LTI program will now utilize three equity-based incentive vehicles: stock options, restricted stock units and PBRSUs.

Our historical policy has been to make LTI grants in April of each year. In 2016, due to the reorganization of the management team, the focus on establishing a strategic business plan and the decision to review our prior LTI program to align it with that business plan, the grants of equity awards were delayed. In developing the new LTI program described herein, our board of directors decided to recognize the delay in the 2016 LTI grant, increase the retention power on executives and other key employees and focus them on achieving our business goals through the granting of both the 2016 LTI Awards and the 2017 LTI Awards in October of 2016. In considering the delay in making the grant of the 2016 LTI Awards, our board of directors set the vesting period for such awards as if they had been made in April of 2016 (i.e., the first 25% of the 2016 LTI Awards (other than PBRSUs) will vest in April 2017). We believe that these vesting terms will benefit retention and morale, as the results honor the historical policy of grants in April and create an immediate, meaningful incentive opportunity that will enhance both the motivation and retention of executives and key employees.

Stock options will provide participants with the opportunity to share in the increase in stock price above the share price of our common stock on the date of grant. Each option will have a 10-year term and will vest according to the vesting schedule set forth below. Each restricted stock unit will provide participants with the right to receive, upon vesting, a share of our common stock for each restricted stock unit granted. These restricted stock units will vest according to the vesting schedule set forth below.

2016 LTI Awards - Vesting Schedule for Time-Vesting Stock Options and Time-Vesting Restricted Stock Units
Vesting Date	% of Award Vested
April 2017	25%
April 2018	50%
April 2019	75%
April 2020	100%

2017 LTI Awards - Vesting Schedule for Time-Vesting Stock Options and Time-Vesting Restricted Stock Units
Vesting Date	% of Award Vested
April 2018	25%
April 2019	50%
April 2020	75%
April 2021	100%

PBRSUs will entitle participants to receive shares of our common stock based on the performance of the Company over a multi-year performance period. At the end of the performance period, the Company’s actual performance will be assessed against the performance goals set at the time of grant and based on that actual performance, participants are expected to have the opportunity to earn a number of shares of our common stock within a range of 50% to 150% of a target number of shares, although the maximum percentage may be greater for certain employees, and which will generally be calculated such that the number of shares earned will correspond to the Company’s actual performance against the performance goals. The award agreements are expected to provide that if the Company’s actual performance against the performance goals falls below the 50% threshold set forth in a participant’s grant agreement, no shares of common stock will be earned, and the award agreements are expected to provide that if the Company’s actual performance exceeds the performance goals, an amount of shares exceeding the target number of shares will be awarded up to a maximum of 150% of the target amount of shares, although the maximum percentage may be greater for certain employees. The determination of the number of shares earned will be interpolated for performance between the 50% minimum threshold and target performance and for performance between target performance and the maximum set forth in the agreements. At this time, the performance criteria and goals and maximum target number of shares have not been established by our board of directors or a committee thereof.

Each of the restricted stock units that were granted as part of the 2016 LTI Awards and each of the stock options and restricted stock units that were granted as part of the 2017 LTI Awards, representing an aggregate of 3,543,687 stock options and 1,361,794 restricted stock units, were issued contingent upon stockholder approval of the Second A&R 2010 Plan. If our stockholders do not approve the Second A&R 2010 Plan, the restricted stock units that were granted as part of the 2016 LTI Awards and the stock options and restricted stock units that were granted as part of the 2017 LTI Awards will be cancelled. We intend to issue the PBRSUs that are included in the 2016 LTI Awards and 2017 LTI Awards, representing an expected aggregate of 5,366,670 PBRSUs, prior to the Annual Meeting, although the actual number of PBRSUs has not been set and may be greater if certain employees are are given the opportunity to achieve greater than a 150% maximum performance target. These PBRSUs will also be issued contingent upon stockholder approval of the Second A&R 2010 Plan, and if our stockholders do not approve the Second A&R 2010 Plan, any such PBRSUs that we have issued will be cancelled.

Participants in the LTI program are employees with a title of vice president or above and certain director-level employees. Under our LTI program, the total value of a participant’s LTI award is established as a percentage of such participant’s base salary, depending on position with the Company as follows:

Position	Value of Aggregate LTI Award as a % of Base Salary
Chief Executive Officer	300%
Chief Financial Officer	100%
Senior Vice Presidents	30%
Vice Presidents	30%
Director-Level Employees	20%

The composition of the initial grant under this program for 2016 and 2017 as a percentage of the total LTI award will be based on position in the Company as follows:

Senior Vice Presidents and above:

•	50% Stock Options

•	50% PBRSUs

Vice Presidents:

•	37.5% Stock Options

•	37.5% PBRSUs

•	25% Restricted Stock Units

Director-level Employees:

•	33.3% Stock Options

•	33.3% PBRSUs

•	33.4% Restricted Stock Units

The following table summarizes the 2016 LTI Awards and 2017 LTI Awards that have been or will be granted to our NEOs:

	2016 LTI Awards		2017 LTI Awards
Employee	Number of Time-Vesting Stock Options Granted	Number of PBRSUs Intended to be Granted	Number of Time-Vesting Stock Options Granted	Number of PBRSUs Intended to be Granted (1)
Joseph Flanagan	817,390	553,203	817,390	553,203
Christopher Ricaurte	204,348	138,302	204,348	138,302
Total	1,021,738	691,505	1,021,738	691,505

(1)	For illustrative purposes, assumes a 150% maximum performance target. Such amount may be different if our board of directors or a committee thereof sets a greater target.

In addition to the LTI program grants described herein, our board of directors also granted or will grant an additional, one-time Staking Grant to our new chief financial officer, Mr. Ricaurte, in order to recognize his promotion, encourage his retention and provide a stronger alignment with shareholder interests, and additional, one-time Staking Grants to certain highly valued non-executive employees as set forth below:

Employee	Aggregate Number of Time-Vesting Stock Units Options as Staking Grants	Aggregate Number of Time-Vesting Restricted Stock Units Granted as Staking Grants	Number of PBRSUs Intended to be Granted as Staking Grants (1)
Christopher Ricaurte	204,348	—	138,302
Other Employees	903,157	—	611,255
Total	1,107,505	—	749,556

(1)	For illustrative purposes, assumes a 150% maximum performance target. Such amount may be different if our board of directors or a committee thereof sets a greater target.
All of the Staking Grants were issued (and in the case of the PBRSUs, will be issued) contingent upon stockholder approval of the Second A&R 2010 Plan. If our stockholders do not approve the Second A&R 2010 Plan, the Staking Grants will be cancelled. The Staking Grants have the same vesting terms as the 2017 LTI Awards.

The terms of our revised LTI program described herein apply only to the 2016 LTI Awards and the 2017 LTI Awards. All of the terms of our LTI program, including, without limitation, eligible participants, award levels, the composition of awards and the vesting terms for awards, for 2018 and subsequent years are all subject to revision by our board of directors in their sole discretion. In addition, our board of directors reserves the right to discontinue the LTI program, in whole or in part, replace the LTI program and/or supplement it with additional incentive equity programs.

Other Employee Benefits

We maintain broad-based benefits that are provided to all employees, including our 401(k) retirement plan, flexible spending accounts, a medical care plan, vacation, short- and long-term disability insurance and standard company holidays. Our NEOs are eligible to participate in each of these programs on the same terms as non- executive employees; however, we do not provide a matching 401(k) contribution for any of our NEOs.

Consistent with our executive compensation philosophy and our commitment to emphasize performance- based pay, we limit the perquisites and other personal benefits that we provide to executives, and any such benefits are provided to help achieve our business objective.

Employment Agreements

Agreement with Dr. Emad Rizk

In connection with his appointment to Chief Executive Officer, in July 2014, we entered into an offer letter agreement with Dr. Rizk that provides him the following:

•	Annual base salary of $750,000;

•	Annual target bonus opportunity of at least 100% of base salary;

•	Eligibility to participate in the employee benefit programs generally available to senior executives of our company; and

•
A non-statutory stock option to purchase up to 2,700,000 shares of our common stock at a per share exercise price equal to the closing price of our common stock on the grant date, and a restricted stock award for 1,000,000 shares of our common stock.

•	The stock option generally will vest in equal annual installments over four years following the grant date, subject to continued service with our company.

•
One-half of the restricted stock award generally will vest in equal annual installments over four years following the grant date, subject to continued service with our company. The remaining one-half of the restricted stock award generally will vest based on a stock price performance goal of two times the closing price of a share of our common stock on the grant date, which must be equaled or exceeded for at least 20 consecutive trading days based on the average closing price for such 20-consecutive trading day period.

In the event that Dr. Rizk’s employment is terminated by us without “cause” or by Dr. Rizk for “good reason” (as defined in the offer letter agreement), in addition to any earned but unpaid salary and his accrued and vested benefits under our employee benefit programs, which are payable upon any termination of employment, Dr. Rizk also will be entitled to receive the following payments and benefits:

•
A cash amount equal to two times Dr. Rizk’s base salary plus two times his target bonus, paid monthly for a period of 24 months following such termination, subject to Dr. Rizk’s timely execution of a general release of claims in favor of us and our affiliates;

•
Continued company-subsidized health benefits for a period of 24 months following the date of such termination, subject to Dr. Rizk’s timely execution of a general release of claims in favor of us and our affiliates;

•	A pro-rata portion of an annual bonus for the calendar year in which such termination occurs based on actual results for such year;

•
A pro-rata portion of the time-based vesting equity awards will become vested and exercisable (as applicable) on such termination determined by multiplying the number of shares of common stock underlying such time-based vesting equity awards that would have become vested and exercisable (as applicable) on the anniversary of the grant date immediately following the date of such termination had such termination not occurred, by a fraction, the numerator of which is the number of days during which Dr. Rizk was employed by us for the period beginning on the anniversary of the grant date immediately preceding the date of such termination (or the grant date, if such termination occurs prior to the first anniversary of the grant date) and ending on the date of such termination, and the denominator of which is 365;

•
An additional portion of the time-based vesting equity awards will become vested and exercisable (as applicable) with respect to 25% of the shares of common stock underlying such time-based vesting equity awards;

•
The performance vesting restricted stock will vest or be forfeited on such termination based on achievement of the stock price goal, except that if such termination occurs prior to the second anniversary of the grant date, the two times stock price goal multiple will be replaced with a 1.5 times multiple, if such termination occurs prior to the first anniversary of the grant date, or a 1.75 times multiple, if such termination occurs on or following the first anniversary of the grant date but prior to the second anniversary of the grant date; and

•
In the case of such termination upon or within two years following the occurrence of a “change in control” (as defined in the offer letter agreement) of our company, full accelerated vesting of the outstanding, unvested portion of the time-based vesting equity awards.

In addition, with regard to the performance vesting restricted stock, upon the occurrence of the first change in control to occur following the date of grant and while Dr. Rizk remains in our continued employment, to the extent that the stock price goal has not previously been achieved, the performance vesting restricted stock will vest or be forfeited upon the occurrence of such change in control based on the achievement of the stock price goal in relation to the highest per share price for our common stock in the change of control, except that if such change in control occurs prior to the second anniversary of the grant date, the two times stock price goal multiple will be replaced with a 1.5 times multiple, if such change in control occurs prior to the first anniversary of the grant date, or a 1.75 times multiple, if such change in control occurs on or following the first anniversary of the grant date but prior to the second anniversary of the grant date.

General Release and Mutual Non-Disparagement Agreement with Dr. Rizk

On May 25, 2016, the Company entered into a General Release and Mutual Non-Disparagement Agreement with Dr. Rizk (the “General Release Agreement”) pursuant to which he will receive the payments and benefits that are generally consistent with those described in the agreements previously entered into by Dr. Rizk and the Company for a no-cause termination, which are described in detail above, other than the restricted stock awards he would have been entitled to under that certain Restricted Stock Award Agreement dated December 31, 2015, which Dr. Rizk has agreed to forfeit. The General Release Agreement also includes a general release of all legal claims and mutual nondisparagement provisions.

Agreement with Mr. Peter Csapo

In connection with his appointment to Chief Financial Officer and Treasurer, in August 2014, we and Mr. Csapo entered into an offer letter agreement that provides him the following:

•	Annual base salary of $470,000;

•	Annual target bonus opportunity of at least 80% of base salary;

•	Eligibility to participate in the employee benefit programs generally available to senior executives of our company; and

•
A non-statutory stock option to purchase up to 300,000 shares of our common stock at a per share exercise price equal to the closing price of our common stock on the grant date, and a restricted stock award for 200,000 shares of our common stock, both of which will vest in equal annual installments over four years following the grant date, subject to continued service with us. These incentive equity grants were issued outside of our 2010 Plan as employment inducement grants in accordance with the rules of the NYSE.

In the event that Mr. Csapo’s employment is terminated by us without “cause” or by Mr. Csapo for “good reason” (as defined in the offer letter agreement), in addition to any earned but unpaid salary and his accrued and vested benefits under the employee benefit programs of our company, which are payable upon any termination of employment, Mr. Csapo also is entitled to receive the following payments and benefits:

•
A cash amount equal Mr. Csapo’s base salary rate, paid monthly for a period of 12 months following the date of such termination, subject to Mr. Csapo’s timely execution of a general release of claims in favor of us and our affiliates;

•
Continued company-subsidized health benefits for a period of 12 months following the date of such termination, subject to Mr. Csapo’s timely execution of a general release of claims in favor of us and our affiliates;

•
If Mr. Csapo’s annual bonus for the fiscal year preceding the date of termination has not been paid prior to such termination, an annual bonus for such fiscal year equal to the amount of Mr. Csapo’s target bonus opportunity multiplied by the payout percentage that is approved by our board of directors for company-wide bonus payouts with respect to such fiscal year;

•
A pro-rata portion (based on the number of days that Mr. Csapo was employed by us during the fiscal year in which such termination occurred) of an annual bonus for the fiscal year in which such termination occurs based on actual results for such year, payable at the same time as it would have otherwise been paid had such termination not occurred;

•
A pro-rata portion (based on the number of days that Mr. Csapo was employed by us following the anniversary of the grant date immediately preceding the date of such termination, or following the grant date if such termination occurs prior to the first anniversary of the grant date, divided by 365) of the unvested portion of his incentive equity awards outstanding at the time of termination that would have become vested and exercisable (as applicable) on the anniversary of the grant date immediately following the date of such termination had such termination not occurred will become vested and exercisable (as applicable) as of the date of such termination; and

•
In the case of such termination upon or within the 90 days immediately preceding, or within one year following, the occurrence of a “change in control” (as defined in the offer letter agreement) of our company, full accelerated vesting of the outstanding, unvested portion of his incentive equity awards.

Transition, Separation and General Release Agreement with Mr. Csapo

On April 25, 2016 and in connection with his separation from the company, we and Mr. Csapo entered into a Transition, Separation and General Release Agreement, or the Transition Agreement, that provides for the following:

•	Effective as of April 25, 2016, Mr. Csapo resigned from all positions he held with the company, including Chief Financial Officer;

•
For the period beginning April 25, 2016 and ending May 13, 2016 (or an earlier date at any party’s election), Mr. Csapo will provide at-will transition and advisory services and will receive his full base salary and benefits during this period;

•	Following the transition period, Mr. Csapo will also receive the payments, accelerated vesting and other benefits that are consistent with those described above for a no-cause termination;

•	The right but not the obligation in certain circumstances in the future for us to repurchase shares of our common stock held by Mr. Csapo; and

•	A general release of all legal claims by Mr. Csapo and noncompete, nonsolicitation, nondisparagement and confidentiality provisions.

Agreement with Mr. Joseph Flanagan

In connection with his appointment to Chief Operating Officer, in April 2013, we and Mr. Flanagan entered into an offer letter agreement that provides him the following:

•	Annual base salary of $595,000;

•	Annual target bonus opportunity of at least 100% of base salary;

•	A $400,000 sign-on bonus;

•
A one-time payment of $30,000 (less required deductions) for relocation expenses in addition to relocation expense benefits commensurate with his position in accordance with our relocation program (the additional relocation expense benefits amounted to $266,680 and included reimbursement for expenses incurred in connection with the move from Singapore);

•	Eligibility to participate in the employee benefit programs generally available to our senior executives; and

•	A non-statutory stock option to purchase up to 800,000 shares of our common stock at a per share exercise price equal to the closing price of the common stock on the grant date, and a restricted stock award for 400,000 shares of our common stock, both of which generally vest in equal monthly installments over 48 months, subject to continued service with us. These incentive equity awards were issued outside of our 2010 Plan as employment inducement grants in accordance with the rules of the NYSE. One-half of the unvested portion of these incentive equity awards will be subject to accelerated vesting upon the occurrence of a “change in control” (as defined in the offer letter agreement) of our company while Mr. Flanagan remains employed.

In the event that Mr. Flanagan’s employment is terminated by us without “cause” or by Mr. Flanagan for “good reason,” in addition to any earned but unpaid salary and bonus and his accrued and vested benefits under our employee benefit programs, which are payable upon any termination of employment, Mr. Flanagan also will be entitled to receive:

•
Continued salary and health benefits for a period of 12 months following the date of such termination, subject to Mr. Flanagan’s timely execution of a general release of claims in favor of us and our affiliates;

•
In the case of such termination prior to the first anniversary of the grant date of the equity awards, accelerated vesting of the outstanding, unvested portion of the equity awards that would have become vested on or prior to the first anniversary of the date of such termination; and

•
In the case of such termination upon or within one year following the occurrence of a “change in control” of our company, full accelerated vesting of the outstanding, unvested portion of Mr. Flanagan’s incentive equity awards.

As an incentive for Mr. Flanagan to remain with Accretive Health during a critical juncture during our Chief Executive Officer transition process in 2014, we amended his employment terms in April 2014 to provide him the following additional compensation and benefits:

•	Monthly supplemental cash retention bonus of $25,000 for the duration of Mr. Flanagan’s employment;

•	One-time cash retention bonus of $1,700,000, paid on April 29, 2016, which is the second anniversary of the date on which the agreement was signed;

•
Retention equity awards of a one-time non-statutory stock option to purchase up to 500,000 shares of our common stock at a per share exercise price equal to the closing price of our common stock on the grant date, and 300,000 shares of restricted stock, which incentive equity awards were subject to ratable vesting on a monthly basis over a two-year period, and also subject to the approval by our stockholders, prior to December 31, 2014, of an amendment to our 2010 Plan increasing the number of shares authorized for issuance under our 2010 Plan to an amount sufficient to cover these grants (which approval was not received);

•
Since our stockholders did not approve the amendment to our 2010 Plan described above prior to December 31, 2014, Mr. Flanagan’s incentive equity awards described above terminated, and in lieu thereof, Mr. Flanagan became entitled to receive a Replacement Cash Award consisting of cash payments from us following each date that any portion of such incentive equity grants would have vested (had such grant not terminated) equal to the value of each option (based on the difference between the exercise price and the closing price of our common stock on the applicable vesting date) and each share of restricted stock (based on the closing price of our common stock on the applicable vesting date) that would have otherwise vested on such date.

•
In the event that Mr. Flanagan’s employment is terminated by us without “cause” or by Mr. Flanagan for “good reason” (each, as defined in Mr. Flanagan’s employment offer letter agreement), 100% of the then unpaid portion of Mr. Flanagan’s Replacement Cash Award will become payable by us within sixty (60) days of such termination (with the value of that payment being determined based on the closing price of our common stock on the date of such termination rather than the applicable vesting date);

•
In the event of a “change in control” (as defined in Mr. Flanagan’s applicable incentive equity award agreements), 50% of the then unpaid portion of Mr. Flanagan’s Replacement Cash Award will be payable by us upon such change in control (with the value of that payment being determined based on the closing price of our common stock on the date of such change in control rather than the applicable vesting date) and the remaining 50% of the Replacement Cash Award will remain payable by us on the originally contemplated payment schedule (with the accelerated portion of the payment being applied pro-rata to each remaining installment);

•
Relocation expense benefits, including reimbursement for expenses and losses incurred in connection with the sale of Mr. Flanagan’s then-current residence in Dallas, Texas (which relocation expense benefits amounted to $372,961), plus a reimbursement of up to $6,000 per month in housing expenses for a period of two years;

•	Reimbursement of up to $50,000 for legal fees in connection with the negotiation and documentation of his employment agreement; and

•
An extension, under specified circumstances, of the period of time during which Mr. Flanagan may exercise the stock option that we awarded to him at the commencement of his employment in April 2013. This extension would be triggered upon a termination of Mr. Flanagan’s employment by us without cause or by Mr. Flanagan for good reason. If the extension is triggered, the then-vested portion of the stock option would remain exercisable for a period of time equal to sixty days plus the number of days that Mr. Flanagan is employed by us, but not longer than two years or until the stock option otherwise expires, if earlier.

In addition to the compensation and benefits described above, we also provided Mr. Flanagan with $443,740 of additional relocation expense benefits between November 2013 and May 2014 in connection with our intended move of certain corporate functions from Chicago, Illinois to Plano, Texas (which move did not occur), which relocation expense benefits included reimbursement for expenses and losses incurred in connection with the sale of Mr. Flanagan’s then-current residence in Chicago, Illinois.

Confidentiality and Non-Disclosure Agreements

As a condition to employment, each NEO entered into a confidentiality and non-disclosure agreement with us. Under these agreements, each NEO has agreed:

•not to solicit our employees and customers during his or her employment and for a period of 18 months after the termination of employment;

•not to compete with us during his or her employment and for a period of 12 months after the termination of employment;

•to protect our confidential and proprietary information; and

•to assign to us intellectual property developed during the course of his or her employment.

Severance and Change-of-Control Arrangements

Change-of-control incentives can encourage our executives to objectively evaluate potential transactions that may be in stockholders’ best interests, further aligning the interests of our executives with those of our stockholders. We have designed our change-of-control compensation provisions to:

•	Protect the compensation already earned by executives and help ensure they will be treated fairly in the event of a change of control, and

•	Help ensure the retention and focus of key executives who are critical to ongoing operations of Accretive Health.

We have employment agreements with each of Emad Rizk, our former Chief Executive Officer, and Peter Csapo, our former Chief Financial Officer, that provide for “double trigger” benefits in connection with a change of control of our company together with the termination of employment, and an employment agreement with Joseph Flanagan, our President, Chief Executive Officer and Chief Operating Officer, that provides for both “single trigger” and “double trigger” benefits in connection with a change in control of our company together (with respect to the “double trigger” benefits) with the termination of Mr. Flanagan’s employment. Details of these agreements are listed under “Employment Agreements.”

Retention Bonus Program and Enhanced Change of Control Severance Program

In July 2015, our board of directors approved the Retention Bonus Program and Enhanced Change of Control Severance Program for key employees, including our NEOs and critical members of their management team. The Retention Bonus Program and Enhanced Change of Control Severance Program were adopted to retain key leaders during our strategic alternatives review process to enhance stockholder value, announced on July 16, 2015. They were also intended to mitigate any uncertainty regarding future employment resulting from Ascension Health’s unsolicited proposal to acquire us, or other strategic alternatives. In connection with its adoption of the Retention Bonus Program and the Enhanced Change of Control Severance Program, our board of directors and compensation committee consulted with our management and independent compensation consultant to review and evaluate the terms of the programs.

Under the Retention Bonus Program, NEOs were eligible to receive a retention bonus, fifty percent of which was payable upon the closing of a “change of control” type transaction involving the Company and the remaining fifty percent of which was payable ninety days following the closing of a change of control. These payments would have been subject to the executive’s continued employment through the payment date or, solely with respect to the second portion of the retention bonus, termination of the executive’s employment without “cause,” due to his or her death or disability or by the executive for “good reason” following the closing of the change of control, but prior to the payment of the second portion of the bonus. Dr. Rizk and Messrs. Csapo and Flanagan were eligible for retention bonuses equal to two times the sum of their respective base salaries and target bonuses (with aggregate retention bonuses of $3,000,000, $1,692,000 and $2,380,000, respectively) under the Retention Bonus Program upon the occurrence of a qualifying change-in-control.

The Enhanced Change of Control Severance Program provided that an executive whose employment was terminated by our successor without cause or by the executive for good reason, in each case, during the 24-month (or, with respect to certain non-NEOs, 12-month) period following a “change of control,” would be entitled to a lump sum cash severance payment in amounts based on a percentage of his base salary and target bonus (with Dr. Rizk and Messrs. Csapo and Flanagan being entitled to such payments in an amount equal to two times the sum of their respective base salaries and target bonuses). Assuming a “qualifying termination” of their respective employment on July 28, 2015 (and assuming a change of control had occurred), the aggregate severance payments to which Dr. Rizk and Messrs. Csapo and Flanagan would have been entitled are $3,000,000, $1,692,000 and $2,380,000, respectively. Dr. Rizk’s cash severance entitlement under the Enhanced Severance Program was the same as under his current offer letter with us, except that severance under the Enhanced Severance Program would have been payable in a lump sum, rather than installments. On October 19, 2015, we amended Dr. Rizk’s Retention Bonus and Change of Control Severance Agreement, dated as of August 12, 2015, to increase (i) the retention bonus multiple thereunder from two times to two and one-half times the sum of Dr. Rizk’s base salary and target bonus, increasing the potential retention bonus payment from $3,000,000 to $3,750,000, and (ii) the severance multiple thereunder from two times to two and one-half times Dr. Rizk’s base salary and target bonus, increasing the potential severance payments from $3,000,000 to $3,750,000.

In connection with the Transaction, the retention agreements entered into in connection with the Retention Bonus Program and the Enhanced Change of Control Severance Program, including with our NEOs, were ultimately cancelled and, with respect to our NEOs, replaced by a one-time retention equity grant on December 31, 2015.

Accordingly, the Retention Bonus Program and Enhanced Change of Control Severance Program are no longer in effect. Other severance and change-of-control arrangements were not impacted and remain in place.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for compensation in excess of $1.0 million paid to our Chief Executive Officer and our three other officers (other than our Chief Executive Officer and our Chief Financial Officer), whose compensation is required to be reported to our stockholders pursuant to the Exchange Act by reason of being among the three other most highly-paid executive officers. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. Our board of directors or compensation committee may, in their judgment, authorize compensation payments that are not exempt under Section 162(m) when they believe that such payments are appropriate to attract and retain executive talent.

Summary Compensation Table
The following table sets forth information regarding compensation earned by our named executive officers.

										Non-Equity Incentive Plan Compensation (2) ($)	All Other Compensation ($)
Name and Principal Position						Stock Awards (1) ($)		Option Awards (1) ($)
	Year	Salary ($)		Bonus ($)										Total ($)
Dr. Emad Rizk (2)	2015	$750,000	(8)	$207,658	(8)	$4,800,000		$—		$420,000	(12)	$—		$6,177.658
President and Chief Executive Officer	2014	$338,835		$—		$8,110,000		$12,150,000		$—		$—		$20,598.835

Peter P. Csapo (3)	2015	$470,000		$92,951	(8)	$2,165,760		$—		$187,999	(12)	$85,478	(10)	$3,002.188
Chief Financial Officer and Treasurer	2014	$183,590		$—		$1,630,000		$1,221,000		$—		$40,726	(10)	$3,075,316

Joseph Flanagan (4)	2015	$595,000		$2,625,518	(9)	3,046,400		$—		$714,001	(12)	132,196	(11)	$7,113.115
Chief Operating Officer	2014	$595,000		$200,000	(5)	$2,415,000	(7)	$2,195,000	(11)	$—		$735,777	(11)	$6,140.777
	2013	$345,175		$400,000	(6)	$4,588,000		$4,392,000		$277667		$312,935	(11)	$10,315.777

(1)
Valuation of these option and stock awards is based on the aggregate grant date fair value computed in accordance with ASC 718. These amounts do not represent the actual amounts paid to or realized by the named executive officer during 2013, 2014 and 2015. The assumptions used by us with respect to the valuation of option awards are the same as those set forth in Note 5, Share-Based Compensation, to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015 as filed with the SEC on March 10, 2016.

(2)	Dr. Rizk joined our company on July 21, 2014.
(3)	Mr. Csapo joined our company on August 12, 2014.
(4)	Mr. Flanagan joined our company on April 29, 2013.
(5)	This amount represents Mr. Flanagan’s monthly supplemental cash retention bonus, as described in the summary of his employment agreement.
(6)	This amount represents Mr. Flanagan’s sign-on bonus, as described in the summary of his employment agreement above.
(7)
Since our stockholders did not approve the amendment to our 2010 Plan prior to December 31, 2014, Mr. Flanagan’s incentive equity awards terminated, and in lieu thereof, Mr. Flanagan became entitled to receive cash payments from the company following each date that any portion of such stock award and option award that would have otherwise vested equal to the value of each share of restricted stock (based on the closing price of the company's common stock on the applicable vesting date) and option award (based on the difference between the exercise price and the closing price of the company's common stock on the applicable vesting date). These cash payments of $1,472,500 are included in "Non-Equity Incentive Plan Compensation" in 2015. For 2014, this amount also includes $170,000 in incremental fair value computed in accordance with ASC 718 related to the modification of Mr. Flanagan's vested options to extend the exercise period of such vested options in connection with his amended employment agreement.

(8)
Represents make-whole cash bonuses made to those participants in the Company's 2014 annual cash incentive bonus plan who received all or a portion of their 2014 annual cash incentive award in the form of restricted shares of the Company's common stock (the "2014 Bonus Plan RSA Grantees"). These bonuses were paid to 2014 Bonus Plan RSA Grantees on the second regularly scheduled payroll date following the Company’s scheduled second quarter earnings release on August 5, 2015 and were equal to the product of (i) $2.66 (which amount represents the difference of $5.38, the trading price per share of the Company’s common stock as of the close of trading on the date that the Company determined the number of restricted shares to be granted to 2014 Bonus Plan RSA Grantees, minus $2.72, the trading price per share of the Company’s common stock as of the close of trading on the second business day following the earnings release), multiplied by (ii) the number of restricted shares granted to the applicable 2014 Bonus Plan RSA Grantee.

(9)
This amount represents the following: (i) $353,018 in cash bonus made to Mr. Flanagan as described in footnote 8 above, (ii) $300,000 of monthly supplemental cash retention bonus payments as described in footnote 5 above, (iii) $1,472,500 in cash payments resulting from the termination of Mr. Flanagan's incentive award as described in footnote 7 above and (iv) $500,000 in cash discretionary bonus under our 2015 annual cash incentive bonus plan.

(10)
For 2015, this amount for Mr. Csapo is comprised of the following: temporary living expenses, $29,400; tax gross-up payments, $18,676; and compensatory travel and entertainment expenses and taxes, $37,401.79. For 2014, this amount for Mr. Csapo is comprised of the following: temporary living expenses, $12,198; tax gross-up payments, $3,993; and compensatory travel and entertainment expenses and taxes, $24,535.

(11)
For 2015, this amount for Mr. Flanagan represents $72,020 in housing benefits and tax gross-up of $66,801.79. For 2014, this amount for Mr. Flanagan represents the following: relocation benefits, $503,766; tax gross-up, $76,784; household goods, $56,602; legal expenses, $50,000; temporary living expenses, $48,000; payments for educational consulting services, $625. For 2013, this amount for Mr. Flanagan represents relocation benefits.

(12)
Annual cash incentive bonuses under the annual cash incentive bonus program for 2014 were paid in restricted stock that vested 1/12 per month over a one-year period, commencing on April 10, 2015, rather than in cash (Dr. Rizk: 78,067 restricted shares; Mr. Csapo: 34,944 restricted shares; and Mr. Flanagan: 132,714 restricted shares).

Grants of Plan-Based Awards in 2015

The following table sets forth information regarding grants of compensation in the form of plan-based awards made during 2015 to our named executive officers.

								All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)
					Estimated Future Payouts Under Equity Incentive Plan Awards (2)
Name
	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Dr. Emad Rizk	N/A	$—	$750,000	$—
	7/9/2015							78,067	(2)		$420,000
	12/31/2015							1,500,000	(3)		$4,800,000

Peter P. Csapo	N/A	$—	$376,000	$—
	7/9/2015							34,944	(2)		$187,999
	12/31/2015							676,800	(3)		$2,165,760

Joseph Flanagan	N/A	$—	$595,000	$—
	7/9/2015							132,714	(2)		$714,001
	12/31/2015							952	(3)		$3,046,400

(1)
In light of the fact that our NEOs received retention equity grants in connection with the Transaction, notwithstanding the achievements described in the CD&A, our NEOs did not receive an annual cash incentive bonus for 2015 for performance, other than Mr. Flanagan, who received a discretionary bonus of $500,000 to reward his leadership of the cross-functional team that retained Ascension Health as a customer and negotiated a meaningful expansion of the A&R MPSA with Ascension Health. This $500,000 discretionary bonus is reflected in the “Bonus” column of the Summary Compensation Table.

(2)
These shares of common stock were granted in lieu of the cash payment of the 2014 annual cash incentive bonus award to each of our NEOs, and such amounts are reflected in the “Non-Equity Plan Compensation” column in the Summary Compensation Table. These shares of common stock vested monthly for twelve months in equal installments, beginning May 10, 2015, and were fully vested on April 10, 2016.

(3)
These shares of common stock were granted for retention purposes in light of the Transaction that closed on February 16, 2016 (the "Closing Date") among the Company and the Investor. These shares of common stock vest in three equal annual installments on each of the first three anniversaries of the Closing Date, subject to the executive's continued employment with the Company through the applicable vesting date, provided that the shares vest in full upon a termination of the executive's employment without "cause", due to the executive's death or disability or if the executive resigns for "good reason".

Outstanding Equity Awards at December 31, 2015

The following table sets forth information regarding stock options and stock awards held by our named executive officers as of December 31, 2015.

	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable							Equity Incentive Plan Awards:
									Market Value of Shares or Units of Stock That Have Not Vested ($)	Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
					Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)

Dr. Emad Rizk	675,000	(1)	2,025,000	(1)	$8.98	7/21/2024
							375,000	(4)	1,200,000
							26,022	(5)	$83,270
							1,500,000	(6)	$4,800,000
										500,000	(7)	$1,600,000
Peter P. Csapo	75,000	(2)	225,000	(2)	$8.15	8/12/2024
							150,000	(8)	$480,000
							11,648	(5)	$37,274
							676,800	(6)	$2,165,760
Joseph Flanagan	500,000	$(3)	300,000	(3)	$11.47	6/3/2023
			62,500	(10)	$8.05	4/29/2024	37,500	(10)	$120,000
							149,980	(9)	$479,936
							44,238	(5)	$141,562
							952,000	(6)	$3,046,400

(1)	These options were granted on July 21, 2014 and vest in equal annual installments over four years, beginning one year from the date of grant, based on continued employment.
(2)	These options were granted on August 12, 2014 and vest in equal annual installments over four years, beginning one year from the date of grant, based on continued employment.
(3)	These options were granted on June 3, 2013 and vest in equal monthly installments over four years, beginning one month from date of grant, based on continued employment.
(4)	These restricted shares were granted on July 21, 2014 and vest in equal annual installments over four years, beginning one year from the date of grant, based on continued employment.
(5)	These restricted shares were granted on July 9, 2015 and vested monthly for twelve months in equal installments, beginning May 10, 2015, and were fully vested on April 10, 2016.
(6)
These restricted shares were granted on December 31, 2015 and vest in equal installments over three years, beginning one year from February 16, 2016 (the Transaction Closing Date), based on continued employment.

(7)
These performance-based restricted shares were granted on July 21, 2014 and vest based on a stock price performance goal of two times the closing price of a share of our common stock on the grant date, which must be equaled or exceeded for at least 20 consecutive trading days based on the average closing price for such 20-consecutive trading day period.

(8)	These restricted shares were granted on August 12, 2014 and vest in equal annual installments over four years, beginning one year from the date of grant, based on continued employment.
(9)	These restricted shares were granted on June 3, 2013 and vest in equal monthly installments over four years, beginning one month from date of grant, based on continued employment.
(10)
Since our stockholders did not approve the amendment to our 2010 Plan described above prior to December 31, 2014, Mr. Flanagan’s incentive equity awards described above terminated, and in lieu thereof, Mr. Flanagan became entitled to receive cash payments from the company following each date that any portion of such stock award and option award that would have otherwise vested equal to the value of each share of restricted stock (based on the closing price of the company's common stock on the applicable vesting date) and option award (based on the difference between the exercise price and the closing price of the company's common stock on the applicable vesting date).

Option Exercises and Stock Vested
The following table sets forth information regarding stock acquired upon vesting by our named executive officers during the fiscal year ended December 31, 2015. No stock options were exercised during the fiscal year ended December 31, 2015.

	Stock Awards (1)
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Dr. Emad Rizk	177,045	512,468
Peter Csapo	73,296	219,254
Joseph Flanagan (3)	188,484	754,150

(1)	Represents shares of restricted stock that vested during the year ended December 31, 2015.
(2)	Based on the fair market value of our common stock on the date of vesting.
(3)
Excludes 150,000 shares of restricted stock that were awarded to Mr. Flanagan and vested in 2014 but were subsequently terminated since our stockholders did not approve the amendment to our 2010 Plan as described in the summary of his employment agreement above.

Potential Payments Upon Termination or Change of Control
The table below provides information related to potential payments upon termination by the company without cause or by the NEOs listed in the table for good reason, assuming that the terminations were effective on December 31, 2015.

Termination by the Company without Cause or by a NEO for Good Reason
Name	Salary Severance (1)	Incentive Severance (2)	Earned Incentive (3)	Accelerated Options (4)	Accelerated Restricted Stock (5)	Accelerated Performance Stock (6)	Benefits (7)	Total
Dr. Emad Rizk (8)	$1,500,000	$1,500,000	—	—	$5,203,316	—	$34,405	$8,237,721
Peter Csapo (9)	$470,000	—	$116,560	—	$2,210,848	N/A	$16,753	$2,814,161
Joseph Flanagan	$595,000	—	$2,296,375	—	3,344,243	N/A	$16,753	$6,252,371

(1)
Salary severance represents a cash payment that the NEO is entitled to receive upon termination. Dr. Rizk’s salary severance represents two times his current base salary. Messrs. Csapo and Flanagan’s salary severance represent one times their current, respective base salaries.

(2)	Incentive severance represents a cash payment that the NEO is entitled to receive upon termination. Dr. Rizk’s incentive severance represents two times his current target bonus.

(3)
Earned incentive represents a cash payment that the NEO is entitled to receive upon termination for the payout from the 2015 annual incentive bonus award and certain contractually awarded bonuses. Dr. Rizk's earned incentive represents his actual bonus amount for 2015. Mr. Csapo’s earned incentive represents the amount of Mr. Csapo's target bonus opportunity multiplied by the payout percentage that is approved by the Company's board of directors for company-wide bonus payouts for 2015; however, in connection with Mr. Csapo’s separation as more fully described above he will not receive any earned incentive amount. Mr. Flanagan's earned incentive represents the following: (i) $500,000 for his 2015 annual incentive bonus award, (ii) $1,700,000 in one-time cash retention bonus and (iii) $96,375 in Replacement Cash Awards.

(4)
The vesting of the following number of shares of our common stock underlying unvested options held by the NEOs would be accelerated as a result of a termination of employment on December 31, 2015: Dr. Rizk, 976,438; Mr. Csapo, 28,973; and Mr. Flanagan, 200,000. The amounts reflect the difference between the $3.20 closing trading price of our common stock on December 31, 2015 and the exercise price of each option.

(5)
The vesting of the following total number of unvested shares of restricted stock held by the NEOs would be accelerated as a result of a termination of employment on December 31, 2015: Dr. Rizk, 1,626,036; Mr. Csapo, 690,890; and Mr. Flanagan, 1,045,076. The amounts reflect the $3.20 closing trading price of our common stock on December 31, 2015.

(6)
Dr. Rizk’s performance-based restricted shares would not accelerate in the event of a termination by the company without cause or by Dr. Rizk for good reason because the stock price hurdle would not be achieved upon his termination. Messrs. Csapo and Flanagan do not hold performance-based restricted stock.

(7)
The NEOs are entitled to receive a continuation of benefits for up to one year, except for Dr. Rizk who is entitled to receive a continuation of benefits for up to two years. The amounts reflect the annualized current benefit amounts multiplied by the benefit continuation policy for each executive.

(8)
On May 25, 2016, we and Dr. Rizk entered into the General Release Agreement, pursuant to which Dr. Rizk will actually receive the benefits set forth above other than the restricted stock awards he would have been entitled to under that certain Restricted Stock Award Agreement dated December 31, 2015, which Dr. Rizk has agreed to forfeit and which resulted in 231,507 unvested shares of restricted stock and 1,250,137 shares of common stock underlying unvested options being accelerated.

(9)	On April 25, 2016, we and Mr. Csapo entered into the Transition Agreement, pursuant to which Mr. Csapo will actually receive the benefits set forth above other than the earned incentive payment and which resulted in 714,300 unvested shares of restricted stock and 56,260 shares of common stock underlying unvested options being accelerated.

The following table provides information related to potential payments upon termination by the company without cause or by the NEOs listed in the table for good reason following a change of control, assuming that the terminations were effective on December 31, 2015:

Termination by the Company without Cause or by Officer for Good Reason following a Change of Control
Name	Salary Severance (1)	Incentive Severance (2)	Earned Incentive (3)	Accelerated Options (4)	Accelerated Restricted Stock (5)	Accelerated Performance Stock (6)	Benefits (7)	Excise Tax Gross Up (8)	Total
Dr. Emad Rizk (9)	$1,500,000	$1,500,000	—	—	$6,083,267	—	$34,405	—	$9,117,672
Peter Csapo (10)	$470,000	—	$116,560	—	$2,683,034	N/A	$16,753	—	$3,286,347
Joseph Flanagan	$595,000	—	$2,296,375	—	$3,667,899	N/A	$16,753	—	$6,576,027

(1)
Salary severance represents a cash payment that the NEO is entitled to receive upon termination following a change of control. Dr. Rizk’s salary severance represents two times his current base salary. Messrs. Csapo and Flanagan’s salary severance represent one times their current, respective base salaries.

(2)
Incentive severance represents a cash payment that the NEO is entitled to receive upon termination following a change of control. Dr. Rizk’s incentive severance represents two times his current target bonus.

(3)
Earned incentive represents a cash payment that the NEO is entitled to receive upon termination following a change of control for the payout from the 2015 annual incentive bonus award and certain contractually awarded bonuses. Dr. Rizk's earned incentive represents his actual bonus amount for 2015. Mr. Csapo’s earned incentive represents the amount of Mr. Csapo's target bonus opportunity multiplied by the payout percentage that is approved by the Company's board of directors for company-wide bonus payouts for 2015; however, in connection with Mr. Csapo’s separation as more fully described above he will not receive any earned incentive amount. Mr. Flanagan's earned incentive represents the following: (i) $500,000 for his 2015 annual incentive bonus award, (ii) $1,700,000 in one-time cash retention bonus and (iii) $96,375 in Replacement Cash Awards.

(4)
The vesting of the following number of shares underlying unvested options held by the NEOs would be accelerated as a result of a termination of employment following a change of control on December 31, 2015: Dr. Rizk, 2,025,000; Mr. Csapo, 225,000; and Mr. Flanagan, 362,500. The amounts reflect the difference between the $3.20 closing trading price of our common stock on December 31, 2015 and the exercise price of each option.

(5)
The vesting of the following total number of unvested shares of restricted stock held by the NEOs would be accelerated as a result of a termination of employment following a change of control on December 31, 2015: Dr. Rizk, 1,901,021; Mr. Csapo, 838,448 and Mr. Flanagan, 1,146,219. The amounts reflect the $3.20 closing trading price of our common stock on December 31, 2015.

(6)
Dr. Rizk’s performance-based restricted shares would not accelerate in the event of a termination following a change of control because the stock price hurdle would not be achieved upon his termination. Messrs. Csapo and Flanagan do not hold performance-based restricted stock.

(7)
The NEOs are entitled to a continuation of benefits for up to one year, except for Dr. Rizk who received a continuation of benefits for up to two years. The amounts reflect the annualized current benefit amounts multiplied by the benefit continuation policy for each executive.

(8)	The NEOs are not eligible to receive an excise tax gross up.

(9)	On May 25, 2016, we and Dr. Rizk entered into the General Release Agreement, pursuant to which Dr.

Rizk will actually receive the benefits set forth above other than the restricted stock awards he would have been entitled to under that certain Restricted Stock Award Agreement dated December 31, 2015, which Dr. Rizk has agreed to forfeit and which resulted in 231,507 unvested shares of restricted stock and 1,250,137 shares of common stock underlying unvested options being accelerated.

(10)
On April 25, 2016, we and Mr. Csapo entered into the Transition Agreement, pursuant to which Mr. Csapo will actually receive the benefits set forth above other than the earned incentive payment and which resulted in 714,300 unvested shares of restricted stock and 56,260 shares of common stock underlying unvested options being accelerated.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with the company’s management. While the fiscal 2015 executive compensation program was approved by the prior compensation committee and board of directors in February of 2015, the current compensation committee reviewed the performance results and made the final bonus determinations. Based on such review and discussion with management, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

By the Compensation Committee of the Board of Directors of Accretive Health, Inc.

Ian Sacks (chair)
Steven J. Shulman
Anthony J. Speranzo

Compensation Committee Interlocks and Insider Participation

During the period beginning January 1, 2015 and ending February 16, 2016, each of Steven N. Kaplan, Edgar Bronfman, Jr., Denis J. Nayden and Steven J. Shulman served as members of our compensation committee, and our board of directors determined that each of the foregoing members was independent as defined under the rules of the NYSE. In connection with the Transaction and effective February 16, 2016, our compensation committee was reconstituted to include the following members: Ian Sacks, Steven J. Shulman and Anthony J. Speranzo. None of Messrs. Bronfman, Kaplan, Nayden, Sacks, Shulman or Speranzo has ever been an officer or employee of Accretive Health. No member of the compensation committee in 2015 had any relationship with us during fiscal 2015 requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. However, Mr. Speranzo, who joined the compensation committee in 2016, is an executive officer of the parent of our largest customer, Ascension Health Alliance. See “Related Person Transactions.” As such, certain compensation decisions are either made by the board of directors or a sub-committee of our compensation committee that does not include Mr. Speranzo.

None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our board of directors or our compensation committee.
RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Person Transactions

Our board of directors has adopted a written related person transaction policy to set forth policies and procedures for the review and approval or ratification of related person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, the amount involved exceeds $120,000, and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness, and employment by us of a related person. Our related person transaction policy contains exceptions for any transaction or interest that is not considered a related person transaction under SEC rules as in effect from time to time.

Any related person transaction proposed to be entered into by us must be reported to our general counsel and will be reviewed and approved by the audit committee in accordance with the terms of the policy, prior to effectiveness or consummation of the transaction whenever practicable. If our general counsel determines that advance approval of a related person transaction is not practicable under the circumstances, the audit committee will review and, in its discretion, may ratify the related person transaction at the next meeting of the audit committee.

Alternatively, our general counsel may present a related person transaction arising in the time period between meetings of the audit committee to the chair of the audit committee, who will review and may approve the related person transaction, subject to ratification by the audit committee at the next meeting of the audit committee.

In addition, any related person transaction previously approved by the audit committee or otherwise already existing that is ongoing in nature will be reviewed by the audit committee annually to ensure that such related person transaction has been conducted in accordance with the previous approval granted by the audit committee, if any, and that all required disclosures regarding the related person transaction are made.

Transactions involving compensation of executive officers will be reviewed and approved by the compensation committee in the manner specified in the charter of the compensation committee.

A related person transaction reviewed under this policy will be considered approved or ratified if it is authorized by the audit committee in accordance with the standards set forth in the policy after full disclosure of the related person’s interests in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of business of our company;

•	whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to us than the terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•
any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The audit committee will review all relevant information available to it about the related person transaction. The audit committee may approve or ratify the related person transaction only if the audit committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. The audit committee may, in its sole discretion, impose such conditions as it deems appropriate on us or the related person in connection with approval of the related person transaction.

Since January 1, 2015, we have engaged in the following transactions with our directors, executive officers and holders of more than 5% of our voting securities, and affiliates or immediate family members of our directors, executive officers and 5% stockholders, in which such person had or will have a direct or indirect material interest. All such transactions were approved pursuant to the above policy other than the Transaction and the A&R MPSA because at the time of our entry into the Transaction and the A&R MPSA, TowerBrook and Ascension were not related persons:
Strategic Transaction

On February 16, 2016, we completed our previously announced strategic Transaction, in which Ascension and the company entered into the A&R MPSA. In addition, pursuant to the Securities Purchase Agreement (the “Purchase Agreement”), dated December 7, 2015, by and among Accretive Health, the Investor, and Ascension

Health solely for the purposes set forth therein, at the Closing the Company sold to the Investor, in private placements under the Securities Act, (i) 200,000 shares of the Company’s Series A Preferred Stock for an aggregate price of $200 million and (ii) a warrant to acquire up to 60 million shares of the Company’s common stock on the terms and subject to the conditions set forth in a warrant agreement. The Series A Preferred Stock issued to the Investor pursuant to the Purchase Agreement is immediately convertible into shares of common stock.

In connection with the Closing, we entered into: (i) the Series A CoD, setting forth the rights, preferences, privileges and restrictions applicable to the Series A Preferred Stock, as filed with the Secretary of State of the State of Delaware on February 12, 2016; (ii) the warrant agreement by and between the Company and the Investor; (iii) an Investor Rights Agreement by and between the Company and the Investor; and (iv) a Registration Rights Agreement by and between the Company and the Investor that are more fully described below.

A&R MPSA

The Company’s A&R MPSA with Ascension Health was entered into, and is effective as of, February 16, 2016 and has a term of ten years. The A&R MPSA continues the Company’s relationship with Ascension Health which commenced in October 2004 and was previously extended under the prior five-year MPSA. The prior MPSA was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on November 8, 2012. In 2015, net services revenue from hospitals affiliated with Ascension Health represented approximately 45% of the Company’s total net service revenue. In 2015, hospitals affiliated with Ascension Health represented approximately 59% of the Company’s gross cash generated from customer contracting activities. As of December 31, 2015, hospitals affiliated with Ascension Health represented approximately 75% of the Company’s total deferred customer billings.

Pursuant to the A&R MPSA, the Company will continue to provide its revenue cycle management service offering to hospitals affiliated with Ascension Health. The existing supplement agreements for such hospitals receiving services under the prior MPSA will continue in effect, as appropriate, under the A&R MPSA. Each such hospital will be also required to execute a supplement agreement to transition to Accretive Health such hospital’s PAS (as defined in the A&R MPSA) needs under the A&R MPSA. Certain other of Ascension Health’s affiliated hospitals not currently receiving services from the Company will be required to execute a supplement agreement to receive revenue cycle management services and PAS under the A&R MPSA. Further, the Company expects that additional hospitals acquired by Ascension Health or any of its affiliated hospital systems will, over time, execute supplement agreements under the A&R MPSA.

The A&R MPSA provides that each supplement agreement between the Company and a hospital affiliated with Ascension Health will incorporate the provisions of the A&R MPSA and provide that the hospital will be bound by the A&R MPSA and all amendments, modifications and waivers to which the Company and Ascension Health agree under the A&R MPSA. With certain limited exceptions, the Company will be the exclusive provider of revenue cycle management services and PAS with respect to acute care services provided by the hospitals affiliated with Ascension Health that execute supplement agreements with the Company.

Either party may terminate the A&R MPSA upon the occurrence of certain bankruptcy or similar insolvency events with respect to the other party, except that Ascension Health may not so terminate the A&R MPSA if the Company continues to provide the services under the A&R MPSA, and the Company may not so terminate the A&R MPSA if Ascension Health or the applicable hospital pays for the services under the A&R MPSA. Further, the non-breaching party may terminate an applicable supplement agreement for uncured material breaches of the A&R MPSA by the other party that are not cured within 30 days after receipt of written notice (for material breaches regarding HIPAA violations or violations of data protection obligations) or 90 days of written notice (for all other material breaches). Ascension Health may terminate an applicable supplement agreement upon the occurrence of certain amounts of service level failures in a specified period (subject to an initial grace period) or payment of certain amounts of service level credits (subject to an initial grace period and a right to cure by increasing the maximum amount of service level credits that may be incurred by the Company).

In addition, a party may terminate the applicable portion of the services under the A&R MPSA: (i) in the event of a change in an applicable law relating to healthcare regulatory matters, only to the extent that, as a result of such change, (a) it would be unlawful for such party to continue to perform or receive such applicable portion of the services, or (b) the continued performance or receipt by such party of such applicable portion of the services would have a material adverse effect on such party’s business, taken as a whole; or (ii) in the event of certain adverse judgments, injunctions, orders or decisions made by a governmental entity of competent jurisdiction. Further, a party may terminate the entire A&R MPSA if the other party is excluded from certain health care programs.

None of the A&R MPSA, any supplement agreement, or any service may be terminated by any hospital affiliated with Ascension Health.

The A&R MPSA provides, among other things, that, when providing revenue cycle management or PAS to an affiliated hospital:

•
the Company must comply with the applicable hospital’s or Ascension Health’s, as applicable, policies and procedures relating to billing, collections, charity care, personnel, risk management, good corporate citizenship and other matters; the ethical and religious directives for Catholic healthcare services; and all applicable federal, state and local laws and regulations;

•	the Company assumes responsibility for managing the hospital’s revenue cycle management operations to comply with the hospital’s established policies and standard operating procedures;

•
the Company assumes responsibility for the cost of the hospital’s revenue cycle management operations including agreements and costs associated with certain related third-party services, and the payroll and benefit costs associated with the hospital’s employees conducting revenue cycle management activities, a number of whom will become Accretive Health employees for all purposes;

•
the Company is required to supply the technology necessary to implement and manage its services; each hospital must provide the Company with certain facilities, standard office furnishings and services, certain pre-existing revenue cycle management assets, and authority, in each case to provide the Company’s services;

•	in general, each hospital pays the Company:

•	base fees equal to a specified percentage of cash collections; and

•
incentive payments equal to a specified percentage of cash collections, then adjusted based on the weighted average of the Company’s performance scores across a series of income statement related performance metrics associated with the hospital’s revenue cycle operations;

•
the Company has agreed to meet specific service level standards when managing certain portions of each hospital’s revenue cycle management operations and PAS; failure to meet the service level standards will typically result in the payment of a credit to the applicable hospital (up to a cap);

•
the Company is required to offer to Ascension Health’s affiliated hospitals fees for the Company’s services that are at least as low as the fees the Company charges any other similarly-situated customer receiving comparable services at comparable or lower volumes;

•	the Company must implement its services and technology at each hospital in a manner designed to minimize any interruption in the hospital’s operations;

•	the Company is required to follow Ascension Health’s charity care and billing and collection policies and may be required to provide discounts for patients in financial need and for those who are not;

•
designated executive representatives of each of the Company and Ascension Health oversee the obligations and performance of the parties and resolve disputes, with any unresolved disputes submitted to designated senior executives at each of the Company and Ascension Health, and with any remaining unresolved issues submitted to a joint review board for resolution; the parties may resort to formal proceedings to resolve their disputes either after the joint review board is unable to resolve such disputes that are not sooner resolved or to avoid harm to such party that cannot be avoided without resorting to formal proceedings;

•	the parties provide various representations and indemnities to each other;

•
following termination or expiration of the A&R MPSA or any supplement agreement between the Company and a hospital affiliated with Ascension Health or any services specified therein, if requested by Ascension Health, the Company must continue to provide the Company’s services for up to one year in return for compensation equal to applicable charges for the services provided, including additional charges for additional services outside the scope of the previously provided services; and

•
following termination or expiration of the A&R MPSA, the Company must grant to the applicable hospitals a license to continue using all software and applications the Company used to provide its services, in exchange for payments and fees that vary depending on whether the A&R MPSA is terminated for cause or for any other reason.

Warrant

Concurrently with the Closing, the Company and the Investor executed and delivered a warrant to acquire up to a total of 60,000,000 shares of common stock of the Company at an initial exercise price equal to $3.50 per share, at any time during the period commencing on the date of Closing and terminating at 5:00 p.m., New York time, on the tenth anniversary of the Closing Date.

Investor Rights Agreement

Concurrently with the Closing, the Company and the Investor entered into an Investor Rights Agreement.

Under the terms of the Investor Rights Agreement, for so long as the Investor’s “Ownership Threshold” (as that term is defined in the Investor Rights Agreement) is met, the Investor shall be entitled to nominate such number of individuals to our board of directors constituting a majority of the board of directors (collectively, the “Investor Designees”), and entitled to designate the chairman of our board of directors. For so long as the Ownership Threshold is not met but the Investor’s “Ownership Percentage” (as that term is defined in the Investor Rights Agreement) exceeds 10% of the common stock on an as-converted basis, then the Investor shall be entitled to nominate the greater of (x) such number of individuals to the board of directors in relative proportion to the Ownership Percentage (rounded down) and (y) two directors, and for so long as the Investor’s Ownership Percentage is in the aggregate at least 5% but less than 10% of the common stock on an as-converted basis, then the Investor shall be entitled to nominate the greater of (x) such number of individuals to the board of directors in relative proportion to the Ownership Percentage (rounded down) and (y) one director. Additionally, subject to applicable law and the listing standards of the Nasdaq Global Select Market (or other United States national securities exchange that the common stock is listed upon, if any), the Company will offer the Investor Designees an opportunity to, at Investor’s option, either sit on each regular committee of the board of directors in relative proportion to the number of Investor Designees on the board of directors or attend (but not vote) at the meetings of such committee as an observer.

Under the terms of the Investor Rights Agreement, the Investor must cause all of its common stock and Series A Preferred Stock entitled to vote at any meeting of the Company’s stockholders to be present at such meeting and to vote all such shares in favor of any nominee or director nominated by the Company’s nominating and corporate governance committee and against the removal of any director nominated by the Company’s nominating and corporate governance committee.

For so long as the Ownership Threshold is met, the following matters will require the approval of the holders of a majority of the Series A Preferred Stock (on an as-converted basis, including any shares of common stock issued upon the conversion thereof) that is held by the Investor or any “Investor Affiliate” (as defined in the Investor Rights Agreement) to proceed (excluding any such transaction between the Company and its wholly owned subsidiaries or among the Company’s wholly owned subsidiaries): (i) the amendment or modification of the Company’s Certificate of Incorporation, Bylaws or Series A CoD in any manner that materially and adversely affects the rights, preferences or privileges of the holders of Series A Preferred Stock; (ii) the making of any distribution, declaring of any dividend on equity securities of the Company or any of its “Subsidiaries” (as that term is defined in the Investor Rights Agreement) ranking equally or junior to the Series A Preferred Stock; (iii) the repurchase or redemption of any equity securities of the Company or any of its Subsidiaries ranking equally or junior to the Series A Preferred Stock if at the time of such repurchase or redemption, any accrued dividends on the Series A Preferred Stock are unpaid; (iv) the creation, authorization or issuance of any equity securities of the Company or any of its Subsidiaries that would rank senior to the Series A Preferred Stock; (v) any amendment of the MPSA; (vi) the incurrence of any “Indebtedness” (as that term is defined in the Investor Rights Agreement) in excess of $25.0 million in the aggregate during any fiscal year (other than refinancings of existing Indebtedness); (vii) the sale, transfer or other disposition of assets or businesses of the Company or its Subsidiaries with a value in excess of $10.0 million in the aggregate during any fiscal year (other than sales of inventory or supplies in the ordinary course of business, sales of obsolete assets (excluding real estate), sale-leaseback transactions and accounts receivable factoring transactions); (viii) the acquisition of any assets or properties (in one or more related transactions) for cash or otherwise for an amount in excess of $10.0 million in the aggregate during any fiscal year (other than acquisitions of inventory and equipment in the ordinary course of business); (ix) capital expenditures in excess of $10.0 million individually (or in the aggregate if related to an integrated program of activities) or in excess of $10.0 million in the aggregate during any fiscal year; (x) the approval of the Company’s annual budget; (xi) the hiring or termination of the Company’s chief executive officer; (xii) the appointment or removal of the chairman of our board of directors; and (xiii) making, or permitting any Subsidiary to make, loans to, investments in, or purchasing, or permitting any Subsidiary to purchase, any stock or other securities in another corporation, joint venture, partnership or other entity in excess of $5.0 million in the aggregate during any fiscal year. The Investor will be subject to certain transfer restrictions pursuant to the terms of the Investor Rights Agreement. Prior to the first anniversary of the Closing Date, neither the Investor nor any Investor Affiliate may directly or indirectly transfer its warrant, any shares of Series A Preferred Stock, any shares of Series A Preferred Stock issued as PIK Dividends (as such term is defined in the Series A CoD), or any shares of common stock issued upon a conversion of the Series A Preferred Stock or exercise of its warrant to any person without the prior written consent of the Company other than any “Permitted Transfer” (as such term is defined in the Investor Rights Agreement). Following the first anniversary of the Closing Date, neither Investor nor any of its affiliates may transfer any Series A Preferred Stock to any Person without the prior written consent of the Company other than (i) any Permitted Transfer or (ii) at any such time when the “Current Market Price” (as such term is defined in the Series A CoD) is less than the quotient of $1,000 divided by the “Conversion Rate” (as such term is defined in the Series A CoD) in effect from time to time. The Investor and Investor Affiliates are also prohibited from transferring to any competitor of the Company, as well as from making certain block transfers, subject to certain exceptions.

The Investor is subject to customary standstill provisions, which are applicable to purchases of debt as well as equity securities and include prohibitions on hedging activities, until the later of (i) three years after the Closing and (ii) such time as the Investor owns less than 25% of the outstanding common stock on an as-converted basis.

The Investor Rights Agreement requires that if the Company proposes to offer any equity or equity linked security to any person, then the Company must first offer the Investor the right to purchase a portion of such securities equal to the Investor’s Ownership Percentage. If the Investor does not exercise this purchase right within 30 days of receiving notice of the proposed offering, then the Company has 120 days to complete the offering on terms no more favorable than those offered to the Investor.

Registration Rights Agreement

Concurrently with the Closing, the Company and the Investor entered into a Registration Rights Agreement, pursuant to which the Investor is entitled to certain registration rights. Under the terms of the Registration Rights Agreement, the Investor is entitled to (i) six demand registrations, with no more than two demand registrations in any single calendar year and provided that such demand must include at least 10% of the then-outstanding common stock and (ii) unlimited piggyback registration rights for a period of five years with respect to primary issuances and for an unlimited period of time with respect to all other issuances.

Registration Rights

We are a party to a stockholders’ agreement with certain of our stockholders and former directors and executive officers, including Mary A. Tolan. Pursuant to the stockholders’ agreement, we are required to pay all registration fees and expenses, including the reasonable fees and disbursements of one counsel for the participating stockholders, and indemnify each participating stockholder with respect to each registration of registrable shares that is affected.

Indemnification

Our restated certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with each of our directors and executive officers that are broader in scope than the specific indemnification provisions contained in the Delaware General Corporation Law.

Agreement with Mr. Steven Shulman

We have entered into a Chairman Services agreement with Mr. Shulman in connection with his appointment as chairman of our board of directors. See “Director Compensation-Agreements with Directors-Agreement with Mr. Steven Shulman.”

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and the holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of such filings, we are not aware of any director, officer or 10% stockholder who failed to file on a timely basis any report required by Section 16(a) for fiscal year 2015 other than Emad Rizk, Peter Csapo and Joseph Flanagan who inadvertently did not timely file Form 4s reporting monthly tax withholding obligations associated with the monthly vesting of restricted common stock previously granted to such reporting persons (Rizk: 8 transactions from 2015 to 2016; Csapo: 8 transactions from 2015 to 2016; Flanagan: 39 transactions from 2013 to 2016). Each reporting person reported the aggregate of such withholding transactions in a Form 4 filed with the SEC on February 12, 2016. Since such date, each reporting person has timely filed Form 4s with the SEC for each subsequent tax withholding obligation.

HOUSEHOLDING OF PROXIES

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household annual reports and proxy materials, delivering a single annual report and/or proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. You may request to receive at any time a separate copy of our annual report or proxy statement, by sending a written request to Accretive Health, Inc., 401 North Michigan Avenue, Suite 2700, Chicago, Illinois 60611, Attention: Investor Relations.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and/or proxy statement in the future, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Accretive Health, Inc., 401 North Michigan Avenue, Suite 2700, Chicago, Illinois 60611, Attention: Investor Relations. If, at any time, you and another stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of our annual report and/or proxy statement, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Accretive Health, Inc., 401 North Michigan Avenue, Suite 2700, Chicago, Illinois 60611, Attention: Investor Relations.

OTHER MATTERS

The board of directors knows of no other matters to be brought before the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments thereof, the persons named in the proxies will vote upon such matters in accordance with their best judgment.

APPENDIX A

ACCRETIVE HEALTH, INC.
SECOND AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN
1.    Purpose
The purpose of this Second Amended and Restated 2010 Stock Incentive Plan (the “Plan”) of Accretive Health, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).
2.    Eligibility
All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as such terms are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”) or any successor form) are eligible to be granted Awards under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant”. “Award” means Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), Restricted Stock Units (as defined in Section 7) and Other Stock-Based Awards (as defined in Section 8).
3.    Administration and Delegation
(a)    Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.
(b)    Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers. Notwithstanding anything herein to the contrary, to the extent that the Committee is comprised solely of an officer of the Company who is also a Board member, such officer shall not be authorized to grant any Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

(c)    Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Options and other Awards that constitute rights under Delaware law (subject to any limitations under the Plan) to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of such Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to such Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant such Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Exchange Act) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act). The Board may not delegate authority under this Section 3(c) to grant Restricted Stock, unless Delaware law then permits such delegation.
(d)    Awards to Non-Employee Directors. Discretionary Awards to non-employee directors may be granted and administered only by a Committee, all of the members of which are independent directors as defined by Section 303A.02 of the New York Stock Exchange Listed Company Manual.

4.	Stock Available for Awards
(a)Number of Shares; Share Counting.
(1)Authorized Number of Shares. Subject to adjustment under Section 10, Awards may be made under the Plan for up to 46,374,756 shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”), which number shall include the number of shares of Common Stock subject to awards granted under the Company’s Amended and Restated Stock Option Plan (the “Existing Plan”) which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issue price pursuant to a contractual repurchase right (subject, in the case of Incentive Stock Options (as defined in Section 5(b)) to any limitations under the Code). Any or all Awards may be in the form of Incentive Stock Options. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.
(2)Share Counting. For purposes of counting the number of shares available for the grant of Awards under the Plan, the number of shares exempt from the minimum vesting requirements under Section 11(h) and the number of shares exempt from the prohibition on acceleration under Section 11(i):
(A)all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan, the number of shares exempt from the minimum vesting requirements under Section 11(h) and the number of shares exempt from the prohibition on acceleration under Section 11(i); provided, however, that (i) SARs that may be settled only in cash shall not be so counted and (ii) if the Company grants an SAR in tandem with an Option for the same number of shares of Common Stock and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan;
(B)if any Award (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Common Stock not being issued (including as a result of an SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, that (1) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of an SAR, the number of shares counted against the shares available under the Plan, the number of shares exempt from the minimum vesting requirements under Section 11(h) and the number of shares exempt from the prohibition on acceleration under Section 11(i) shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise, and (3) the shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR;
(C)shares of Common Stock delivered (either by actual delivery, attestation, or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and
(D)shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.
(b)Sublimit. Subject to adjustment under Section 10, the following sublimit on the number of shares subject to Awards shall apply:
(1)    Section 162(m) Per-Participant Limit. The maximum number of shares of Common Stock with respect to which Awards may be granted to any one Participant under the Plan shall be 3,000,000 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR shall be treated as a single Award. The per Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).
(c)Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or any sublimit contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.

5.	Stock Options
(a)General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option”.
(b)Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Accretive Health, Inc., any of Accretive Health, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or to any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.
(c)Exercise Price. The Board shall establish the exercise price of each Option and specify the exercise price in the applicable Option agreement. The exercise price shall be not less than 100% of the fair market value per share of Common Stock as determined by (or in a manner approved by) the Board (“Fair Market Value”) on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.
(d)Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.
(e)Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.
(f)Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:
(1)in cash or by check, payable to the order of the Company;
(2)except as may otherwise be provided in the applicable Option agreement, or approved by the Board, in its sole discretion, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;
(3)to the extent provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their Fair Market Value provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;
(4)to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board in its sole discretion, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive the number of shares of Common Stock underlying the portion of the Option so exercised reduced by the number of shares of Common Stock equal to the aggregate exercise price of the portion of the Option being exercised divided by the Fair Market Value of the Common Stock on the date of exercise;
(5)to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by payment of such other lawful consideration as the Board may determine; or
(6)by any combination of the above permitted forms of payment.
(g)Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current Fair Market Value, or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the New York Stock Exchange (“NYSE”).
(h)No Reload Options. No Option granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional Options in connection with any exercise of the original Option.

6.	Stock Appreciation Rights.
(a)    General. The Board may grant Awards consisting of Stock Appreciation Rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the Fair Market Value of a share of Common Stock over the measurement price established pursuant to Section 6(b)(3). The date as of which such appreciation is determined shall be the exercise date.
(b)    Grants. SARs may be granted in tandem with, or independently of, Options granted under the Plan.
(1)    Tandem Awards. When SARs are expressly granted in tandem with Options, (i) the SAR will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with a Reorganization Event) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the SAR will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Board in connection with a Reorganization Event and except that an SAR granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the SAR; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related SAR; and (iv) the SAR will be transferable only with the related Option.
(2)    Independent SARs. An SAR not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award.
(3)    Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Fair Market Value on the date the SAR is granted; provided that if the Board approves the grant of an SAR effective as of a future date, the measurement price shall be not less than 100% of the Fair Market Value on such future date.
(4)    Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.
(5)    Exercise of SARs. SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.
(c)    Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding SAR granted under the

Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR, (2) cancel any outstanding stock appreciation right (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having a measurement price per share lower than the then-current measurement price per share of the cancelled stock appreciation right, (3) cancel in exchange for a cash payment any outstanding SAR with a measurement price per share above the then-current Fair Market Value, or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NYSE.
(d)    No Reload Rights. No SAR granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional SARs in connection with any exercise of the original SAR.

7.	Restricted Stock; Restricted Stock Units.
(a)    General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).
(b)    Terms and Conditions for All Restricted Stock Awards. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.
(c)    Additional Provisions Relating to Restricted Stock.
(1)    Dividends. Unless otherwise provided in the applicable Award agreement, any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock (“Accrued Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Accrued Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock. No interest will be paid on Accrued Dividends.
(2)    Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock as well as dividends or distributions paid on such Restricted Stock shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or to his or her Designated Beneficiary. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death, or (ii) in the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.
(d)    Additional Provisions Relating to Restricted Stock Units.
(1)    Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the applicable Award agreement. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant in each case in a manner that complies with Section 409A of the Code.
(2)    Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units.
(3)    Dividend Equivalents. The Award agreement for Restricted Stock Units may provide a Participant with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be paid currently or credited to an account for the Participant, may be settled in cash and/or shares of Common Stock and shall be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, in each case to the extent provided in the Award agreement. No interest will be paid on Dividend Equivalents.

8.	Other Stock-Based Awards
(a)    General. Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock-Based Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine.
(b)    Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto.
(c)    Dividend Equivalents. The Award agreement for any Other Stock-Based Award may provide a Participant with the right to receive Dividend Equivalents. Dividend Equivalents may be paid currently or credited to an account for the Participant, may be settled in cash and/or shares of Common Stock and shall be subject to the same restrictions on transfer and forfeitability as the Other Stock-Based Award with respect to which paid, in each case to the extent provided in the Award agreement. No interest will be paid on Dividend Equivalents.

9.	Performance Awards.
(a)Grants. Restricted Stock, Restricted Stock Units and Other Stock-Based Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 9 (“Performance Awards”).
(b)Committee. Grants of Performance Awards to any Covered Employee (as defined below) intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) shall be made only by a Committee (or a subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be treated as referring to such Committee (or subcommittee). “Covered Employee” shall mean any person who is, or whom the Committee, in its discretion, determines may be, a “covered employee” under Section 162(m)(3) of the Code.
(c)Performance Measures. For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following, which may be determined pursuant to generally accepted accounting principles (“GAAP”) or on a non-GAAP basis, as determined by the Committee: gross cash generated from customer contracting activities; net cash generated from customer contracting activities; net cash generated from customer contracting activities per share; site operating margin; net income per share; net income; earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, and stock-based compensation expense; operating profit before or after discontinued operations and/or taxes; sales; sales growth; earnings growth; cash flow or cash position; gross margins; stock price; market share; return on sales, assets, equity or investment; improvement of financial ratings; achievement of balance sheet or income statement objectives or total stockholder return; gross profit; revenue growth; cost savings; working capital; customer satisfaction; service quality; completion of strategic acquisitions/dispositions and/or execution of customer contracts; and receipt of regulatory approvals. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, (v) fluctuation in foreign currency exchange rates, and (vi) charges for restructuring and rationalization programs. Such performance measures: (x) may vary by Participant and may be different for different Awards; (y) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (z) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.
(d)Adjustments. Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a change in control of the Company.
(e)Other. The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation.

10.	Adjustments for Changes in Common Stock and Certain Other Events.
(a)    Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the share counting rules and sublimit set forth in Sections 4(a) and 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share- and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award, and (vi) the share- and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.
(b)    Reorganization Events.
(1)    Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.
(2)    Consequences of a Reorganization Event on Awards Other than Restricted Stock Awards. In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in the applicable Award agreement or another agreement between the Participant and the Company): (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 10(b), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.
For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3)    Consequences of a Reorganization Event on Restricted Stock. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may provide for the termination or deemed satisfaction of such repurchase or other rights under the Restricted Stock Agreement or any other agreement between the Participant and the Company, either initially or by amendment. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.
11.General Provisions Applicable to Awards
(a)    Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 11(a) shall be deemed to restrict a transfer to the Company.
(b)    Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.
(c)    Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.
(d)    Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.
(e)    Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise vesting, or release from forfeiture of an Award or, if the Company so requires, at the same time as payment of the exercise or purchase price unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.
(f)    Amendment of Award. Except as otherwise provided in Sections 5(g), 6(c), 9, 11(h), 11(i) and 12(d), the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 10.
(g)    Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.
(h)    Limitations on Vesting. Subject to Section 11(i), no Award granted on or after August 14, 2015 shall vest earlier than the first anniversary of its date of grant, unless such Award is granted in lieu of salary, bonus or other compensation otherwise earned by or payable to the Participant. The foregoing sentence shall not apply to (i) Awards granted to non-employee Directors and (ii) in addition to any Awards granted to non-employee Directors, an aggregate of up to 5% of the maximum number of authorized shares set forth in Section 4(a)(1).
(i)    Acceleration. The Board may, at any time, provide that (i) any Award granted on or prior to August 14, 2015 shall become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be, and (ii) any Award granted after August 14, 2015 (a “New Award”) shall become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be, solely (A) upon the death or disability of the Participant, (B) upon a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company or pursuant to Section 10, or (C) in any other circumstance with respect to Awards covering an aggregate of up to 5% of the maximum number of authorized shares set forth in Section 4(a)(1). In addition, the Board may provide, at any time and for any reason, that any New Award shall become immediately exercisable in whole or in part, free from some or all of the restrictions and conditions applicable to such New Award or otherwise realizable in whole or in part, as the case may be, solely to the extent required by an agreement, obligation or policy in effect on August 14, 2015.
12.Miscellaneous

(a)    No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.
(b)    No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.
(c)    Effective Date and Term of Plan. The Plan shall become effective immediately prior to the closing of the Company’s initial public offering of its Common Stock. No Awards shall be granted under the Plan after the expiration of 10 years from the date on which the stockholders approve the Amended and Restated 2010 Stock Incentive Plan, but Awards previously granted may extend beyond that date.
(d)    Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m) of the Code, no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders if required by Section 162(m) (including the vote required under Section 162(m)); and (ii) no amendment that would require stockholder approval under the rules of the NYSE may be made effective unless and until the Company’s stockholders approve such amendment; and (iii) if the NYSE amends its corporate governance rules so that such rules no longer require stockholder approval of “material revisions” to equity compensation plans, then, from and after the effective date of such amendment to the NYSE rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(c) or 10), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 12(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan.
(e)    Authorization of Sub-Plans. The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.
(f)    Section 409A of the Code. Except as provided in individual Award agreements initially or by amendment, if and to the extent any portion of any payment, compensation or other benefit provided to a Participant in connection with his or her employment termination is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, as determined by the Company in accordance with its procedures, by which determination the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Code Section 409A) (the “New Payment Date”), except as Code Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.
The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Code Section 409A but do not to satisfy the conditions of that section.
(g)    Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee, or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, other employee, or agent of the Company. The Company will indemnify and hold harmless each director, officer, other employee, or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning this Plan unless arising out of such person’s own fraud or bad faith.
(h)    Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

APPENDIX B
CERTIFICATE OF AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION OF ACCRETIVE HEALTH, INC.
Accretive Health, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:
The Board of Directors of the Corporation duly adopted resolutions pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said amendment at a meeting of stockholders in accordance with Section 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:
RESOLVED: That the first paragraph of Article FOURTH of the Restated Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and that the following be inserted in lieu thereof:
“FOURTH: The total number of shares of all classes of stock that the Corporation shall have authority to issue is [255,000,000] [171,666,667] [130,000,000] [105,000,000] [88,333,334] [76,428,572] [67,500,000] [60,555,556] [55,000,000], consisting of (i) [250,000,000] [166,666,667] [125,000,000] [100,000,000] [83,333,334] [71,428,572] [62,500,000] [55,555,556] [50,000,000] shares of Common Stock, $0.01 par value per share (“Common Stock”), and (ii) 5,000,000 shares of Preferred Stock, $ 0.01 par value per share (“Preferred Stock”).”
FURTHER RESOLVED: That Section A (COMMON STOCK) of Article FOURTH of the Restated Certificate of Incorporation of the Corporation be and hereby is amended by adding the following:
“5.    Reverse Stock Split.    Effective upon the effective time of this Certificate of Amendment of Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Split Effective Time”), each [two] [three] [four] [five] [six] [seven] [eight] [nine] [ten] shares of Common Stock issued (including such shares held in the treasury of the Corporation) immediately prior to the Split Effective Time shall be automatically reclassified, combined and changed into one share of Common Stock. Notwithstanding the immediately preceding sentence, no fractional shares shall be issued in the reclassification and, in lieu thereof any person who would otherwise be entitled to a fractional share of Common Stock as a result of the reclassification, following the Split Effective Time, shall be entitled to receive a cash payment equal to the fair value thereof, as determined in good faith by the Board of Directors. Each stock certificate that, immediately prior to the Split Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Split Effective Time shall, from and after the Split Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock into which the shares of Common Stock formerly represented by such certificate shall have been reclassified (as well as the right to receive cash in lieu of fractional shares of Common Stock after the Split Effective Time).”

[Remainder of Page Intentionally Left Blank]

B-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed by a duly authorized officer of the Corporation on this __ day of ___________, 20__.

        ACCRETIVE HEALTH, INC.
        By: _____________________________
Name:
             Title:

B-2

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Class III Directors

Nominees

01 Charles J. Ditkoff   02 Joseph R. Impicciche   03 Alex J. Mandl

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000301013_1 R1.0.1.29

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com

ACCRETIVE HEALTH, INC.
Annual Meeting of Stockholders
December 8, 2016 9:00 AM (CDT)
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Daniel A. Zaccardo, Howard Norber and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Accretive Health, Inc. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of Accretive Health, Inc. to be held December 8, 2016 or any adjournment thereof, with all powers which the undersigned would posses if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO INDICATION IS MADE, THE PROXIES SHALL VOTE FOR THE ELECTION OF ALL DIRECTOR NOMINEES AND FOR PROPOSALS 2, 3, 4 AND 5.

Continued and to be signed on reverse side

0000301013_2 R1.0.1.29